Exhibit 10.54
EXECUTION COPY

CREDIT AGREEMENT
among
CAPITALSOURCE INC.
as the Borrower
THE GUARANTORS LISTED HEREIN,
THE LENDERS LISTED HEREIN,
WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Administrative Agent, Swingline Lender, and Issuing Lender
and
BANK OF AMERICA, N.A.,
as Issuing Lender
WACHOVIA CAPITAL MARKETS, LLC,
as Sole Bookrunner and as Lead Arranger
BANK OF MONTREAL,
BARCLAYS BANK PLC,
and
SUNTRUST BANK,
as Co-Documentation Agents

March 14, 2006

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(continued)

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(continued)

-iii-

(continued)

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(continued)

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SCHEDULES

Schedule 1.1(a)	Residential Mortgage Policies and Procedures
Schedule 1.1(b)	Risk Rating Levels
Schedule 2.1(a)	Commitment Percentage
Schedule 2.3(i)	Existing Letters of Credit
Schedule 4.8	List of Subsidiaries
Schedule 4.16	List of Liens
Schedule 4.26	Credit and Collection Policy
Schedule 5.26	Permitted Transaction
Schedule 5.28	Existing Debt on Closing Date
Schedule 9.2	Lenders’ Lending Offices
EXHIBITS

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Revolving Note
Exhibit C	Form of Notice of Conversion
Exhibit D	Form of Secretary’s Certificate
Exhibit E	Form of Notice of Swingline Borrowing
Exhibit F	Form of Swingline Note
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Officer’s Compliance Certificate
Exhibit I	Form of Monthly Report
Exhibit J	Form of Commitment Transfer Supplement
Exhibit K	Form of Borrower Information Certificate
Exhibit L	Form of 2.18 Certificate
Exhibit M	Form of Facility Extension Request
Exhibit N	Form of Joinder Agreement

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     CREDIT AGREEMENT, dated as of March 14, 2006 (this “Credit Agreement”), among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary of the Borrower that becomes a party to this Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to this Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender.
W I T N E S S E T H:
     WHEREAS, the Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions set forth herein;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1. Defined Terms.
     As used in this Credit Agreement, terms defined in the preamble to this Credit Agreement have the meanings therein indicated, and the following terms have the following meanings:
     “ABR Default Rate” shall have the meaning set forth in Section 2.9.
     “Acquisition” means the acquisition of (i) a controlling equity interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversion of securities into, such equity interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person; provided, however, the term “Acquisition” shall exclude a Portfolio Investment.
     “Additional Credit Party” shall mean each Person that becomes a Guarantor by execution of a Joinder Agreement in accordance with Section 5.9.
     “Advances Outstanding” means on any day, the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and LOC Obligations.
     “Affiliate” of any Person means (i) any other Person which directly, or indirectly through one or more intermediaries, controls such Person, (ii) any other Person which directly, or indirectly through one or more intermediaries, is controlled by or is under common control with such Person, or (iii) any other Person of which such Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term “control” means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, the term “Affiliate” shall not include any Person that constitutes Investments in Equity Instruments.
     “Agreement” or “Credit Agreement” shall mean this Credit Agreement, as amended, modified or supplemented from time to time in accordance with its terms.
     “Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: “Prime Rate” shall mean, at any time, the rate of interest per annum publicly announced or otherwise identified from time to time by Wachovia at its principal office in Charlotte, North Carolina as its prime rate. The parties hereto acknowledge that the rate announced publicly by Wachovia as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks; and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published on the next succeeding Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Effective Rate, for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the opening of business on the date of such change.
     “Alternate Base Rate Loans” shall mean Loans that bear interest at an interest rate based on the Alternate Base Rate.
     “Applicable Law” shall mean for any Person or property of such Person, the organization and governing documents of such Person, all existing and future applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, executive orders, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, predatory lending laws, the Federal Truth in Lending Act, and Regulation Z and Regulation B of the Federal Reserve Board), and applicable judgments, decrees, injunctions, writs, orders, or line action of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

     “Applicable Percentage” shall mean, for LIBOR Rate Loans, LMIR Loans and for the Commitment Fee, the percentage set forth below opposite the Borrower’s applicable senior unsecured debt rating in the column labeled “LIBOR Rate Loans,” “LMIR Loans” and “Commitment Fee,” as applicable; provided that if the senior unsecured debt ratings from S&P, Moody’s and Fitch are different, and (a) two ratings are equal and higher than the third, the higher rating will apply, (b) two ratings are equal and lower than the third, the lower rating will apply, or (c) no ratings are equal, the intermediate rating will apply. In the event that the Borrower shall maintain ratings from only two of Moody’s, Fitch and S&P and the Borrower is split-rated and (i) the ratings differential is one level, the higher rating will apply, or (ii) the ratings differential is two levels or more, the rating immediately below the highest rating will apply. In the event that the Borrower shall maintain ratings from only one of Moody’s, Fitch and S&P, the one rating shall apply.

	Applicable
	Percentage for	Applicable
	LIBOR Rate Loans	Percentage for
Rating (S&P/Moody’s/Fitch)	and LMIR Loans	Commitment Fee
A-/A3/A-	0.75%	0.10%
BBB+/Baa1/BBB+	0.875%	0.125%
BBB/Baa2/BBB	1.00%	0.15%
BBB-/Baa3/BBB–	1.125%	0.20%
BB+/Ba1/BB+	1.25%	0.25%
BB/Ba2/BB	1.50%	0.30%
< BB/Ba2/BB	1.75%	0.35%
The Applicable Percentage for LIBOR Rate Loans, LMIR Loans and the Commitment Fee shall be adjusted within three (3) Business Days of (A) Borrower’s receipt of senior unsecured debt ratings from S&P and Moody’s (in addition to Borrower’s current senior unsecured debt rating from Fitch), and (B) a change in such senior unsecured debt ratings.
     “Asset Based Loans” shall mean any revolving loan that is secured by a first priority security interest in the related Obligor’s accounts receivable, inventory or equipment, and provides the related Obligor with the option to receive additional borrowings thereunder based on the value of its eligible accounts receivable, inventory or equipment.
     “Assuming Lender” shall have the meaning set forth in Section 2.2(a).
     “Available Asset Coverage Ratio” shall mean the ratio of (a) the sum of the Borrower’s and its Consolidated Subsidiaries (i) unencumbered and unrestricted cash and Cash Equivalents, and (ii) Qualified Available Unpledged Assets to (b) Senior Unsecured Debt of the Borrower and its Consolidated Subsidiaries.
     “Available Unpledged Assets” means an amount equal to (without duplication) the sum of the Book Value (or in the case of Real Property Owned the Fair Market Value) of each of the following unencumbered assets:
     (a) 100% of Investment Loans that are a Risk Rated 1 Investment Loan to a Risk Rated 5 Investment Loan; plus

     (b) 50% of Investment Loans which are Real Estate Loans or Asset Based Loans that are a Risk Rated 6 Investment Loan; plus
     (c) 100% of CapitalSource Securitization Notes; plus
     (d) 70% of Investment Grade rated debt securities excluding securities issued by the Borrower, any Subsidiary or any Unrestricted Subsidiary; plus
     (e) 80% of Real Property Owned; plus
     (f) 50% of OREO Property; plus
     (g) 50% of Investments in Equity Instruments; plus
     (h) 50% of the Fannie Mae Servicing Strips.
     “Average Portfolio Charged-Off Ratio” means the percentage equivalent of a fraction (a) the numerator of which is equal to the sum of the portion of the outstanding balance of all Investment Loans of the Borrower and its Consolidated Subsidiaries that became Charged-Off Investment Loans (net of recoveries) during the preceding 12 months, and (b) the denominator of which is equal to a fraction the numerator of which is the sum of the outstanding balance of all Investment Loans at the beginning of each of the preceding 12 months, and the denominator of which is twelve; provided, that, Liquid Real Estate Assets shall not be included in the calculation of the Average Portfolio Charged-Off Ratio.
     “Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. §§ 101, et. seq.), as amended from time to time.
     “Bank Subsidiary” means a Subsidiary that is a regulated depository institution and is so designated by the Borrower in writing to the Administrative Agent.
     “Big 4 Accounting Firm” shall mean any of the following: PriceWaterhouseCoopers LLP; Deloitte & Touche LLP; Ernst & Young LLP; or KPMG LLP.
     “Book Value” means with respect to any asset, the value thereof as the same would be reflected on a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as at such time in accordance with GAAP; provided, that, the Book Value of the Fannie Mae Servicing Strips shall in no event exceed 5.0 times the gross expected servicing strip over the next twelve-month period.
     “Borrowing Date” shall mean, in respect of any Loan, the date such Loan is made.
     “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close; provided, however, that when used in connection with a rate determination, borrowing or payment in respect of a LIBOR Rate Loan or LMIR Loan, the term “Business Day” shall also exclude any day on which banks in London, England are not open for dealings in Dollar deposits in the London interbank market.

     “Capital Expenditures” means for any period the sum of all capital expenditures incurred during such period by the Borrower and its Consolidated Subsidiaries, as determined in accordance with GAAP.
     “Capital Lease” shall mean any lease of property, real or personal, the obligations with respect to which are required to be capitalized on a balance sheet of the lessee in accordance with GAAP.
     “CapitalSource Securitization Notes” shall mean any security or note rated at least “BB-” by S&P and “Ba3” by Moody’s and/or “BB-” by Fitch issued by CapitalSource Finance LLC, CSE Mortgage LLC or any subsidiary thereof, pursuant to a Securitization Transaction and which has been retained by such issuer or affiliate thereof.
     “Capital Stock” means any capital stock or membership interests (in the case of a limited liability company) or equivalent equity interests of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.
     “Cash Equivalents” means: (i) marketable securities (A) issued or directly and unconditionally guaranteed as to interest and principal by the United States government or (B) issued by any agency of the United States government the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one (1) year after acquisition thereof; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after acquisition thereof and having, at the time of acquisition, a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iii) commercial paper maturing no more than one year from the date of acquisition and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody’s; (iv) certificates of deposit or bankers’ acceptances issued or accepted by any Lender or by any commercial bank organized under the laws of the United States or any state thereof or the District of Columbia that is (A) “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (B) has Tier 1 capital (as defined in such regulations) of not less than $250,000,000, in each case maturing within one year after issuance or acceptance thereof; and (v) shares of any money market mutual or similar funds that (A) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) through (iv) above, (B) has net assets of not less than $500,000,000 and (C) has the highest rating obtainable from either S&P or Moody’s.
     “CERCLA” means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq. and its implementing regulations and amendments.
     “CERCLIS” means the Comprehensive Environmental Response Compensation and Liability Information System established pursuant to CERCLA.
     “Change of Control” shall mean (a) any Person or two or more Persons acting in concert shall have acquired “beneficial ownership,” directly or indirectly, of, or shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, or control over, Voting Stock of any Credit Party (or other securities convertible into such Voting Stock) representing 33-1/3% or more of the combined voting power of all Voting Stock of such Credit Party, (b) the replacement of greater than 50% of the Board of Directors of any Credit Party over a two year period from the directors who constituted the Board of Directors at the beginning of such period, and such replacements shall not have been approved or nominated by a vote of at least a majority of the Board of Directors of such Credit Party then still in office who were either members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved, (c) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of any Credit Party and its Subsidiaries taken as a whole to any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Act of 1934), or (d) the adoption by the stockholders of a Credit Party of a plan or proposal for the liquidation or dissolution of such Credit Party. Notwithstanding the foregoing, solely for the purpose of determining whether there has been a Change of Control pursuant to clause (a) above, any purchase by one or more Excluded Persons which increases any of such Excluded Persons’ direct or indirect ownership interest (whether individually or in the aggregate) in the Voting Stock of the Borrower shall not constitute a Change of Control even if the amount of Voting Stock acquired or controlled by such Excluded Person(s) exceeds (whether individually or in the aggregate) 33-1/3% of the combined voting power of all Voting Stock of the Borrower; provided, however, that for so long as any of such Excluded Persons’ direct or indirect ownership interest in the Voting Stock of the Borrower exceeds (individually or in the aggregate) 33-1/3% of the combined voting power of all Voting Stock of the Borrower, the initiation by the Borrower of any action intended to terminate or having the effect of terminating the registration of its securities under Section 12(g) of the U.S. Securities Exchange Act of 1934 (the “Exchange Act”) or intended to suspend or having the effect of suspending its obligation to file reports with the U.S. Securities and Exchange Commission under Sections 13 and 15(d) of the Exchange Act, shall constitute a Change of Control. “Excluded Person” shall mean each of John Delaney, Jason Fish, Farallon Capital Management, LLC, and Madison Dearborn Partners, LLC. As used herein, “beneficial ownership” shall have the meaning provided in Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934.
     “Charged-Off Investment Loan” means any Investment Loan of the Borrower and its Consolidated Subsidiaries (or portion thereof deemed to be “charged-off”) as to which any of the following first occurs: (a) the Borrower has determined in accordance with its Credit and Collection Policy that such asset is not collectible, or adequate collateral or other source of payment does not exist to repay the principal due, (b) (i) any principal or interest payments remain unpaid for at least ninety (90) days from the original due date for such payment, in which case 50% of the asset balance shall be deemed to be “charged-off”, and (ii) any principal or interest payments (other than in respect of default rate interest) remain unpaid for at least 180 days from the original due date for such payment, in which case 100% of the asset balance shall be deemed to be “charged-off”, or (c) the Obligor is subject to an Insolvency Event, in which case not less than 50% of the asset balance shall be deemed to be “charged-off”.
     “Closing Date” shall mean the date of this Credit Agreement.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code. Any reference to any provision of the Code shall also be deemed to be a reference to any successor provision or provisions thereof.

     “Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Loans in an aggregate principal amount at any time outstanding up to an amount equal to such Lender’s Commitment Percentage of the Committed Amount as specified in Schedule 2.1(a) or in the Register, as such amount may be reduced or increased from time to time in accordance with the provisions hereof.
     “Commitment Fee” shall have the meaning set forth in Section 2.5(a).
     “Commitment Increase” shall have the meaning set forth in Section 2.2(a).
     “Commitment Increase Date” shall have the meaning set forth in Section 2.2(a).
     “Commitment Percentage” shall mean, for each Lender, the percentage identified as its Commitment Percentage on Schedule 2.1(a) or in the Register, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 9.6(c), or any Commitment Increase made in accordance with the provisions of Section 2.2.
     “Commitment Termination Date” shall mean March 13, 2009, as it may be extended pursuant to Section 2.20 hereto.
     “Commitment Transfer Supplement” shall mean a Commitment Transfer Supplement, in substantially the form of Exhibit J.
     “Committed Amount” shall have the meaning set forth in Section 2.1(a).
     “Commonly Controlled Entity” shall mean an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under Section 414 of the Code.
     “Compliance Certificate” shall have the meaning set forth in Section 5.2(a).
     “Consolidated Debt” shall mean as of the date of any determination thereof, the aggregate unpaid amount of all Debt of Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.
     “Consolidated EBIT” means for a given period of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP, (a) Net Income, plus (b) Interest Expense, plus (c) income tax payments minus (d) gains (and plus the losses) from discontinued operations.
     “Consolidated Subsidiary” means at any date any Subsidiary the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated and consolidating financial statements as of such date.
     “Consolidated Tangible Net Worth” means, as of any date of determination, the assets less the liabilities of the Borrower and its Consolidated Subsidiaries, less intangible assets

(including goodwill), less loans or advances to stockholders, directors, officers or employees, all determined in accordance with GAAP.
     “Contractual Obligation” shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.
     “Controlled Group” means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
     “Credit and Collection Policy” means the written credit policies and procedures manual of the Borrower (which policies shall include without limitation policies on loss reserves, due diligence format, underwriting parameters and credit approval procedures) in the form provided to the Lenders prior to the Closing Date and attached hereto as Schedule 4.26, as it may be amended or supplemented from time to time in accordance with Section 5.30.
     “Credit Documents” shall mean this Credit Agreement, each of the Notes, the Letters of Credit, the LOC Documents, and all other agreements, documents, certificates and instruments delivered to the Administrative Agent or any Lender by any Credit Party in connection therewith (other than any agreement, document, certificate or instrument related to a Hedging Agreement).
     “Credit Party” shall mean any of the Borrower or Guarantors and “Credit Parties” shall mean the Borrower and Guarantors collectively.
     “Credit Party Obligations” means all loans, advances, debts, liabilities and obligations, for monetary amounts owing by any Credit Party to the Lenders (including the Issuing Lender) and Administrative Agent, whenever arising, or any of their assigns, as the case may be, whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, and all covenants and duties regarding such amounts, of any kind or nature, present or future, arising under or in respect of any of this Agreement, the Letters of Credit, the Notes, any fee letter (including, without limitation, any commitment letter) delivered in connection with this Agreement or any Credit Document, as amended or supplemented from time to time, whether or not evidenced by any separate note, agreement or other instrument. The term Credit Party Obligations includes, without limitation, all Advances Outstanding, interest (including interest that accrues after the commencement against any Credit Party of any action under the Bankruptcy Code), breakage costs, fees, including, without limitation, any and all arrangement fees, loan fees, facility fees, and any and all other fees, expenses, costs, indemnities, or other sums (including reasonable attorney costs) chargeable to a Credit Party under any of the Credit Documents.
     “Customary Non-Recourse Exclusions” shall mean usual and customary exceptions and non-recourse carve-outs in non-recourse secured debt financings of real property including, without limitation, exceptions by reason of (i) any fraudulent misrepresentation made by the obligor in or pursuant to any document evidencing any Debt, (ii) any unlawful act on the part of the obligor in respect of the Debt, (iii) any waste or misappropriation of funds by the obligor in contravention of the provisions of the Debt, (iv) customary environmental indemnities associated with the Real Property securing the non-recourse debt financing, (v) voluntary bankruptcy of the obligor under the non-recourse debt financing or (vi) failure of the obligor to comply with applicable special purpose entity covenants, but excluding in each case exceptions by reason of (a) non-payment of the Debt incurred in such non-recourse financing, (b) non-payment of such Debt arising out of the voluntary bankruptcy of the relevant obligor or (c) the failure of the relevant obligor to comply with financial covenants or similar financial requirements. For the avoidance of doubt, in the event the Borrower or any of its Subsidiaries shall become liable for one of the Customary Non-Recourse Exclusions, the guaranty will be included in Senior Unsecured Debt.
     “Debt” of any Person means at any date, without duplication (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee under Capital Leases, (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker’s acceptance, (f) all obligations of such Person to redeem preferred stock of such Person (in the event such Person is a corporation), (g) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts which are available to be drawn or have been drawn under a letter of credit or similar instrument, (h) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (i) all Debt of others guaranteed by such Person, (j) all obligations, direct or indirect (absolute or contingent) of such Person to repurchase property or assets sold or otherwise transferred by such Persons, (k) all indebtedness, obligations or liabilities of that Person in respect of derivatives, determined as of such date on a net mark-to-market basis in accordance with customary market practice, and (l) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction in each case (i) is considered borrowed money indebtedness for tax purposes, and (ii) is classified as an operating lease under GAAP.
     “Default” shall mean any of the events specified in Section 7.1, whether or not any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.
     “Defaulting Lender” shall mean, at any time, any Lender that, at such time (a) has failed to make a Loan required pursuant to the term of this Credit Agreement, including the funding of a Participation Interest in accordance with the terms hereof and such default remains uncured, (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement and such default remains uncured, or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.
     “Dollars” and “$” shall mean dollars in lawful currency of the United States of America.
     “Domestic Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s Domestic Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which Alternate Base Rate Loans of such Lender are to be made.
     “Domestic Subsidiary” shall mean any Subsidiary that is organized and existing under the laws of the United States or any state or commonwealth thereof or under the laws of the District of Columbia.
     “Environmental Authorizations” means all licenses, permits, orders, approvals, notices, registrations or other legal prerequisites for conducting the business of the Credit Parties or their Subsidiaries required by any Environmental Requirement.
     “Environmental Laws” shall mean any and all applicable foreign, federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other requirement of Applicable Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time be in effect during the term of this Credit Agreement.
     “Environmental Liability” means any liability, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.
     “Environmental Requirements” means any legal requirement relating to health, safety or the environment and applicable to the Credit Parties, any Subsidiary of the Credit Parties or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.
     “Eurocurrency Reserve Percentage” shall mean for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities, as defined in Regulation D of such Board as in effect from time to time, or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.
     “Event of Default” shall mean any of the events specified in Section 7.1; provided, however, that any requirement for the giving of notice or the lapse of time, or both, or any other condition, has been satisfied.
     “Existing Letters of Credit” shall have the meaning set forth in Section 2.3(i).
     “Extension of Credit” shall mean, as to any Lender, the making of a Loan by such Lender or the issuance of, or participation in, a Letter of Credit by such Lender.

     “Facility Extension Request” shall have the meaning set forth in Section 2.20.
     “Fair Market Value” shall mean with respect to Real Property Owned the “as is” appraised value of the Real Property Owned, provided that in no event shall the Fair Market Value of Real Property Owned be greater than 1.2 times the purchase price of the Real Property Owned.
     “Fannie Mae DUS Program” shall mean the Fannie Mae Delegated Underwriting and Servicing Program for the servicing of multifamily mortgage loans which back mortgage-backed securities.
     “Fannie Mae Servicing Strips” shall mean the unencumbered servicing strips of loans (excluding loans where the payment of principal or interest is more than sixty (60) days past due) originated and serviced by the Borrower or any Consolidated Subsidiary under the Fannie Mae DUS Program.
     “Federal Funds Effective Rate” shall have the meaning set forth in the definition of “Alternate Base Rate”.
     “First Tier Domestic Subsidiary” shall mean a Domestic Subsidiary whose Capital Stock is directly owned by the Borrower.
     “First Tier Foreign Subsidiary” shall mean a Subsidiary that is not a Domestic Subsidiary and whose Capital Stock is directly owned by the Borrower.
     “Fiscal Month” means any fiscal month of the Borrower.
     “Fiscal Quarter” means any fiscal quarter of the Borrower.
     “Fiscal Year” means the fiscal year of the Borrower for accounting purposes ending on December 31 of each calendar year and when preceded or followed by the designation of a calendar year (e.g. 2006 Fiscal Year means the Fiscal Year of the Borrower ending on December 31 of such designated calendar year).
     “Fitch” means Fitch, Inc. or any successor thereto.
     “Fronting Fee” shall have the meaning set forth in Section 2.5(b).
     “GAAP” shall mean, except as provided in Section 1.3, generally accepted accounting principles in effect as of any date of determination in the United States of America applied on a consistent basis.
     “Government Acts” shall have the meaning set forth in Section 2.19.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator and any accounting board or authority (whether or not a part of the government) which is responsible for the establishment or interpretation of national or international accounting principles.
     “Guarantor” shall have the meaning set forth in the first paragraph of this Credit Agreement.
     “Guaranty” shall mean the guaranty of the Guarantors set forth in Article X.
     “Guaranty Obligations” shall mean, with respect to any Person, without duplication, any obligations of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Debt or any property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of any such Debt or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements) for the benefit of any holder of Debt of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such Debt, or (d) to otherwise assure or hold harmless the holder of such Debt against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.
     “Hazardous Materials” includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. §6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) any “hazardous substance”, “pollutant” or “contaminant”, as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including crude oil or any fraction thereof, (d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation, and (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such act, statute or regulation may be amended from time to time.
     “Hedging Agreement” shall mean, with respect to any Person, any agreement entered into to protect such Person against fluctuations in interest rates, or currency or raw materials values, including, without limitation, any interest rate swap, cap or collar agreement or similar arrangement between such Person and one or more counterparties, commodity purchase or option agreements or other interest or exchange rate hedging agreements.
     “Increasing Lender” shall have the meaning set forth in Section 2.2(a).
     “Insolvency” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of such term as used in Section 4245 of ERISA.
     “Insolvency Event” means with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days, or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
     “Insolvency Laws” means the Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.
     “Insolvency Proceeding” means any case, action or proceeding before any court or Governmental Authority relating to an Insolvency Event.
     “Interest Expense” means, with respect to a Person and for any period, the total consolidated interest expense (including, without limitation, capitalized interest expense and interest expense attributable to Capitalized Lease Obligations) of such Person.
     “Interest Payment Date” shall mean (a) as to any Alternate Base Rate Loan or LMIR Loan, the first day of each April, July, October and January and on the Commitment Termination Date, (b) as to any LIBOR Rate Loan having an Interest Period of three (3) months or less, the last day of such Interest Period, and (c) as to any LIBOR Rate Loan having an Interest Period longer than three (3) months, (i) each three (3) month anniversary following the first day of such Interest Period, and (ii) the last day of such Interest Period.
      “Interest Period” shall mean, with respect to any LIBOR Rate Loan,
     (a) initially, the period commencing on the Borrowing Date or conversion date, as the case may be, with respect to such LIBOR Rate Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion given with respect thereto; and
     (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such LIBOR Rate Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three (3) Business Days prior to the last day of the then current Interest Period with respect thereto; provided that the foregoing provisions are subject to the following:

          (i) if any Interest Period pertaining to a LIBOR Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;
          (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month;
          (iii) if the Borrower shall fail to give notice as provided above, the Borrower shall be deemed to have selected an Alternate Base Rate Loan to replace the affected LIBOR Rate Loan;
          (iv) any Interest Period in respect of any Loan that would otherwise extend beyond the Commitment Termination Date shall end on the Commitment Termination Date; and
          (v) no more than seven LIBOR Rate Loans may be in effect at any time. For purposes hereof, LIBOR Rate Loans with different Interest Periods shall be considered as separate LIBOR Rate Loans, even if they shall begin on the same date, although borrowings, extensions and conversions may, in accordance with the provisions hereof, be combined at the end of existing Interest Periods to constitute a new LIBOR Rate Loan with a single Interest Period.
     “Investment” means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, guarantee or assumption of any obligation of such Person or otherwise.
     “Investment Company Act” means the Investment Company Act of 1940, as amended, and all rules and regulations promulgated thereunder.
     “Investment Grade” shall mean an S&P rating of “BBB-” or better, a Fitch rating of “BBB-” or better, or a Moody’s rating of “Baa3” or better.
     “Investment Loan” means any senior or subordinated loan (including letters of credit issued under such loan) or lease (a) arising from the extension of credit to an Obligor by the Borrower or a Consolidated Subsidiary (excluding an Unrestricted Subsidiary) in the ordinary course of business, (b) originated in accordance with the policies and procedures set forth in the Credit and Collection Policy, and (c) good and marketable title to which is owned by Borrower or a Consolidated Subsidiary.
     “Investments in Equity Instruments” means each Investment, that is made in accordance with the policies and procedures set forth in the Credit and Collection Policy, owned by the Borrower or any Consolidated Subsidiary (excluding an Unrestricted Subsidiary) in (a) common stock, partnership interests or membership interests of any Person and that is classified as

“Common Stock,” “Partnership Units” or “Membership Units” on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter, (b) preferred stock (other than redeemable preferred stock) of any Person and that is classified as “Preferred Stock’ on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter, (c) redeemable preferred stock of any Person and that is classified as “Redeemable Preferred Stock” on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter, and (d) warrants to purchase common stock, partnership interests or membership interests of any Person and that is classified as “Common Stock Warrants,” “Partnership Unit Warrants” or “Membership Unit Warrants” on the consolidated schedule of investments of the Borrower for the then most recently ended Fiscal Quarter.
     “Issuing Lender” shall mean Bank of America, N.A., Wachovia and any other consenting Lender in their capacity as such designated by the Borrower with the consent of the Administrative Agent.
     “Issuing Lender Fees” shall have the meaning set forth in Section 2.5(c).
     “Joinder Agreement’ shall mean a Joinder Agreement in substantially the form of Exhibit N executed and delivered by an Additional Credit Party in accordance with the provisions of Section 5.9.
     “Lender” shall have the meaning set forth in the first paragraph of this Credit Agreement.
     “Letters of Credit” shall mean any letter of credit issued by the Issuing Lender pursuant to the terms hereof as such letter of credit may be amended, modified, extended, renewed or replaced from time to time.
     “Letter of Credit Fee” shall have the meaning set forth in Section 2.5(b).
     “LIBOR” shall mean, for any LIBOR Rate Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or such successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If, for any reason, such rate is not available, then “LIBOR” shall mean the rate per annum at which deposits in Dollars in an amount comparable to the Loans then requested are being offered to leading banks at approximately 11:00 A.M. London time, two Business Days prior to the commencement of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected, as determined by the Administrative Agent.
     “LIBOR Lending Office” shall mean, initially, the office of each Lender designated as such Lender’s LIBOR Lending Office shown on Schedule 9.2; and thereafter, such other office of such Lender as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office of such Lender at which the LIBOR Rate Loans of such Lender are to be made.

     “LIBOR Market Index Rate” means, for any day, the one-month LIBOR Rate for Dollar deposits as reported on the Telerate Service, Telerate Page 3750 as of 11:00 A.M., London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then as determined by the Swingline Lender from another recognized source for interbank quotation).
     “LIBOR Rate” shall mean a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate =	LIBOR

1.00 — Eurocurrency Reserve Percentage
     “LIBOR Rate Loan” shall mean Loans the rate of interest applicable to which is based on the LIBOR Rate.
     “Lien” means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement constituting a security interest or encumbrance or encumbrance of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. An asset shall be deemed to be subject to a Lien if such asset is held by a special purpose entity (including any SPE Subsidiary) and the equity interests of such entity are themselves subject to a Lien. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.
     “LMIR Loan” means a Swingline Loan, or portion thereof, during any period in which it bears interest at a rate based upon the LIBOR Market Index Rate.
     “Liquid Real Estate Assets” means (a) residential mortgage-backed securities that (i) have a rating of not less than “AA” by S&P/Fitch and “Aa2” by Moody’s, (ii) are purchased by Borrower or its Consolidated Subsidiaries solely to meet REIT asset and income tests, and (iii) are leveraged through debt facilities utilizing leverage greater than 12 times the amount of equity investment in such Liquid Real Estate Assets and (b) residential mortgage whole loan purchases made by the Borrower or its Consolidated Subsidiaries solely to meet REIT asset and income tests, all in accordance with the Residential Mortgage Policies and Procedures.
     “Loan” shall mean a Revolving Loan or a Swingline Loan, as appropriate.
     “LOC Commitment” shall mean the commitment of the Issuing Lender to issue Letters of Credit and with respect to each Lender that has a Commitment, the commitment of such Lender to purchase participation interests in the Letters of Credit in an amount equal to such Lender’s Commitment Percentage of LOC Committed Amount, as such amount may be reduced from time to time in accordance with the provisions hereof.

     “LOC Committed Amount” shall have the meaning set forth in Section 2.3(a).
     “LOC Documents” shall mean, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned, or (b) any collateral security for such obligations.
     “LOC Obligations” shall mean, at any time, the sum of (a) the maximum amount which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Lender but not theretofore reimbursed.
     “Mandatory LOC Borrowing” shall have the meaning set forth in Section 2.3(e).
     “Mandatory Swingline Borrowing” shall have the meaning set forth in Section 2.4(b)(ii).
     “Margin Stock” means “margin stock” as defined in Regulations T, U or X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.
     “Material Adverse Change” means the occurrence of a Material Adverse Effect.
     “Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on (a) the business, financial condition, operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole, (b) the validity, enforceability or collectibility of this Agreement or any other Credit Document, (c) the rights and remedies of the Administrative Agent or any Lender under this Agreement or any Credit Document, or (d) the ability of the Borrower and its Subsidiaries, taken as a whole, to perform its obligations under this Agreement or any other Credit Document.
     “Material Contract” shall mean (a) any contract or other agreement of the Borrower or any of its Subsidiaries listed by the Borrower as a “material contract” in its public filings with the SEC, and (b) any other written contract, agreement, permit or license, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.
     “Monthly Report” has the meaning set forth in Section 5.2(b).
     “Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.
     “Multiemployer Plan” shall have the meaning set forth in Section 4001(a)(3) of ERISA.
     “Net Income” means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

     “Net Proceeds of Capital Stock/Conversion of Debt” means any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower and its Consolidated Subsidiaries, on a consolidated basis, in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of any and all Debt converted into Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower and such Consolidated Subsidiary in connection with the issuance of such Capital Stock in each case to the extent classified as equity on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries.
     “Note” or “Notes” shall mean the Revolving Notes, and/or the Swingline Note, collectively, separately or individually, as appropriate.
     “Notice of Borrowing” shall mean a request for a Revolving Loan borrowing pursuant to Section 2.1(b)(i).
     “Notice of Conversion” shall mean the written notice of extension or conversion as referenced and defined in Section 2.10(a).
     “Notice of Swingline Borrowing” shall mean a request for a Swingline Loan borrowing pursuant to Section 2.4(b)(i).
     “Obligor” means with respect to any Investment, the Person or Persons obligated to make payments pursuant to such Investment or in the case of Investments in Equity, the issuer of such equity, including any guarantor thereof.
     “OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
     “OREO Property” shall mean real property, securing an Investment, that has been acquired by the Borrower or an Affiliate of the Borrower through foreclosure or a deed in lieu of foreclosure.
     “Other Parties” shall have the meaning set forth in Section 10.7(c).
     “Participant” shall have the meaning set forth in Section 9.6(b).
     “Participation Interest” shall mean a participation interest purchased by (a) a Lender in LOC Obligations as provided in Section 2.3(c), or (b) a participation interest purchased by a Lender in Swingline Loans as provided in Section 2.4.
     “PATRIOT Act” shall have the meaning set forth in Section 9.18.
     “PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
     “Permitted Lien” means with respect to the Borrower’s interest in the collateral related to any Investment, any of the following as to which no enforcement, collection, execution, levy or foreclosure proceedings shall have been commenced: (a) materialmen’s, warehousemen’s, mechanics’ and other liens arising by operation of law in the ordinary course of business for sums not due or sums that are being contested in good faith; (b) Liens for federal, state, municipal and other local taxes if such taxes are not at the time due and payable or if the Obligor shall currently be contesting the validity thereof in good faith by appropriate proceedings; (c) Liens held by senior lenders with respect to Investments in subordinated debt; and (d) Liens in favor of a collateral agent on behalf of all noteholders of the related Obligor.
     “Permitted Lines of Business” shall mean the line or lines of business conducted by the Borrower and its Subsidiaries on the Closing Date (including, among other things, the lines of business contemplated for a Bank Subsidiary, investment management business, financial services business, the loan servicing business, commercial lending business, real estate investment business and mortgage lending business).
     “Person” means an individual, a corporation, a limited liability company, a partnership (including without limitation, a joint venture), an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.
     “Plan” means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (a) maintained by a member of the Controlled Group for employees of any member of the Controlled Group, or (b) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions.
     “Portfolio Investments” means Investments made by the Borrower or a Consolidated Subsidiary in the ordinary course of business and consistently with practices existing on the date hereof in a Person that is accounted for under GAAP as a portfolio investment of the Borrower.
     “Prime Rate” shall have the meaning set forth in the definition of Alternate Base Rate.
     “Properties” means all real property owned, leased or otherwise used or occupied by any Credit Party or any Subsidiary of a Credit Party, wherever located.
     “Purchasing Lender” shall have the meaning set forth in Section 9.6(c).
     “Qualified Available Unpledged Assets” shall mean Available Unpledged Assets (a) good and marketable title to which is 100% owned by the Borrower or a Consolidated Subsidiary, (b) free and clear of any Lien or encumbrance of any Person (other than Permitted Liens), (c) that are not the subject of a contractual or other prohibition or restraint that, directly or indirectly, prohibits or restrains or has the effect of prohibiting or restraining (i) any Consolidated Subsidiary (that is not a Credit Party) from transferring the Available Unpledged Assets to any Credit Party, or (ii) the Borrower or any Consolidated Subsidiary from granting the Administrative Agent and Lenders a Lien on such Available Unpledged Assets, (d) originated or acquired without any fraud or material misrepresentation, and (e) in material compliance with all Applicable Laws.

     “Real Estate Loans” shall mean any loan that is an extension of credit fully secured by and underwritten to the value of the related Obligor’s interest in real property.
     “Real Property Owned” shall mean any real property owned in fee simple by the Borrower or a Consolidated Subsidiary of the Borrower; provided, however, that such term shall not include OREO Properties.
     “Register” shall have the meaning set forth in Section 9.6(d).
     “Reimbursement Obligation” shall mean the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 2.3(d) for amounts drawn under Letters of Credit.
     “REIT” shall mean a “real estate investment trust” as defined in Section 856(c)(5)(B) of the Code.
     “Related Property” means with respect to any Investment, any property or other assets of the Obligor thereunder pledged as collateral to secure the repayment of such Investment.
     “Reorganization” shall mean, with respect to any Multiemployer Plan, the condition that such Plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.
     “Reportable Event” shall mean any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty (30) day notice period is waived under PBGC Reg. §4043.
     “Required Lenders” shall mean Lenders holding in the aggregate more than 50% of the sum of all Loans and LOC Obligations then outstanding at such time plus the aggregate unused Commitments at such time (treating for purposes hereof in the case of LOC Obligations, in the case of the Issuing Lender and the Swingline Loans, in the case of the Swingline Lender, only the portion of the LOC Obligations of the Issuing Lender and Swingline Loans of the Swingline Lender which are not subject to the Participation Interests of the other Lenders and, in the case of the Lenders other than the Issuing Lender and the Swingline Lender, the Participation Interests of such Lenders in LOC Obligations and Swingline Loans hereunder as direct obligations); provided, however, that if any Lender shall be a Defaulting Lender at such time, then there shall be excluded from the determination of Required Lenders, Loans and LOC Obligations (including Participation Interests) owing to such Defaulting Lender and such Defaulting Lender’s Commitments, or after termination of the Commitments, the principal balance of the Loans and LOC Obligations owing to such Defaulting Lender.
     “Residential Mortgage Policies and Procedures” shall mean the written residential mortgage policies and procedures manual of the Borrower in the form provided to the Lenders prior to the Closing Date and attached hereto as Schedule 1.1(a) as it may be amended or supplemented from time to time.
     “Responsible Officer” shall mean, as to (a) the Borrower, the Chief Executive Officer, the President or the Chief Financial Officer, and (b) any other Credit Party, any duly authorized officer thereof.

     “Restricted Payment” means (a) any dividend or other distribution on any shares of the Borrower’s capital stock (except dividends payable solely in shares of its capital stock) or (b) any payment on account of the purchase, redemption, retirement or acquisition of (i) any shares of the Borrower’s capital stock (except shares acquired upon the conversion thereof into other shares of its capital stock) or (ii) any option, warrant or other right to acquire shares of the Borrower’s capital stock.
     “Revolving Loans” shall have the meaning set forth in Section 2.1.
     “Revolving Note” shall have the meaning set forth in Section 2.1(e).
     “Risk Rating Level” means risk rating levels of 1 through 6, each as determined by the Borrower in accordance with the risk rating scale as denoted on Schedule 1.1(b), as of any date of determination, and pertaining to any Investment Loan.
1.	“Risk Rated 1 Investment Loan” means any Investment Loan with a Risk Rating Level of

2.	“Risk Rated 2 Investment Loan” means any Investment Loan with a Risk Rating Level of

3.	“Risk Rated 3 Investment Loan” means any Investment Loan with a Risk Rating Level of

4.	“Risk Rated 4 Investment Loan” means any Investment Loan with a Risk Rating Level of

5.	“Risk Rated 5 Investment Loan” means any Investment Loan with a Risk Rating Level of

6.	“Risk Rated 6 Investment Loan” means any Investment Loan with a Risk Rating Level of
     “S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor thereto.
     “Sanctioned Entity” shall mean (i) an agency of the government of, (ii) an organization directly or indirectly controlled by, or (iii) a person resident in a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time as such program may be applicable to such agency, organization or person.
     “Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at http://www.treas.gov/offices/eotffc/ofac/sdn/index.html, or as otherwise published from time to time.
     “SEC” shall mean the United States Securities and Exchange Commission.

     “Securitization Transaction” means any financing transaction undertaken by the Borrower or an Affiliate of the Borrower that is secured, directly or indirectly, by an Investment Loan or Real Property Owned or any portion thereof or interest therein, including any sale, lease, whole loan sale, asset securitization, secured loan or other transfer of one or more Investment Loans or Real Property Owned or any portion thereof.
     “Senior Unsecured Debt” shall mean any Debt that is not secured by a Lien and is not junior in right to payment with respect to any other Debt. For clarity, (i) the amount of Senior Unsecured Debt attributable to a revolving loan facility shall be the amount of Debt outstanding as of the date of determination, (ii) guaranties in respect of non-recourse secured real property financings that are limited to Customary Non-Recourse Exclusions shall not constitute Senior Unsecured Debt, and (iii) redemption obligations in respect of preferred stock (unless expressly senior in accordance with its terms) are deemed junior in right of payment to other Debt.
     “SPE Subsidiary” means a bankruptcy remote, special purpose entity that is a Wholly Owned Subsidiary of the Borrower, created for the sole purpose of, and whose only business shall be, acquisition of Investment Loans or Real Property Owned pursuant to a Securitization Transaction and those activities incidental to the Securitization Transaction.
     “Stockholders Equity” means, at any time, the stockholders’ equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP.
     “Subsidiary” shall mean, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Credit Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower or the Guarantors; provided, however, that, the term “Subsidiary” shall not include any Person that constitutes an Investment in Equity Instruments; provided, further that the term “Subsidiary” shall not include an Unrestricted Subsidiary unless as noted otherwise.
     “Swingline Commitment” shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding up to the Swingline Committed Amount, and the commitment of the Lenders to purchase participation interests in the Swingline Loans as provided in Section 2.4(b)(ii), as such amounts may be reduced from time to time in accordance with the provisions hereof.
     “Swingline Committed Amount” shall mean the amount of the Swingline Lender’s Swingline Commitment as specified in Section 2.4(a).
     “Swingline Lender” shall mean Wachovia and any successor swingline lender in their capacity as such.

     “Swingline Loan” shall have the meaning set forth in Section 2.4(a).
     “Swingline Note” shall mean the promissory note of the Borrower in favor of the Swingline Lender evidencing the Swingline Loans provided pursuant to Section 2.4(d), as such promissory note may be amended, modified, supplemented, extended, renewed or replaced from time to time.
     “Taxes” shall have the meaning set forth in Section 2.18(a).
     “Transferee” shall have the meaning assigned in Section 9.6(f).
     “Transfer Effective Date” shall have the meaning set forth in each Commitment Transfer Supplement.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.
     “United States” means the United States of America.
     “Unrestricted Subsidiary” means (a) any Bank Subsidiary, and (b) any other Subsidiary designated as an “Unrestricted Subsidiary” in writing by the Borrower to the Administrative Agent from time to time and consented to by the Required Lenders.
     “Unsecured Debt” means, at any time, the aggregate unpaid principal amount of all Debt of the Borrower and its Consolidated Subsidiaries other than Debt of the Borrower or a Consolidated Subsidiary secured by any Lien.
     “Voting Stock” shall mean, with respect to any Person, capital stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such contingency.
     “Wachovia” shall mean Wachovia Bank, National Association, a national banking association.
     “WCM” shall mean Wachovia Capital Markets, LLC.
     “Wholly Owned Subsidiary” means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by the Borrower.

     Section 1.2. Other Definitional Provisions.
     (a) Unless otherwise specified therein, all terms defined in this Credit Agreement shall have the defined meanings when used in the Notes or other Credit Documents or any certificate or other document made or delivered pursuant hereto.
     (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
     (c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Credit Agreement shall refer to this Credit Agreement as a whole and not to any particular provision of this Credit Agreement, and Section, subsection, Schedule and Exhibit references are to this Credit Agreement unless otherwise specified.
     (d) The words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.
     (e) The words “writing”, “written” and comparable terms shall refer to printing, typing, computer disk, e-mail, facsimile and other means of reproducing words in a visible form.
     (f) References to any agreement or contract are to such agreement or contract as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of such Person.
     Section 1.3. Accounting Terms.
     Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP applied on a basis consistent with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Lenders; provided that, if the Borrower notifies the Administrative Agent that it wishes to amend any covenant in Section 5.32 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Section 5.32 for such purpose), then the Borrower’s compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.
     Section 1.4. Computation of Time Periods.
     All time references in this Credit Agreement and the other Credit Documents shall be to Charlotte, North Carolina time unless otherwise indicated. For purposes of computation of periods of time hereunder, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
ARTICLE II
THE LOANS; AMOUNT AND TERMS
     Section 2.1. Revolving Loans.
     (a) Revolving Commitment. Prior to the Commitment Termination Date, subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans in Dollars (“Revolving Loans”) to the Borrower from time to time for the purposes hereinafter set forth; provided, however, that (i) with regard to each Lender individually, the sum of such Lender’s share of outstanding Revolving Loans, plus such Lender’s Commitment Percentage of outstanding Swingline Loans, plus such Lender’s Commitment Percentage of LOC Obligations shall not exceed such Lender’s Commitment Percentage of the aggregate Committed Amount, and (ii) with regard to the Lenders collectively, the Advances Outstanding shall not exceed the aggregate Committed Amount then in effect. For purposes hereof, the aggregate amount available hereunder shall be FIVE HUNDRED FORTY-FIVE MILLION DOLLARS ($545,000,000.00) (as such aggregate maximum amount may be (A) increased from time to time as provided in Section 2.2, and (B) reduced from time to time as provided in Section 2.6, the “Committed Amount”). Revolving Loans may consist of Alternate Base Rate Loans or LIBOR Rate Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof; provided, however, the Revolving Loans made on the Closing Date or on either of the two Business Days immediately following the Closing Date may only consist of Alternate Base Rate Loans. LIBOR Rate Loans shall be made by each Lender at its LIBOR Lending Office and Alternate Base Rate Loans at its Domestic Lending Office.
     (b) Revolving Loan Borrowings.
          (i) Notice of Borrowing. The Borrower shall request a Revolving Loan borrowing by written notice (or telephone notice promptly confirmed in writing which confirmation may be by fax) to the Administrative Agent not later than 11:00 A.M. on the same Business Day of the requested borrowing in the case of Alternate Base Rate Loans, and on the third Business Day prior to the date of the requested borrowing in the case of LIBOR Rate Loans. Each such request for borrowing shall be irrevocable and shall specify (A) that a Revolving Loan is requested, (B) the date of the requested borrowing (which shall be a Business Day), (C) the aggregate principal amount to be borrowed, and (D) whether the borrowing shall be comprised of Alternate Base Rate Loans, LIBOR Rate Loans or a combination thereof, and if LIBOR Rate Loans are requested, the Interest Period(s) therefor. A form of Notice of Borrowing (a “Notice of Borrowing”) is attached as Exhibit A. If the Borrower shall fail to specify in any such Notice of Borrowing (1) an applicable Interest Period in the case of a LIBOR Rate Loan, then such notice shall be deemed to be a request for an Interest Period of one month or (2) the type of Revolving Loan requested, then such notice shall be deemed to be a request for an Alternate Base Rate Loan hereunder. The Administrative Agent shall give notice to each Lender promptly upon receipt of each Notice of Borrowing, the contents thereof and each such Lender’s share thereof.
          (ii) Minimum Amounts. Each Revolving Loan shall be in a minimum aggregate amount of $5,000,000 and integral multiples of $100,000 in excess thereof (or the remaining amount of the Committed Amount, if less).
          (iii) Advances. Each Lender will make its Commitment Percentage of each Revolving Loan borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2, or at such other office as the Administrative Agent may designate in writing, upon reasonable advance notice by 1:00 P.M. on the date specified in the applicable Notice of Borrowing, in Dollars and in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent by crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.
     (c) Repayment. The principal amount of all Revolving Loans shall be due and payable in full on the Commitment Termination Date.
     (d) Interest. Subject to the provisions of Section 2.9, Revolving Loans shall bear interest as follows:
          (i) Alternate Base Rate Loans. During such periods as any Revolving Loans shall be comprised of Alternate Base Rate Loans, each such Alternate Base Rate Loan shall bear interest at a per annum rate equal to the Alternate Base Rate; and
          (ii) LIBOR Rate Loans. During such periods as any Revolving Loans shall be comprised of LIBOR Rate Loans, each such LIBOR Rate Loan shall bear interest at a per annum rate equal to the sum of the LIBOR Rate plus the Applicable Percentage. Interest on Revolving Loans shall be payable in arrears on each Interest Payment Date.
     (e) Revolving Notes. The Borrower’s obligation to pay each Lender’s Revolving Loans shall be evidenced by a revolving note made payable to such Lender in substantially the form of Exhibit B, if requested by such Lender (“Revolving Note”).
       Section 2.2. Increase of the Commitments.
     (a) Requests for Increase by Borrower. The Borrower may, at any time, propose that the Commitments hereunder be increased (each such proposed increase being a “Commitment Increase”) by notice to the Administrative Agent, specifying each existing Lender (each an “Increasing Lender”) and/or each additional lender (each an “Assuming Lender”) that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the “Commitment Increase Date”), which shall be a Business Day at least five (5) Business Days after delivery of such notice and thirty (30) days prior to the Commitment Termination Date; provided that:
          (i) the minimum amount of the Commitment of any Assuming Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $20,000,000 or a larger multiple of $5,000,000 in excess thereof;
          (ii) immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder shall not exceed $745,000,000 less the amount of any permanent reductions in the aggregate Committed Amount pursuant to Section 2.6(a);
          (iii) each Increasing Lender and Assuming Lender shall be consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed);
          (iv) each Assuming Lender shall be consented to by the Issuing Lender (which consent shall not be unreasonably withheld or delayed), provided, that, consent from the Issuing Lender shall not be required if the Assuming Lender has a senior unsecured debt rating from any two of S&P, Moody’s and Fitch equal to or higher than A- (or A3 with respect to Moody’s);
          (v) no Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase;
          (vi) the representations and warranties contained in this Agreement shall be true and correct on and as of the Commitment Increase Date as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, such representations and warranties shall be true and correct as of such specific date);
          (vii) the conditions set forth in Section 3.2 shall be satisfied; and
          (viii) the Borrower shall, if requested, execute such Notes as are necessary to reflect the increase in the Commitments.
     (b) Effectiveness of Commitment Increase by Borrower. The Assuming Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of any Increasing Lender and such Assuming Lender shall be increased as of such Commitment Increase Date; provided, that:
          (i) the Administrative Agent shall have received on or prior to 11:00 A.M., Charlotte, North Carolina time, on such Commitment Increase Date, a certificate of a duly authorized officer of the Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing paragraph (a) has been satisfied; and

          (ii) each Assuming Lender or Increasing Lender shall have delivered to the Administrative Agent, on or prior to 11:00 A.M., Charlotte, North Carolina time, on such Commitment Increase Date, an agreement, in form and substance satisfactory to the Borrower and the Administrative Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, duly executed by such Assuming Lender or Increasing Lender and the Borrower and acknowledged by the Administrative Agent.
     (c) Recordation into Register. Upon its receipt of an agreement referred to in clause (b)(ii) above executed by an Assuming Lender or any Increasing Lender, together with the certificate referred to in clause (b)(i) above, the Administrative Agent shall, if such agreement has been completed, (i) accept such agreement, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower.
     (d) Adjustments of Borrowings upon Effectiveness of Increase. In the event that the Administrative Agent shall have received notice from the Borrower as to any agreement with respect to a Commitment Increase on or prior to the relevant Commitment Increase Date and the actions provided for in clauses (b)(i) and (b)(ii) above shall have occurred by 11:00 A.M., Charlotte, North Carolina time, on such Commitment Increase Date, the Administrative Agent shall notify the Lenders (including any Assuming Lenders) of the occurrence of such Commitment Increase Date promptly on such date by facsimile transmission or e-mail. On the date of such Commitment Increase, the Borrower shall (i) prepay the outstanding Revolving Loans (if any) in full, (ii) simultaneously borrow new Revolving Loans (which Revolving Loans shall be Alternate Base Rate Loans) hereunder in an amount equal to such prepayment; provided that with respect to subclauses (i) and (ii), (A) the prepayment to, and borrowing from, any existing Lender shall be effected by book entry to the extent that any portion of the amount prepaid to such Lender will be subsequently borrowed from such Lender, and (B) the existing Lenders, the Increasing Lenders and the Assuming Lenders shall make and receive payments among themselves, in a manner acceptable to the Administrative Agent, so that, after giving effect thereto, the Loans are held ratably by the Lenders in accordance with the respective Commitments of such Lenders (after giving effect to such Commitment Increase), and (iii) pay to the Lenders the amounts, if any, payable under Section 2.17 as a result of any such prepayment. Concurrently therewith, the Lenders shall be deemed to have adjusted their participation interests in any outstanding LOC Obligations so that such interests are held ratably in accordance with their Commitments as so increased.
        Section 2.3. Letter of Credit Subfacility.
     (a) Issuance. Subject to the terms and conditions hereof and of the LOC Documents, if any, and any other terms and conditions which the Issuing Lender may reasonably require, prior to the Commitment Termination Date the Issuing Lender shall issue, and the Lenders shall participate in, Letters of Credit for the account of the Borrower from time to time upon request in a form acceptable to the Issuing Lender; provided, however, that (i) the aggregate amount of LOC Obligations shall not at any time exceed TWO HUNDRED FIFTY MILLION DOLLARS ($250,000,000) (the “LOC Committed Amount”), (ii) the Advances Outstanding shall not at any time exceed the aggregate Committed Amount then in effect, (iii) all Letters of Credit shall be issued in Dollars, and (iv) Letters of Credit shall be issued for any lawful corporate purposes and may be issued as standby letters of credit, and trade letters of credit. Except for the Existing Letters of Credit or as otherwise expressly agreed upon by all the Lenders, no Letter of Credit shall have an original expiry date more than twelve (12) months from the date of issuance; provided, however, so long as no Default or Event of Default has occurred and is continuing and subject to the other terms and conditions to the issuance of Letters of Credit hereunder, the expiry dates of Letters of Credit may be extended annually or periodically from time to time at the request of the Borrower or by operation of the terms of the applicable Letter of Credit to a date not more than twelve (12) months from the then current date of expiry; provided, further, that no Letter of Credit, as originally issued or as extended, shall have an expiry date extending beyond the date that is one month prior to the Commitment Termination Date. Furthermore, unless otherwise agreed to by the Issuing Lender, no trade Letter of Credit shall have an expiry date more than 180 days from the date of issuance. Notwithstanding the foregoing, with the consent of the Administrative Agent and the Issuing Lender, Letters of Credit may have an expiry date extending beyond the date that is one month prior to the Commitment Termination Date provided that the Borrower deposits cash collateral (30 days prior to the Commitment Termination Date) with the Issuing Lender in an amount equal to 103% of the stated and undrawn amount of the Letter of Credit. Each Letter of Credit shall comply with the related LOC Documents. The issuance date and expiry date of each Letter of Credit shall be a Business Day. Except for the Existing Letters of Credit, any Letters of Credit issued hereunder shall be in a minimum original face amount of $100,000.
     (b) Notice and Reports. Unless otherwise agreed to by the Issuing Lender and Borrower, the request for the issuance of a standby Letter of Credit shall be submitted to the Issuing Lender at least three (3) Business Days prior to the requested date of issuance, and the request for the issuance of a trade Letter of Credit shall be submitted to the Issuing Lender at least one (1) Business Day prior to the requested date of issuance. The Issuing Lender will on the date of issuance of each Letter of Credit and promptly upon request provide to the Administrative Agent a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of any prior report, and including therein, among other things, the account party, the beneficiary, the face amount, expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent promptly upon request copies of the Letters of Credit. The Issuing Lender will provide to the Administrative Agent, and any requesting Lender, promptly upon request a summary report of the nature and extent of LOC Obligations then outstanding.
     (c) Participations. Each Lender (other than the Issuing Lender of such Letter of Credit), upon issuance of any Letter of Credit (or upon such Person becoming a Lender hereunder), shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Commitment Percentage of the obligations under such Letter of Credit and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each Lender’s participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any LOC Document, each such Lender shall pay to the Issuing Lender its Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) below. The obligation of each Lender to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.
     (d) Reimbursement. In the event of any drawing under any Letter of Credit, the Issuing Lender will promptly notify the Borrower and the Administrative Agent. The Borrower shall reimburse the Issuing Lender on the day of drawing under any Letter of Credit (either with the proceeds of a Revolving Loan obtained hereunder or otherwise) in same day funds as provided herein or in the LOC Documents. If the Borrower shall fail to reimburse the Issuing Lender as provided herein, the unreimbursed amount of such drawing shall bear interest at a per annum rate equal to the ABR Default Rate. Unless the Borrower shall immediately notify the Issuing Lender and the Administrative Agent of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan in the amount of the drawing as provided in subsection (e) below, the proceeds of which will be used to satisfy the reimbursement obligations. The Borrower’s reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of any rights of set-off, counterclaim or defense to payment the Borrower may claim or have against the Issuing Lender, the Administrative Agent, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation any defense based on any failure of the Borrower to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the other Lenders of the amount of any unreimbursed drawing and each Lender shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such Lender’s Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 2:00 P.M., otherwise such payment shall be made at or before 12:00 Noon on the Business Day next succeeding the day such notice is received. If such Lender does not pay such amount to the Issuing Lender in full upon such request, such Lender shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date of such drawing until such Lender pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Effective Rate and thereafter at a rate equal to the Alternate Base Rate. Each Lender’s obligation to make such payment to the Issuing

Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Credit Agreement or the Commitments hereunder, the existence of a Default or Event of Default or the acceleration of the Credit Party Obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever.
     (e) Repayment with Revolving Loans. On any day on which the Borrower shall have requested, or been deemed to have requested, a Revolving Loan to reimburse a drawing under a Letter of Credit, the Administrative Agent shall give notice to the Lenders that a Revolving Loan has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Loan borrowing shall be immediately made comprised entirely of Alternate Base Rate Loans (each such borrowing, a “Mandatory LOC Borrowing”) pro rata based on each Lender’s respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2) and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each Mandatory LOC Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding that (i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 3.2 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) failure for any such request or deemed request for Revolving Loan to be made by the time otherwise required in Section 2.1(b), (v) the date of such Mandatory LOC Borrowing, or (vi) any reduction in the Committed Amount after any such Letter of Credit may have been drawn upon. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interests in the outstanding LOC Obligations; provided, further, that in the event any Lender shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Lender’s unfunded Participation Interest therein shall bear interest payable by such Lender to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.
     (f) Modification, Extension. The issuance of any supplement, modification, amendment, renewal, or extension to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder; provided that such supplement, modification, amendment, renewal or extension shall not cause the Borrower to pay an additional Fronting Fee on such Letter of Credit except for any Fronting Fees due with respect to any increase in the stated amount of such Letter of Credit.

     (g) Letter of Credit Governing Law. Unless otherwise expressly agreed by the Issuing Lender and the Borrower, when a Letter of Credit is issued, (i) the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance, shall apply to each trade Letter of Credit.
     (h) Designation of Subsidiaries as Account Parties. Notwithstanding anything to the contrary set forth in this Agreement, including without limitation Section 2.3(a), a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided that, notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Agreement for such Letter of Credit and such statement shall not affect the Borrower’s reimbursement obligations hereunder with respect to such Letter of Credit. In no event shall a Letter of Credit be issued for the account of an SPE Subsidiary in connection with a Securitization Transaction or for the account of a Bank Subsidiary. Nothing in this Section 2.3(h) shall be construed to require the Issuing Lender to issue Letters of Credit for the account of a Subsidiary of the Borrower.
     (i) Existing Letters of Credit. The letters of credit previously issued by Bank of America, N.A. and identified on Schedule 2.3(i) (the “Existing Letters of Credit”) shall be deemed to be Letters of Credit issued by the Issuing Lender pursuant to the Credit Agreement and shall be expressly subject to all of the terms and conditions of this Section 2.3. Notwithstanding anything to the contrary set forth in the Existing Letters of Credit, the Borrower shall be deemed to be the account party for all purposes of this Credit Agreement. The Letter of Credit Fee shall be payable with respect to the Existing Letters of Credit pursuant to Section 2.5(b) for the period commencing on the date of this Credit Agreement to the expiry date of the applicable Existing Letters of Credit.
        Section 2.4. Swingline Loan Subfacility.
     (a) Swingline Commitment. Prior to the Commitment Termination Date, subject to the terms and conditions hereof, the Swingline Lender, in its individual capacity, agrees to make certain revolving credit loans to the Borrower (each a “Swingline Loan” and, collectively, the “Swingline Loans”) for the purposes hereinafter set forth; provided, however, that (i) the aggregate amount of Swingline Loans outstanding at any time shall not exceed FIFTY MILLION DOLLARS ($50,000,000) (the “Swingline Committed Amount”), and (ii) the sum of the Advances Outstanding shall not exceed the Committed Amount. Swingline Loans hereunder may be repaid and reborrowed in accordance with the provisions hereof. Swingline Loans shall be made only in Dollars.
     (b) Swingline Loan Borrowings.

          (i) Notice of Borrowing and Disbursement. The Swingline Lender will make Swingline Loans available to the Borrower on any Business Day upon delivery of a Notice of Swingline Borrowing by the Borrower to the Administrative Agent not later than 2:00 P.M. on such Business Day. A form of Notice of Swingline Borrowing (a “Notice of Swingline Borrowing”) is attached as Exhibit E. Swingline Loan borrowings hereunder shall be made in minimum amounts of $100,000 and in integral amounts of $100,000 in excess thereof.
          (ii) Repayment of Swingline Loans. Each Swingline Loan borrowing shall be due and payable upon the earlier of (a) thirty (30) days after the Swingline Loan advance and (b) the Commitment Termination Date. The Swingline Lender may, at any time, in its sole discretion, by written notice to the Borrower and the Administrative Agent, demand repayment of its Swingline Loans by way of a Revolving Loan borrowing, in which case the Borrower shall be deemed to have requested a Revolving Loan borrowing comprised entirely of Alternate Base Rate Loans in the amount of such Swingline Loans; provided, however that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (A) the Commitment Termination Date, (B) the occurrence of any Event of Default described in Section 7.1(f), (C) acceleration of the Credit Party Obligations hereunder, whether on account of an Event of Default described in Section 7.1(f) or any other Event of Default, and (D) the exercise of remedies in accordance with the provisions of Section 7.2 hereof (each such Revolving Loan borrowing made on account of any such deemed request therefor as provided herein being hereinafter referred to as “Mandatory Swingline Borrowing”). Each Lender hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of each Mandatory Swingline Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding (1) the amount of Mandatory Swingline Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (2) whether any conditions specified in Section 3.2 are then satisfied, (3) whether a Default or an Event of Default then exists, (4) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.1(b)(i), (5) the date of such Mandatory Swingline Borrowing, or (6) any reduction in the Committed Amount or termination of the Commitments immediately prior to such Mandatory Swingline Borrowing or contemporaneously therewith. In the event that any Mandatory Swingline Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Swingline Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause each such Lender to share in such Swingline Loans ratably based upon its respective Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 7.2); provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is purchased, and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing

Lender shall be required to pay to the Swingline Lender interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Swingline Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within two Business Days of the date of the Mandatory Swingline Borrowing, the Federal Funds Effective Rate, and thereafter at a rate equal to the Alternate Base Rate.
     (c) Interest on Swingline Loans. Subject to the provisions of Section 2.9(b), Swingline Loans shall bear interest at a per annum rate equal to the LIBOR Market Index Rate plus the Applicable Percentage. Interest on Swingline Loans shall be payable in arrears on each Interest Payment Date.
     (d) Swingline Note. The Swingline Loans shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the original amount of the Swingline Committed Amount and substantially in the form of Exhibit F.
        Section 2.5. Fees.
     (a) Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, a commitment fee (the “Commitment Fee”) in an amount equal to the Applicable Percentage per annum on the average daily unused amount of the Committed Amount during the calendar quarter for which such fee is payable. For purposes of computation of the Commitment Fee, LOC Obligations shall be considered usage, but Swingline Loans shall not be considered usage, of the Committed Amount. The Commitment Fee shall be payable quarterly in arrears not later than five (5) Business Days following the last day of each calendar quarter for the prior calendar quarter.
     (b) Letter of Credit Fees. In consideration of the LOC Commitments, the Borrower agrees to pay to the Administrative Agent for the ratable benefit of the Lenders (including the Issuing Lender) a fee (the “Letter of Credit Fee”) equal to the Applicable Percentage for LIBOR Rate Loans per annum on the average daily maximum amount available to be drawn under each Letter of Credit from the date of issuance to the date of expiration. The Letter of Credit Fee shall be payable quarterly in arrears not later than five (5) Business Days following the last day of each calendar quarter for the prior calendar quarter. In addition to the Letter of Credit Fee, the Borrower agrees to pay to the Issuing Lender, for its own account, a fronting fee (the “Fronting Fee”) equal to the greater of (i) one-eighth of one percent (0.125%) of the face amount of each Letter of Credit when issued, or (ii) $250. The Fronting Fee shall be payable quarterly in arrears not later than five (5) Business Days following the last day of each calendar quarter for the prior calendar quarter.
     (c) Issuing Lender Fees. In addition to the Letter of Credit Fees and Fronting Fee payable pursuant to subsection (b) above, the Borrower shall pay to the Issuing Lender for its own account the reasonable and customary charges from time to time of the Issuing Lender with respect to the amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the “Issuing Lender Fees”).
     (d) Administrative Fee. The Borrower agrees to pay to the Administrative Agent, for its own account, an annual administrative fee of $35,000, due and payable quarterly, in advance, commencing on the Closing Date until the Commitments have been terminated and the Credit Party Obligations have been paid in full.
        Section 2.6. Commitment Reductions.
     (a) Voluntary Reductions. The Borrower shall have the right to terminate or permanently reduce the unused portion of the Committed Amount at any time or from time to time upon not less than three (3) Business Days’ prior written notice to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable) of such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction which shall be in a minimum amount of $1,000,000 or a whole multiple of $1,000,000 in excess thereof and shall be irrevocable and effective upon receipt by the Administrative Agent; provided that no such reduction or termination shall be permitted if after giving effect thereto, and to any prepayments of the Revolving Loans made on the effective date thereof, the Advances Outstanding would exceed the aggregate Committed Amount then in effect.
     (b) Commitment Termination Date. The Commitment, the Swingline Commitment and the LOC Commitment shall automatically terminate on the Commitment Termination Date.
        Section 2.7. Prepayments.
     (a) Optional Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time; provided, however, that each partial prepayment of Revolving Loans shall be in a minimum principal amount of $1,000,000 and integral multiples of $100,000 in excess thereof, and each partial prepayment of a Swingline Loan shall be in a minimum principal amount of $100,000 and integral multiples of $100,000 in excess thereof. The Borrower shall give three (3) Business Days’ irrevocable notice in the case of LIBOR Rate Loans and one Business Day’s irrevocable notice in the case of Alternate Base Rate Loans, to the Administrative Agent (which shall notify the Lenders thereof as soon as practicable). Amounts prepaid under this Section 2.7(a) shall be applied to the outstanding Loans as the Borrower may elect; provided, that each Lender shall receive its pro rata share of any such prepayment based on its Commitment Percentage. All prepayments under this Section 2.7(a) shall be subject to Section 2.17, but otherwise without premium or penalty. Interest on the principal amount prepaid shall be payable on the next occurring Interest Payment Date that would have occurred had such Loan not been prepaid or, at the request of the Administrative Agent, interest on the principal amount prepaid shall be due and payable on any date that a prepayment is made hereunder through the date of prepayment. Amounts prepaid on the Revolving Loans and Swingline Loans may be reborrowed in accordance with the terms hereof.

     (b) Mandatory Prepayments.
          (i) Committed Amount. If at any time after the Closing Date, the Advances Outstanding shall exceed the aggregate Committed Amount then in effect, the Borrower immediately shall prepay the Revolving Loans and Swingline Loans and (after all Revolving Loans and Swingline Loans have been repaid) cash collateralize the LOC Obligations, in an amount sufficient to eliminate such excess.
          (ii) Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.7(b) shall be paid in and applied as follows: (A) first to the payment of outstanding Swingline Loans, (B) second to the outstanding Revolving Loans, and (C) third to a cash collateral account in respect of LOC Obligations. All prepayments under this Section 2.7(b) shall be subject to Section 2.17 and be accompanied by interest on the principal amount prepaid through the date of prepayment.
        Section 2.8. Minimum Principal Amounts.
     All borrowings, payments and prepayments in respect of Revolving Loans shall be in such amounts and be made pursuant to such elections so that after giving effect thereto the aggregate principal amount of the Revolving Loans comprising any borrowing shall be $1,000,000 or a whole multiple of $100,000 in excess thereof.
        Section 2.9. Default Rate and Payment Dates.
     (a) If all or a portion of the principal amount of any Loan which is a LIBOR Rate Loan shall not be paid when due or continued as a LIBOR Rate Loan in accordance with the provisions of Section 2.10 (whether at the stated maturity, by acceleration or otherwise), such overdue principal amount of such Loan shall be converted to an Alternate Base Rate Loan at the end of the Interest Period applicable thereto and become subject to the interest rate provisions set forth in Section 2.9(b) below.
     (b) (i) If all or a portion of the principal amount of any LIBOR Rate Loan shall not be paid when due, such overdue amount shall bear interest at a rate per annum which is equal to the rate that would otherwise be applicable thereto plus 2%, until the end of the Interest Period applicable thereto, and thereafter at a rate per annum which is equal to the Alternate Base Rate plus 2% (the “ABR Default Rate”), or (ii) if any interest payable on the principal amount of any Loan or any fee or other amount, including the principal amount of any Alternate Base Rate Loan, payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is equal to the ABR Default Rate, in each case from the date of such non-payment until such amount is paid in full (after as well as before judgment). Upon the occurrence, and during the continuance, of any other Event of Default hereunder, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder shall bear interest, payable on demand, at a per annum rate which is (A) in the case of principal, the rate that would otherwise be applicable thereto, plus 2%, or (B) in the case of interest, fees or other amounts, the ABR Default Rate (after as well as before judgment). The Required

Lenders shall have the right to revoke the imposition of any default interest imposed under this Section 2.9(b).
     (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to subsection (b) of this Section 2.9 shall be payable from time to time on demand.
        Section 2.10. Conversion Options.
     (a) The Borrower may, in the case of Revolving Loans elect from time to time to convert Alternate Base Rate Loans to LIBOR Rate Loans by giving the Administrative Agent at least three (3) Business Days’ prior irrevocable written notice of such election. In addition, the Borrower may elect from time to time to convert LIBOR Rate Loans to Alternate Base Rate Loans by giving the Administrative Agent irrevocable written notice by 11:00 A.M. one Business Day prior to the proposed date of conversion. A form of Notice of Conversion is attached as Exhibit C (the “Notice of Conversion”). If the date upon which an Alternate Base Rate Loan is to be converted to a LIBOR Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day. All or any part of outstanding Alternate Base Rate Loans may be converted as provided herein; provided that (i) no Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing, and (ii) partial conversions shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. LIBOR Rate Loans may only be converted to Alternate Base Rate Loans on the last day of the applicable Interest Period. If the date upon which a LIBOR Rate Loan is to be converted to an Alternate Base Rate Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day and during the period from such last day of an Interest Period to such succeeding Business Day such Loan shall bear interest as if it were an Alternate Base Rate Loan.
     (b) Any LIBOR Rate Loans may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the notice provisions contained in Section 2.10(a); provided, that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, in which case such Loan shall be automatically converted to an Alternate Base Rate Loan at the end of the applicable Interest Period with respect thereto. If the Borrower shall fail to give timely notice of an election to continue a LIBOR Rate Loan, or the continuation of LIBOR Rate Loans is not permitted hereunder, such LIBOR Rate Loans shall be automatically converted to Alternate Base Rate Loans at the end of the applicable Interest Period with respect thereto.
        Section 2.11. Computation of Interest and Fees.
     (a) Interest payable hereunder with respect to any Alternate Base Rate Loan based on the Prime Rate shall be calculated on the basis of a year of 365 days (or 366 days, as applicable) for the actual days elapsed. All fees, interest and all other amounts payable hereunder shall be calculated on the basis of a 360 day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a LIBOR Rate on the Business Day of the determination thereof. Any change in the interest rate on a Loan resulting from a change in the Alternate Base Rate shall become effective as of the opening of business on the day on which such change in the Alternate Base Rate shall become effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change.
     (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Credit Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the computations used by the Administrative Agent in determining any interest rate.
     (c) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any Loan), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under Applicable Law. If, from any possible construction of this Credit Agreement or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such interest shall be automatically reduced to the maximum nonusurious amount permitted under Applicable Law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under Applicable Law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other amount required to be paid hereunder does not include the right to receive any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by Applicable Law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such indebtedness does not exceed the maximum nonusurious amount permitted by Applicable Law.
        Section 2.12. Pro Rata Treatment and Payments.
     (a) Allocation of Payments Before Event of Default. Each borrowing of Revolving Loans and any reduction of the Commitments shall be made pro rata according to the respective Commitment Percentages of the Lenders. Each payment under this Credit Agreement or any Note shall be applied, first, to any fees then due and owing by the Borrower pursuant to Section 2.5, second, to interest then due and owing hereunder and under the Notes and, third, to principal then due and owing hereunder and under the Notes. Each payment on account of any fees pursuant to Section 2.5 shall be made pro rata in accordance with the respective amounts due and owing (except as to the Fronting Fees and the Issuing Lender Fees). Each optional prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(a); provided, that prepayments made pursuant to Section 2.15 shall be applied in accordance with such Section. Each mandatory prepayment on account of principal of the Loans shall be applied in accordance with Section 2.7(b). All payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made without defense, set-off or counterclaim (except as provided in Section 2.18(b)) and shall be made to the Administrative Agent for the account of the Lenders at the Administrative Agent’s office specified on Section 9.2 in immediately available funds not later than 1:00 P.M. on the date when due. The Administrative Agent shall distribute such payments to the Lenders entitled thereto promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the LIBOR Rate Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a LIBOR Rate Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.
     (b) Allocation of Payments After Exercise of Remedies. Notwithstanding any other provisions of this Credit Agreement to the contrary, after the Commitments shall have been terminated and the Loans and all other amounts under this Credit Agreement shall have become due and payable in accordance with the terms of Section 7.2 hereof, all amounts collected or received by the Administrative Agent or any Lender on account of the Credit Party Obligations or any other amounts outstanding hereunder shall be paid over or delivered as follows:
     FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) of the Administrative Agent in connection with enforcing the rights of the Lenders hereunder;
     SECOND, to payment of any fees owed to the Administrative Agent;
     THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation, reasonable attorneys’ and consultants’ fees) of each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Party Obligations owing to such Lender;
     FOURTH, to the payment of all accrued fees and interest;

     FIFTH, to the payment of the outstanding principal amount of the Loans and the payment or cash collateralization of the outstanding LOC Obligations;
     SIXTH, to all other Credit Party Obligations and other obligations due and payable hereunder or otherwise and not repaid pursuant to clauses “FIRST” through “FIFTH” above; and
     SEVENTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.
In carrying out the foregoing: (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion of the then outstanding Loans and LOC Obligations held by such Lender) of amounts available to be applied pursuant to clauses “THIRD,” “FOURTH,” “FIFTH” and “SIXTH” above; and (iii) to the extent that any amounts available for distribution pursuant to clause “FIFTH” above are attributable to the issued but undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Administrative Agent in a cash collateral account and applied (A) first, to reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit, and (B) then, following the expiration of all Letters of Credit, to all other obligations of the types described in clauses “FIFTH” and “SIXTH” above in the manner provided in this Section 2.12(b).
        Section 2.13. Non-Receipt of Funds by the Administrative Agent.
     (a) Unless the Administrative Agent shall have been notified in writing by a Lender prior to the date a Loan is to be made by such Lender (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Loan available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such proceeds available to the Administrative Agent on such date, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for the applicable borrowing pursuant to the Notice of Borrowing, and (ii) from a Lender at the Federal Funds Effective Rate.
     (b) Unless the Administrative Agent shall have been notified in writing by the Borrower, prior to the date on which any payment is due from it hereunder (which notice shall be effective upon receipt) that the Borrower does not intend to make such payment, the Administrative Agent may assume that such Borrower has made such payment when due, and the Administrative Agent may in reliance upon such assumption (but shall not be required to) make available to each Lender on such payment date an amount equal to the portion of such assumed payment to which such Lender is entitled hereunder, and if the Borrower has not in fact made such payment to the Administrative Agent, such Lender shall, on demand, repay to the Administrative Agent the amount made available to such Lender. If such amount is repaid to the Administrative Agent on a date after the date such amount was made available to such Lender, such Lender shall pay to the Administrative Agent on demand interest on such amount in respect of each day from the date such amount was made available by the Administrative Agent to such Lender to the date such amount is recovered by the Administrative Agent at a per annum rate equal to the Federal Funds Effective Rate.
     (c) A certificate of the Administrative Agent submitted to the Borrower or any Lender with respect to any amount owing under this Section 2.13 shall be conclusive in the absence of manifest error.
     Section 2.14. Inability to Determine Interest Rate.
     Notwithstanding any other provision of this Credit Agreement, if (a) the Administrative Agent shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR for any Interest Period, or (b) the Required Lenders shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that the LIBOR Rate does not adequately and fairly reflect the cost to such Lenders of funding LIBOR Rate Loans that the Borrower has requested during such Interest Period, the Administrative Agent shall forthwith give telephone notice of such determination, confirmed in writing, to the Borrower, and the Lenders at least two Business Days prior to the first day of such Interest Period. Unless the Borrower shall have notified the Administrative Agent upon receipt of such telephone notice that it wishes to rescind or modify its request regarding such LIBOR Rate Loans, any Loans that were requested to be made as LIBOR Rate Loans shall be made as Alternate Base Rate Loans and any Loans that were requested to be converted into or continued as LIBOR Rate Loans shall remain as or be converted into Alternate Base Rate Loans. Until any such notice has been withdrawn by the Administrative Agent, no further Loans shall be made as, continued as, or converted into, LIBOR Rate Loans for the Interest Periods so affected.
     Section 2.15. Illegality.
     Notwithstanding any other provision of this Credit Agreement, if the adoption of or any change in any requirement of Applicable Law or in the interpretation or application thereof by the relevant Governmental Authority to any Lender shall make it unlawful for such Lender or its LIBOR Lending Office to make or maintain LIBOR Rate Loans as contemplated by this Credit Agreement or to obtain in the interbank eurodollar market through its LIBOR Lending Office the funds with which to make such Loans, (a) such Lender shall promptly notify the Administrative Agent and the Borrower thereof, (b) the commitment of such Lender hereunder to make LIBOR Rate Loans or continue LIBOR Rate Loans as such shall forthwith be suspended until the

Administrative Agent shall give notice that the condition or situation which gave rise to the suspension shall no longer exist, and (c) such Lender’s Loans then outstanding as LIBOR Rate Loans, if any, shall be converted on the last day of the Interest Period for such Loans or within such earlier period as required by law as Alternate Base Rate Loans. The Borrower hereby agrees promptly to pay any Lender, upon its demand, any additional amounts necessary to compensate such Lender for actual and direct costs (but not including anticipated profits) reasonably incurred by such Lender in making any repayment in accordance with this Section 2.15 including, but not limited to, any interest or fees payable by such Lender to lenders of funds obtained by it in order to make or maintain its LIBOR Rate Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section 2.15 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts (including reasonable efforts to change its LIBOR Lending Office) to avoid or to minimize any amounts which may otherwise be payable pursuant to this Section 2.15; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.
     Section 2.16. Requirements of Law.
     (a) If the adoption of or any change in any requirement of Applicable Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:
          (i) shall subject such Lender to any tax of any kind whatsoever with respect to any Letter of Credit, any participation therein or any application relating thereto, any LIBOR Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for changes in the rate of tax on the overall net income of such Lender);
          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the LIBOR Rate hereunder; or
          (iii) shall impose on such Lender any other condition;
and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining LIBOR Rate Loans or the Letters of Credit or the participations therein or to reduce any amount receivable hereunder or under any Note, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable which such Lender reasonably deems to be material as determined by such Lender with respect to its LIBOR Rate Loans or Letters of Credit. A certificate as to any additional amounts payable pursuant to this Section 2.16 submitted by such Lender, through the Administrative Agent, to the Borrower shall be conclusive in the absence of manifest error. Each Lender agrees to use reasonable efforts

(including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this paragraph of this Section 2.16; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender to be material.
     (b) If any Lender shall have reasonably determined that the adoption of or any change in any requirement of Applicable Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, within fifteen (15) days after demand by such Lender, the Borrower shall pay to such Lender such additional amount as shall be certified by such Lender as being required to compensate it for such reduction. Such a certificate as to any additional amounts payable under this Section 2.16 submitted by a Lender (which certificate shall include a description of the basis for the computation), through the Administrative Agent, to the Borrower shall be conclusive absent manifest error.
     (c) The agreements in this Section 2.16 shall survive the termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.
     Section 2.17. Indemnity.
     The Borrower hereby agrees to indemnify each Lender and to hold such Lender harmless from any funding loss or expense which such Lender may sustain or incur as a consequence of (a) the failure by the Borrower to pay the principal amount of or interest on any Loan by such Lender in accordance with the terms hereof, (b) the failure of the Borrower to accept a borrowing after the Borrower has given a notice in accordance with the terms hereof, (c) the failure of the Borrower to make any prepayment after the Borrower has given a notice in accordance with the terms hereof, and/or (d) the making by the Borrower of a prepayment of a Loan, or the conversion thereof, on a day which is not the last day of the Interest Period with respect thereto, in each case including, but not limited to, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its Loans hereunder. A certificate as to any additional amounts payable pursuant to this Section 2.17 submitted by any Lender, through the Administrative Agent, to the Borrower (which certificate must be delivered to the Administrative Agent within thirty (30) days following such default, prepayment or conversion) shall be conclusive in the absence of manifest error. The agreements in this Section 2.17 shall survive termination of this Credit Agreement and payment of the Notes and all other amounts payable hereunder.
     Section 2.18. Taxes.

     (a) All payments made by the Borrower hereunder or under any Note will be, except as provided in Section 2.18(b), made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any Governmental Authority or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Credit Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. The Borrower will furnish to the Administrative Agent as soon as practicable after the date the payment of any Taxes is due pursuant to Applicable Law certified copies (to the extent reasonably available and required by law) of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.
     (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the Borrower and the Administrative Agent on or prior to the Closing Date, or in the case of a Lender that is an assignee or transferee of an interest under this Credit Agreement pursuant to Section 9.6(c) (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) if the Lender is a “bank” within the meaning of Section 881(c)(3)(A) of the Code, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY (or successor forms) certifying such Lender’s entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Credit Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, Internal Revenue Service Form W-8BEN, W-8ECI or W-8IMY as set forth in clause (i) above, or (A) a certificate substantially in the form of Exhibit L (any such certificate, a “2.18 Certificate”), and (B) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form) certifying such Lender’s entitlement to an exemption from United States withholding tax with respect to payments of interest to be made under this Credit Agreement and under any Note. In addition, each Lender agrees that it will deliver upon the Borrower’s request updated versions of the foregoing, as applicable, whenever the previous certification has become obsolete or inaccurate in any material respect, together with such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Credit Agreement and any Note. Notwithstanding anything to the contrary contained in Section 2.18(a), but subject to the immediately succeeding sentence, (1) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding, and (2) the Borrower shall not be obligated pursuant to Section 2.18(a) hereof to gross-up payments to be made to a Lender in respect of Taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 2.18(b), or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 2.18, the Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 2.18(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any Applicable Law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of Taxes.
     (c) Each Lender agrees to use reasonable efforts (including reasonable efforts to change its Domestic Lending Office or LIBOR Lending Office, as the case may be) to avoid or to minimize any amounts which might otherwise be payable pursuant to this Section 2.18; provided, however, that such efforts shall not cause the imposition on such Lender of any additional costs or legal or regulatory burdens deemed by such Lender in its sole discretion to be material.
     (d) If the Borrower pays any additional amount pursuant to this Section 2.18 with respect to a Lender, such Lender shall use reasonable efforts to obtain a refund of tax or credit against its tax liabilities on account of such payment; provided that such Lender shall have no obligation to use such reasonable efforts if either (i) it is in an excess foreign tax credit position, or (ii) it believes in good faith, in its sole discretion, that claiming a refund or credit would cause adverse tax consequences to it. In the event that such Lender receives such a refund or credit, such Lender shall pay to the Borrower an amount that such Lender reasonably determines is equal to the net tax benefit obtained by such Lender as a result of such payment by the Borrower. In the event that no refund or credit is obtained with respect to the Borrower’s payments to such Lender pursuant to this Section 2.18, then such Lender shall upon request provide a certification that such Lender has not received a refund or credit for such payments. Nothing contained in this Section 2.18 shall require a Lender to disclose or detail the basis of its calculation of the amount of any tax benefit or any other amount or the basis of its determination referred to in the proviso to the first sentence of this Section 2.18 to the Borrower or any other party.
     (e) The agreements in this Section 2.18 shall survive the termination of this Credit Agreement and the payment of the Notes and all other amounts payable hereunder.

        Section 2.19. Indemnification; Nature of Issuing Lender’s Duties.
     (a) In addition to its other obligations under Section 2.3, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Lender and each Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys’ fees) that the Issuing Lender or such Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit, or (ii) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions, herein called “Government Acts”).
     (b) As between the Borrower and the Issuing Lender and each Lender, the Borrower shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. Neither the Issuing Lender nor any Lender shall be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (vii) for any consequences arising from causes beyond the control of the Issuing Lender or any Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender’s rights or powers hereunder.
     (c) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender or any Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuing Lender or such Lender under any resulting liability to the Borrower. It is the intention of the parties that this Credit Agreement shall be construed and applied to protect and indemnify the Issuing Lender and each Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Borrower, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any Government Authority. The Issuing Lender and the Lenders shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender and the Lenders.

     (d) Nothing in this Section 2.19 is intended to limit the reimbursement obligation of the Borrower contained in Section 2.3(d) hereof. The obligations of the Borrower under this Section 2.19 shall survive the termination of this Credit Agreement. No act or omissions of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender and the Lenders to enforce any right, power or benefit under this Credit Agreement.
     (e) Notwithstanding anything to the contrary contained in this Section 2.19, the Borrower shall have no obligation to indemnify the Issuing Lender or any Lenders in respect of any liability incurred by the Issuing Lender or such Lender arising out of the gross negligence or willful misconduct of the Issuing Lender (including action not taken by the Issuing Lender or such Lender), as determined by a court of competent jurisdiction or pursuant to arbitration.
     Section 2.20. Extension of Commitment Termination Date.
     Prior to the two year anniversary of the Closing Date, Borrower may extend the Commitment Termination Date to a date that is not later than twelve (12) months after the then-effective Commitment Termination Date, no more than one time, upon: (a) delivery of a Facility Extension Request in the form attached hereto as Exhibit M (the “Facility Extension Request”) to Administrative Agent; (b) payment to Administrative Agent for the benefit of the Lenders of a facility extension fee equal to twenty basis points (0.20%) on the then-existing Committed Amount (i.e., 0.20% times the Committed Amount); and (c) payment by Borrower of all fees and expenses to Administrative Agent and the Lenders to the extent then due. Such extension shall be evidenced by delivery of written confirmation of the same by Administrative Agent to Borrower; provided, that:
          (i) no Default or Event of Default shall have occurred and be continuing; and
          (ii) the representations and warranties contained in this Agreement shall be true and correct on and as of the Facility Extension Request as if made on and as of such date (or, if any such representation and warranty is expressly stated to have been made as of a specific date, such representations and warranties shall be true and correct as of such specific date).
     Section 2.21. Replacement of Lenders.
     If Borrower becomes obligated to pay additional amounts to any Lender pursuant to Section 2.16 or Section 2.18, then Borrower may within sixty (60) days thereafter designate another bank or financial institution which is acceptable to Agent in its reasonable discretion (such other bank or financial institution being called a “Replacement Lender”) to purchase the Loans of such Lender and such Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to a Commitment Transfer Supplement), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder. Nothing in this Section 2.21 shall be deemed to relieve Borrower of its obligation to pay additional amounts to any Lender pursuant to Section 2.16 or Section 2.18.
ARTICLE III
CONDITIONS PRECEDENT
     Section 3.1. Conditions to Closing.
     This Credit Agreement shall become effective upon, and the obligation of each Lender to make the initial Loans, and the Issuing Lender to issue Letters of Credit on the Closing Date is subject to, the satisfaction of the following conditions precedent:
     (a) Execution of Credit Agreement and Credit Documents. The Administrative Agent shall have received (i) counterparts of this Credit Agreement, executed by a duly authorized officer of each party hereto, (ii) a Note, for the account of each Lender that requests a Note, (iii) for the account of the Swingline Lender, the Swingline Note, and (iv) counterparts of any other Credit Document, executed by the duly authorized officers of the parties thereto.
     (b) Authority Documents. The Administrative Agent shall have received the following:
          (i) Certificate of Incorporation, Etc. Copies of the certificate of incorporation or other charter or formation documents of each Credit Party certified to be true and complete as of a recent date by the appropriate governmental authority of the state of its incorporation or formation, as the case may be.
          (ii) Resolutions. Copies of resolutions of the board of directors or other comparable managing body of each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by an officer or the managing member of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.
          (iii) Bylaws. A copy of the bylaws and/or operating agreement of each Credit Party certified by an officer or managing member of such Credit Party as of the Closing Date to be true and correct and in force and effect as of such date.
          (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date by the appropriate governmental authorities of the state of incorporation or formation, as the case may be, and each other state in which such Credit Party is qualified to do business.

          (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary pursuant to the Secretary Certificate substantially in the form of Exhibit D (“Secretary’s Certificate”) to be true and correct as of the Closing Date, in form and substance satisfactory to Administrative Agent.
     (c) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) searches of UCC filings in the jurisdiction of the chief executive office and state of incorporation of each Credit Party and each jurisdiction where Credit Party’s personal property is located; and (ii) copies of the financing statements on file in such jurisdictions.
     (d) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion of counsel for each Credit Party from Hogan and Hartson LLP dated the Closing Date and addressed to the Administrative Agent and the Lenders in form and substance satisfactory to Administrative Agent.
     (e) Fees. The Administrative Agent and the Lenders shall have received all fees, if any, owing pursuant to Section 2.5 and any fee or commitment letter.
     (f) Litigation. There shall not exist any pending or threatened litigation, investigation, bankruptcy or insolvency, injunction, order or claim affecting or relating to any Credit Party or any of their Subsidiaries, this Agreement and the other Credit Documents, that has not been settled, dismissed, vacated, discharged or terminated prior to the Closing Date which could reasonably be expected to result in a Material Adverse Effect.
     (g) Government Consent. The Administrative Agent shall have received evidence that all governmental, shareholder and material third party consents and approvals necessary in connection with the financings and other transactions contemplated hereby have been obtained.
     (h) Compliance with Laws. The Loans and other transactions contemplated hereby shall be in compliance with all Applicable Laws and regulations (including all applicable securities and banking laws, rules and regulations).
     (i) Bankruptcy. There shall be no Insolvency Proceedings with respect to any Credit Party or any of their Subsidiaries.
     (j) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.1 hereof, each in form and substance satisfactory to it.
     (k) No Material Adverse Change. Since December 31, 2005, there has been no Material Adverse Change with respect to the Borrower and its Subsidiaries taken as a whole.
     (l) Financial Condition Certificate. The Administrative Agent shall have received a certificate, substantially in the form of Exhibit G (“Solvency Certificate”) and certified as accurate by a Responsible Officer, demonstrating compliance by the Borrower and its Subsidiaries as of the Closing Date with the financial covenants contained in Section 5.32 hereof.
     (m) Officer’s Certificate. The Administrative Agent shall have received a certificate executed by a Responsible Officer of each Credit Party as of the Closing Date stating that (i) no action, suit, investigation or proceeding is pending or, to the knowledge of each such Credit Party, threatened in any court or before any arbitrator or governmental instrumentality that purports to affect the Credit Parties or the transactions contemplated by the Credit Documents, if such action, suit, investigation or proceeding could reasonably be expected to have a Material Adverse Effect, and (ii) immediately after giving effect to this Credit Agreement (including the initial Loans hereunder), the other Credit Documents, and all the transactions contemplated therein or thereby to occur on such date, (A) no Default or Event of Default exists, and (B) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects.
     (n) Borrower Information Certificate. The Administrative Agent shall have received a certificate substantially in the form of Exhibit K (“Borrower Information Certificate”), for benefit of itself and the Lenders, provided by each Credit Party that sets forth information required by the PATRIOT Act including, without limitation, the identity of each Credit Party, the name and address of each Credit Party and other information that will allow the Administrative Agent or any Lender, as applicable, to identify each Credit Party in accordance with the PATRIOT Act.
     (o) Additional Matters. All other documents and legal matters in connection with the transactions contemplated by this Credit Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
     Section 3.2. Conditions to All Extensions of Credit.
     The obligation of each Lender to make any Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent on the date of making such Extension of Credit:
     (a) Representations and Warranties. The representations and warranties made by the Credit Parties herein or which are contained in any certificate furnished at any time under or in connection herewith shall be true and correct on and as of the date of such Extension of Credit as if made on and as of such date (except for those which expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date).
     (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Extension of Credit to be made on such date unless such Default or Event of Default shall have been waived in accordance with this Credit Agreement.

     (c) Compliance with Covenants. Immediately after giving effect to the making of any such Extension of Credit, each Credit Party is in compliance with each of the covenants set forth herein.
     (d) Compliance with Commitments. Immediately after giving effect to the making of any such Extension of Credit (and the application of the proceeds thereof), (i) the sum of the aggregate principal amount of outstanding Revolving Loans, plus outstanding Swingline Loans, plus LOC Obligations shall not exceed the Committed Amount then in effect, (ii) the LOC Obligations shall not exceed the LOC Committed Amount, and (iii) the Swingline Loans shall not exceed the Swingline Committed Amount.
     (e) Additional Conditions to Revolving Loans. If such Loan is made pursuant to Section 2.1, all applicable conditions set forth in such Section shall have been satisfied.
     (f) Additional Conditions to Letters of Credit. If such Extension of Credit is made pursuant to Section 2.3, all applicable conditions set forth in such Section shall have been satisfied.
     (g) Material Adverse Change. There shall have been no Material Adverse Change to the Credit Parties and their Subsidiaries taken as whole.
     Each request for an Extension of Credit and each acceptance by the Borrower of any such Extension of Credit shall be deemed to constitute a representation and warranty by each Credit Party as of the date of such Extension of Credit that the applicable conditions in paragraphs (a) through (g) of this Section 3.2 have been satisfied.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     To induce the Lenders to enter into this Credit Agreement and to make the Extension of Credit herein provided for, each of the Credit Parties hereby represents and warrants to the Administrative Agent and to each Lender that:
     Section 4.1. Existence and Power. Each of the Credit Parties (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for such jurisdictions where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect, and (c) has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those licenses, permits or other approvals, the absence of which could not reasonably be expected to have a Material Adverse Effect.
     Section 4.2. Organizational and Governmental Authorization; No Contravention. The execution, delivery and performance by each Credit Party of the Credit Documents to which each such Credit Party is a party (a) are within each such Credit Party’s organizational powers, (b) have been duly authorized by all necessary organizational action, (c) require no action by or in respect of, or filing with, any governmental body, agency or official, (d) do not contravene any provision of any Applicable Law or regulation or of the organizational documents of each Credit Party or of any judgment, injunction, order, decree, or constitute a default under any material agreement binding upon the Credit Parties or any of their Subsidiaries, and (e) do not result in the creation or imposition of any Lien on any asset of the Credit Parties or any of their Subsidiaries.
     Section 4.3. Binding Effect. This Agreement constitutes a valid and binding agreement of each Credit Party enforceable in accordance with its terms, and the Notes and the other Credit Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Credit Parties enforceable in accordance with their respective terms, provided that the enforceability hereof and thereof is subject in each case to general principles of equity and to Insolvency Laws.
     Section 4.4. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) as of December 31, 2005 and the related consolidated statements of income, shareholders’ equity and cash flows for the Fiscal Year then ended, reported on by a Big 4 Accounting Firm, copies of which have been delivered to each of the Lenders, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) as of such dates and their consolidated results of operations and cash flows for such periods stated.
     (b) Since December 31, 2005 there has been no event, act, condition or occurrence which has had or could reasonably be expected to have a Material Adverse Effect.
     Section 4.5. Litigation. There is no investigation, action, suit or proceeding pending, or to the knowledge of the Credit Parties threatened, against or affecting any Credit Party or any Subsidiary (including Unrestricted Subsidiaries) of a Credit Party before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have a Material Adverse Effect or which purports to affect the validity or enforceability of the Credit Documents.
     Section 4.6. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.
     (b) Neither the Borrower nor any member of the Controlled Group is or ever has been obligated to contribute to any Multiemployer Plan.
     (c) The assets of Borrower or any Subsidiary do not and will not constitute “plan assets,” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder. The execution, delivery and performance of this Agreement, and the borrowing and repayment of amounts hereunder, do not and will not constitute “prohibited transactions” under ERISA or the Code.
     Section 4.7. Taxes. There have been filed on behalf of the Borrower and its Subsidiaries all Federal tax returns and, to the Borrower’s knowledge all state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid prior to becoming delinquent (other than taxes currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of the Borrower). The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate.
     Section 4.8. Subsidiaries. Each of the Borrower’s Subsidiaries (including Unrestricted Subsidiaries) (a) is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, except as could not reasonably be expected to have a Material Adverse Effect, (b) is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, except for such jurisdictions where the failure to qualify could not reasonably be expected to have a Material Adverse Effect, and (c) has all organizational powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted except those licenses, permits or other approvals, the absence of which could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, the Borrower has no Subsidiaries except those Subsidiaries listed on Schedule 4.8, which accurately sets forth each such Subsidiary’s complete name and jurisdiction of incorporation.
     Section 4.9. Investment Company Act. None of the Credit Parties is (i) an “investment company” or a company controlled by an “investment company” that has elected to be regulated as a “business development company” within the meaning of the Investment Company Act, or (ii) a person qualifying for treatment as a “regulated investment company” under the Code.
     Section 4.10. Public Utility Holding Company Act. None of the Credit Parties nor any of their Subsidiaries is a “holding company”, or a “subsidiary company” of a “holding company”, or an “affiliate” of a “holding company” or of a “subsidiary company” of a “holding company”, as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.
     Section 4.11. Ownership of Property. Each Credit Party and each of their Subsidiaries has title to its properties sufficient for the conduct of its business.
     Section 4.12. No Default. None of the Credit Parties nor any of their respective Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could reasonably be expected to have a Material Adverse Effect. No event has occurred and is continuing and no condition exists, or would result from the Extension of Credit or from the application of the proceeds therefrom, which constitutes a Default or Event of Default.

     Section 4.13. Full Disclosure. (a) None of the factual information (other than projections) heretofore furnished (including any information furnished in public filings) in writing by any Credit Party for purposes of or in connection with this Credit Agreement contains any untrue statement of a material fact, or when taken together with all other written information so furnished omits to state any material fact necessary to make any information not materially misleading.
     (b) Any projections heretofore furnished by the Borrower to the Administrative Agent for purposes of or in connection with the Credit Agreement were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of the delivery, the Borrower’s best estimate of its future financial performance.
     (c) Each Credit Party has disclosed to the Lenders in writing any and all facts which are reasonably likely to have a Material Adverse Effect.
        Section 4.14. Environmental Matters. Except as could not reasonably be expected to have a Material Adverse Effect:
     (a) None of the Credit Parties nor any of their Subsidiaries (including Unrestricted Subsidiaries) is subject to any Environmental Liability and none of the Credit Parties or any their Subsidiaries (including Unrestricted Subsidiaries) has been designated as a potentially responsible party under CERCLA. None of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. § 300, (ii) CERCLIS list, or (iii) any list arising from a state statute similar to CERCLA.
     (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of any Credit Party, at or from any adjacent site or facility, except for Hazardous Materials, such as cleaning solvents, pesticides and other materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, and managed or otherwise handled in minimal amounts in the ordinary course of business in compliance with all applicable Environmental Requirements.
     (c) Each Credit Party and each of their Subsidiaries (including Unrestricted Subsidiaries) and Affiliates, has procured all Environmental Authorizations necessary for the conduct of its business, and is in compliance with all Environmental Requirements in connection with the operation of the Properties and the Credit Parties, and each of their respective Subsidiary’s (including Unrestricted Subsidiaries) and Affiliate’s, respective businesses.
        Section 4.15. Compliance with Laws. Each Credit Party and each Subsidiary (including Unrestricted Subsidiaries) of the Credit Parties is in compliance with all Applicable Laws, including, without limitation, all Environmental Laws except in such instances in which failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
     Section 4.16. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Credit Parties and their Subsidiaries presently issued and outstanding are validly issued in accordance with all Applicable Laws, including, but not limited to, the “Blue Sky” laws of all applicable states and the federal securities laws. As of the Closing Date the issued shares of Capital Stock of each Credit Party’s respective Wholly Owned Subsidiaries are owned by the Credit Parties free and clear of any Lien or adverse claim except for Liens described on Schedule 4.16.
     Section 4.17. Margin Stock. None of the Credit Parties or any of their Subsidiaries is engaged in the business of extending credit for the purpose of “purchasing” or “carrying” any Margin Stock. The Credit Parties do not own any Margin Stock, and no portion of the proceeds of any Loan hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a “purpose credit” within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Credit Parties will not take or permit to be taken any action that might cause any Credit Document to violate any regulation of the Board of Governors of the Federal Reserve System.
     Section 4.18. Insolvency. After giving effect to the execution and delivery of the Credit Documents and the Extension of Credit under this Agreement, none of the Credit Parties will be “insolvent,” within the meaning of such term as defined in the Bankruptcy Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.
     Section 4.19. Available Unpledged Assets. The information contained in the Monthly Report delivered pursuant to Section 5.2(b) is an accurate and complete listing in all material respects of all Qualified Available Unpledged Assets, and the information contained therein with respect to the identity of such Qualified Available Unpledged Assets and the amounts owing thereunder is true and correct in all material respects. The Borrower owns and has good and marketable title to the Qualified Available Unpledged Assets and each such Qualified Available Unpledged Asset and the Related Property is free and clear of any Lien of any Person (other than Permitted Liens).
     Section 4.20. Labor Matters. There are no significant strikes, lockouts, slowdowns or other labor disputes against the Credit Parties pending or, to the knowledge of the Credit Parties, threatened. The hours worked by and payment made to employees of the Credit Parties and each Subsidiary of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable federal, state or foreign law dealing with such matters, except in such instances in which the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     Section 4.21. Patents, Trademarks, Etc. To the best of their knowledge, the Credit Parties and each Subsidiary of the Credit Parties owns, or is licensed to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes, service marks and rights with respect to the foregoing that are (a) necessary for the conduct of their respective businesses as currently conducted, and (b) material to the businesses, financial condition, operations, or properties, of the Credit Parties and their Subsidiaries taken as a whole. To the Credit Parties knowledge, the use of such patents, trademarks, trade names, copyrights, technology, know-how, processes and rights with respect to the Credit Parties and their Subsidiaries, does not infringe on the rights of any Person in any manner which could reasonably be expected to cause a Material Adverse Effect.
     Section 4.22. Tax Shelter Regulations. Borrower does not intend to treat the Loans and advances and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event Borrower determines to take any action inconsistent with such intention, it will promptly notify Administrative Agent thereof. If Borrower so notifies Administrative Agent, Borrower acknowledges that one or more of the Lenders may treat its Revolving Loans and/or its interest in Swingline Loans as part of a transaction that is subject to Treasury Regulation 301.6112-1, and that such Lender or Lenders, as applicable, will maintain the lists and other records required by such Treasury Regulation.
     Section 4.23. All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required in connection with the due execution, delivery and performance by the Credit Parties of this Agreement and any Credit Document to which the Credit Parties are a party, have been obtained.
     Section 4.24. Selection Procedures. No procedures believed by the Credit Parties to be adverse to the interests of the Administrative Agent and the Lenders were utilized by the Credit Parties in identifying and/or selecting the Investments that are part of the Available Unpledged Assets and Qualified Available Unpledged Assets; it being understood that the selection procedures used by the Credit Parties for the inclusion of Investments in one or more of its Securitization Transactions or other financing facilities and which are solely intended to obtain the most beneficial advance rates thereunder and/or otherwise maximize the efficiency of such facilities shall not be deemed to be adverse procedures for the purposes of this Section.
     Section 4.25. [Reserved].
     Section 4.26. Credit and Collection Policy; Residential Mortgage Policies and Procedures. The copy of the Residential Mortgage Policies and Procedures and the Credit and Collection Policy, attached hereto as Schedule 1.1(a) and Schedule 4.26, respectively, are true, complete and accurate as of the Closing Date. Since the date hereof, there have been no material changes in any Credit and Collection Policy or the Residential Mortgage Policies and Procedures other than in accordance with this Agreement. Since December 31, 2005, no Material Adverse Change has occurred in the overall rate of collection of the Investment Loans and Investments in Equity Instruments, and Borrower has at all times complied in all material respects and to the extent applicable with the Credit and Collection Policy with respect to each Investment Loan and each Investment in Equity Instruments.

     Section 4.27. Compliance with OFAC Rules and Regulations. None of the Borrower, any Subsidiary (including Unrestricted Subsidiaries) of the Borrower, any Guarantor, or, to the Borrower’s knowledge, any Affiliate of the Borrower or any Guarantor (i) is a Sanctioned Person, or (ii) derives any of its operating income from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. The proceeds of any Loan will not be used and have not been used to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Entity.
     Section 4.28. REIT Status. The Borrower (a) operates its business so as to satisfy all requirements necessary to qualify as a REIT, and will not intentionally take any action that will cause Borrower to fail to so qualify; (b) maintains adequate records so as to comply with all record-keeping requirements relating to its qualification as a REIT as required by the Code and applicable regulations of the Department of Treasury promulgated thereunder and will properly prepare and timely file with the Internal Revenue Service all returns and reports required thereby to qualify as a REIT; and (c) requested or will timely request from its shareholders all information required by the Code and applicable regulations of the Department of Treasury promulgated thereunder to qualify as a REIT.
ARTICLE V
COVENANTS
     Each Credit Party hereby covenants and agrees that, on the Closing Date, and thereafter for so long as this Credit Agreement is in effect and until the Commitments have terminated, no Note remains outstanding and unpaid and the Credit Party Obligations under the Credit Documents, together with interest, Commitment Fees and all other amounts owing to the Agent or any Lender hereunder, are paid in full:
     Section 5.1. Financial Statements.
     Borrower shall furnish to the Administrative Agent and each of the Lenders:
     (a) Annual Financial Statements. As soon as available, but in any event within ten (10) days of the date the Borrower is required to file its Form 10-K with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise), a copy of the consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such Fiscal Year and the related consolidated and consolidating statements of income, cash flows and retained earnings of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) for such year, audited by a Big 4 Accounting Firm, setting forth in each case in comparative form the figures for the preceding Fiscal Year, reported on without a “going concern” or like qualification, exception or assumption, or qualification or assumption indicating that the scope of the audit was inadequate to permit such independent certified public accountants to certify such financial statements without such qualification;

     (b) Quarterly Financial Statements. As soon as available and in any event within ten (10) days of the date the Borrower is required to file its Form 10-Q with the SEC (without giving effect to any extension of such due date, whether obtained by filing the notification permitted by Rule 12b-25 or any successor provision thereto or otherwise), a company-prepared consolidated and consolidating balance sheet of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) as at the end of such period and related company-prepared consolidated and consolidating statements of income, cash flows and retained earnings for the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) for such quarterly period and for the portion of the Fiscal Year ending with such period, in each case setting forth in comparative form the figures for the corresponding period or periods of the preceding Fiscal Year (subject to normal recurring year-end audit adjustments) certified as to fairness of presentation, GAAP and consistency by the Chief Financial Officer of the Borrower; and
all such financial statements to fairly present in all material respects the financial condition and results from operations of the entities and for the periods specified and to be prepared in reasonable detail and in accordance with GAAP (subject, in the case of interim statements, to normal year-end audit adjustments) applied consistently throughout the periods reflected therein and, if applicable, accompanied by a description of, and an estimation of the effect on the financial statements on account of, a change in the application of accounting principles as provided in Section 1.3.
        Section 5.2. Certificates; Other Information.
        Borrower shall furnish to the Administrative Agent and each of the Lenders:
     (a) concurrently with the delivery of the financial statements referred to in Sections 5.1(a) and 5.1(b) above, a certificate of a Responsible Officer substantially in the form of Exhibit H (“Compliance Certificate”) stating that (i) such financial statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) for the periods indicated in conformity with GAAP applied on a consistent basis, (ii) each Credit Party during such period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Credit Agreement to be observed, performed or satisfied by it, and (iii) such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto, and including calculations in reasonable detail required to indicate compliance with Sections 5.8, 5.28 and 5.32 as of the last day of such period;
     (b) within fifteen (15) Business Days after the end of each calendar month, a monthly report (the “Monthly Report”) signed by a Responsible Officer of the Borrower and substantially in the form of Exhibit I; and

     (c) promptly, such additional financial and other information as the Administrative Agent, on behalf of any Lender, may from time to time reasonably request.
     Section 5.3. Payment of Taxes and Other Obligations.
     The Credit Parties will, and will cause each of their Subsidiaries (including Unrestricted Subsidiaries) to pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, (subject, where applicable, to specified grace periods) all (a) Federal taxes, and (b) promptly upon obtaining knowledge thereof, all state and local taxes, assessments and governmental charges the nonpayment of which could reasonably be expected to result in a material liability or asset impairment, and any additional costs that are imposed as a result of any failure to so pay, discharge or otherwise satisfy such taxes, obligations and liabilities, except when the amount or validity of any such taxes, obligations and liabilities is currently being contested in good faith by appropriate proceedings and reserves, if applicable, in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties.
     Section 5.4. Notices.
     Immediately after any Credit Party becomes aware thereof give written notice to the Administrative Agent (which shall promptly transmit such notice to each Lender) of the occurrence of any Default or Event of Default, and promptly (but in no event later than three (3) Business Days after a Responsible Officer of any Credit Party obtains actual knowledge thereof) give written notice of the following to the Administrative Agent (which shall promptly transmit such notice to each Lender):
     (a) the occurrence of any default or event of default under any Contractual Obligation of any of the Credit Parties or any Subsidiary which could reasonably be expected to have a Material Adverse Effect or result in monetary liability in excess of $10,000,000;
     (b) any litigation, or any investigation or proceeding affecting any of the Credit Parties which, could reasonably be expected to have a Material Adverse Effect;
     (c) any order, judgment or decree exceeding $10,000,000 having been entered against any of the Credit Parties or any Subsidiary;
     (d) (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC (other than a Permitted Lien) or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan, or (ii) the institution of proceedings or the taking of any other action by the PBGC or any Credit Party or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;
     (e) any notice of any material violation received by any Credit Party from any Governmental Authority; and

     (f) any other development or event which could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 5.4 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Credit Party proposes to take with respect thereto. In the case of any notice of a Default or Event of Default, such Credit Party shall specify that such notice is a Default or Event of Default notice on the face thereof.
     Section 5.5. Inspection of Property, Books and Records.
     Each Credit Party will: (a) keep, and will cause each Subsidiary (including Unrestricted Subsidiaries) to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities; (b) permit, and will cause each Subsidiary (including Unrestricted Subsidiaries) of the Credit Parties to permit, during regular business hours, upon not less than five (5) days prior notice which notice shall not be required in the case of a Default or an Event of Default having occurred, the Administrative Agent or its designee, at the expense of the Borrower, to perform periodic field audits and investigations of the Borrower and the Qualified Available Unpledged Assets, from time to time, provided that the field audits and investigations at the Borrower’s headquarters in Chevy Chase, Maryland shall be no more frequent than once each Fiscal Year (in the absence of an Event of Default); and (c) permit, and will cause each Subsidiary (including Unrestricted Subsidiaries) to permit, representatives of the Administrative Agent and any Lender at the expense of the Administrative Agent or such Lender, as applicable, prior to the occurrence of an Event of Default and at the Borrower’s expense after the occurrence of an Event of Default to visit and inspect, during regular business hours, any of their respective properties, to examine and make abstracts from any of their respective books and records (including computer tapes and disks) and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. Each Credit Party agrees to cooperate and assist in such visits and inspections; provided that such visits and inspections shall be no more frequent than once each Fiscal Year so long as no Event of Default shall have occurred and be continuing, and as often as may reasonably be desired in the event that an Event of Default shall have occurred and be continuing.
     Section 5.6. Acquisitions.
     Neither the Borrower nor any Subsidiary of the Borrower shall consummate any Acquisition, unless (a) the line or lines of business of the Person to be acquired are substantially the same as or related to one or more Permitted Lines of Business, (b) no Default or Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition and no less than three (3) Business Days after the date such Acquisition is effective the Borrower provides to the Administrative Agent and Lenders pro forma financial statements confirming the Borrower will be in pro forma compliance with Section 5.32, and (c) the Person acquired shall be (i) a Subsidiary or merged into a Subsidiary or (ii) be merged into the Borrower immediately upon consummation of the Acquisition (or if assets are being acquired, the acquiror shall be the Borrower or a Subsidiary of the Borrower).

     Section 5.7. Restricted Payments.
     If a Default or Event of Default specified in Section 7.1(a) or Section 7.1(f) shall have occurred and be continuing, or if as a result of the occurrence of any other Event of Default the Credit Party Obligations have been accelerated pursuant to Section 7.2, the Credit Parties shall not make any Restricted Payment.
     Section 5.8. Capital Expenditures.
     Capital Expenditures will not exceed in the aggregate in any Fiscal Year the sum of $25,000,000; provided, however, to the extent Capital Expenditures in any fiscal year are less than the amount permitted by this Section 5.8, such unused amounts may be carried forward to a subsequent period.
     Section 5.9. Additional Guarantors.
     Borrower will cause each of its First Tier Domestic Subsidiaries and each of its First Tier Foreign Subsidiaries, whether newly formed, after acquired or otherwise existing, to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) become a Guarantor hereunder by way of execution of a Joinder Agreement; provided that, First Tier Foreign Subsidiaries shall not be required to become a Guarantor if it would be unlawful or would cause any material adverse tax consequences to the Borrower or such First Tier Foreign Subsidiary.
     Section 5.10. Maintenance of Unsecured Debt Rating.
     Borrower shall at all times maintain a senior unsecured debt rating by one of (a) Fitch, (b) S&P, or (c) Moody’s. In the event Borrower shall maintain one senior unsecured debt rating such rating shall at all times be equal to or greater than (i) in the case of Fitch “BB-”, (ii) in the case of S&P “BB-”, and (iii) in the case of Moody’s “Ba3”. In the event Borrower shall maintain two or more senior unsecured debt ratings, two of such ratings shall at all times be equal to or greater than (i) in the case of Fitch “BB-”, (ii) in the case of S&P “BB-”, and (iii) in the case of Moody’s “Ba3”.
     Section 5.11. Ownership of Credit Parties; Restrictions.
     The Borrower will not sell, transfer, pledge or otherwise dispose of any Capital Stock or other equity interest in any of the Credit Parties, except that such Capital Stock or other equity interest may be transferred to another Credit Party.
     Section 5.12. Maintenance of Existence.
     Each Credit Party will and will cause each Subsidiary of a Credit Party, except as otherwise permitted by Section 5.13 and 5.14, to continue to engage in business of the same general type as any of the Permitted Lines of Business, preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified in good standing in each jurisdiction where the failure to maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.
     Section 5.13. Dissolution.
     None of the Credit Parties or any Subsidiary of a Credit Party shall suffer or permit dissolution or liquidation, except (a) through corporate reorganization, merger, asset sale or similar transaction to the extent permitted by Section 5.14; (b) the dissolution or liquidation of Subsidiaries which are not Credit Parties, provided that: (i) if such Subsidiary is a Wholly Owned Subsidiary, it transfers all of its assets to a Credit Party or a Wholly Owned Subsidiary prior to such liquidation or dissolution; (ii) such Subsidiary has no assets at the time of such liquidation or dissolution; and (iii) immediately after giving effect thereto no Default or Event of Default would exist.
     Section 5.14. Consolidations, Mergers and Sales of Assets. (a) None of the Credit Parties will, nor will they permit any Subsidiary of a Credit Party to, consolidate or merge with or into any other Person; provided that (i) any Credit Party may merge with another Person if (A) such Person is organized under the laws of the United States of America or one of its states, (B) a Credit Party is the entity surviving such merger or the surviving entity becomes a Credit Party hereunder upon the effectiveness of such merger, and in any consolidation or merger involving the Borrower, the Borrower shall be the surviving entity, and (C) immediately after giving effect to such merger, no Default or Event of Default shall have occurred and be continuing, (ii) Subsidiaries of the Borrower (which are not Credit Parties) may merge with one another or may merge into the Borrower or any Credit Party.
     (b) None of the Credit Parties will sell or otherwise dispose of assets except (i) any Credit Party may sell Portfolio Investments (including, but not limited to, Investment Loans and Investments in Equity Instruments) in the ordinary course of business, or (ii) any Credit Party may make any other disposition so long as prior to such sale no Default or Event of Default exists and immediately after giving effect to such sale, no Default or Event of Default shall exist; provided that the Credit Parties shall at all times be in compliance with Section 5.32.
     Section 5.15. Use of Proceeds.
     No Letter of Credit nor any portion of the proceeds of any Revolving Loan or any Swingline Loan will be used by the Borrower or any Subsidiary (a) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, (b) for any purpose in violation of any Applicable Law or regulation. The proceeds of the Revolving Loans and Swingline Loans shall be used to fund Portfolio Investments made in the ordinary course of the Borrower’s business and for general corporate purposes. Each Letter of Credit will be used by the Borrower and its Subsidiaries for the benefit of Obligors under Investment Loans and for general corporate purposes in the ordinary course of the Borrower’s business.
     Section 5.16. Compliance with Laws.

     (a) Compliance with Laws. Each Credit Party will, and will cause each Subsidiary (including Unrestricted Subsidiaries) and each member of the Controlled Group to, comply with all Applicable Laws (including but not limited to those with respect to the Investment Loans and any Related Property), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings diligently pursued or where failure to comply could not be expected to cause a Material Adverse Effect.
     (b) ERISA Exemptions. No Credit Party shall permit any of its respective assets to become or be deemed to be “plan assets” within the meaning of ERISA, the Code and the respective regulations promulgated thereunder.
     Section 5.17. Insurance.
     Each Credit Party will maintain, and will cause each Subsidiary of a Credit Party to maintain (either in the name of such Credit Party or in such Subsidiary’s own name), insurance with financially sound and reputable insurance companies, in such amounts and against such risks as are customarily maintained by companies of established repute engaged in the same or similar business.
     Section 5.18. Change in Fiscal Year.
     The Borrower will not change its Fiscal Year without the consent of the Administrative Agent.
     Section 5.19. Maintenance of Property.
     Each Credit Party shall, and shall cause each Subsidiary of a Credit Party to, maintain all of its Properties and assets necessary for the conduct of its business in good condition, repair and working order, ordinary wear and tear excepted and subject to damage and destruction due to casualty events.
     Section 5.20. Environmental Laws.
     Each Credit Party shall, and shall cause each Subsidiary (including Unrestricted Subsidiaries) to:
     (a) Comply in all material respects with all applicable Environmental Laws and obtain and comply in all material respects with and maintain any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws except, in each case, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
     (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws except to the extent that the same are being contested in good faith by appropriate proceedings or could not reasonably be expected to have a Material Adverse Effect.
     Section 5.21. [Reserved]
     Section 5.22. [Reserved]
     Section 5.23. Compliance with Material Contracts.
     Each Credit Party will, and will cause each Subsidiary to comply with all Material Contracts except, in each case, to the extent failure to do so could not reasonably be expected to have a Material Adverse Effect.
     Section 5.24. Transactions with Affiliates.
     None of the Credit Parties nor any Subsidiary of the Credit Parties shall enter into, or be a party to, any transaction with any Affiliate of any Credit Party or such Subsidiary (which Affiliate is not a Credit Party or a Subsidiary of a Credit Party), except as permitted by law and in the ordinary course of business and pursuant to terms which are no less favorable to such Credit Party or such Subsidiary than would be obtained in a comparable arm’s length transaction with a Person which is not an Affiliate; provided that this Section 5.24 shall not apply to: (a) the origination, administration or modification of an Investment Loan or an Investment in Equity Instruments; (b) the exercise of any right or remedy in connection with an Investment Loan or an Investment in Equity Instruments; or (c) the making of any Restricted Payment permitted pursuant to Section 5.7.
     Section 5.25. [Reserved].
     Section 5.26. No Restrictive Agreement.
     None of the Credit Parties will, and will not permit or cause any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (a) the ability of any Credit Party and its Subsidiaries to perform and comply with their respective obligations under the Credit Documents, (b) the ability of any Subsidiary of any Credit Party (other than SPE Subsidiaries) to make any dividend payments or other distributions in respect of its Capital Stock, to repay Debt owed to any Credit Party or any other Subsidiary or to repay the Credit Party Obligations, except with respect to transactions described in Schedule 5.26, or (c) the ability of any Subsidiary of any Credit Party (other than SPE Subsidiaries) to transfer any of its unencumbered assets or properties to any Credit Party or any other Subsidiary; provided, however, that the restriction in clause (c) above shall be limited to unencumbered assets or properties in an amount sufficient to satisfy the Available Asset Coverage Ratio set forth in Section 5.32(e).
     Section 5.27. Costs and Expenses.
     The Borrower shall satisfy all payment obligations under Section 9.5.
     Section 5.28. Additional Debt.

     The Borrower shall not issue, assume, create, incur or suffer to exist any Debt, except for: (a) the Debt owed to the Lenders, the Issuing Lender and Swingline Lender under this Agreement and the Credit Documents; (b) the Debt existing and outstanding on the Closing Date described on Schedule 5.28; and (c) any additional Debt, provided that after giving effect to the incurrence of any such Debt, the Borrower will be in compliance with the provisions of Section 5.32.
     Section 5.29. [Reserved].
     Section 5.30. Credit and Collection Policy.
     The Borrower will and will cause each Subsidiary of the Borrower to (a) comply in all material respects with the Credit and Collection Policy in regard to each Investment Loan and each Investment in Equity Instruments, and (b) furnish to the Administrative Agent and the Lenders, prior to its effective date, prompt notice of any material changes in the Credit and Collection Policy.
     Section 5.31. REIT Status.
     The Borrower will satisfy all requirements necessary to qualify as a REIT.
     Section 5.32. Financial Covenants.
     For so long as this Agreement is in effect and thereafter until the payment in full of the Credit Party Obligations, Borrower shall not, directly or indirectly permit:
     (a) Consolidated Debt to Stockholders Equity Less Liquid Real Estate Assets. The ratio of the Consolidated Debt to Stockholders Equity, determined as of the last day of each Fiscal Quarter, to exceed 6.00 to 1.00; provided, however, such calculation shall exclude the effects of any Liquid Real Estate Assets that are acquired and levered by the Borrower to enable the Borrower to satisfy REIT asset and income tests.
     (b) Consolidated Debt to Stockholders Equity. The ratio of the Consolidated Debt to Stockholders Equity, determined as of the last day of each Fiscal Quarter, to exceed (i) 11.00 to 1.00 at the end of each Fiscal Quarter from the Closing Date until and including the Fiscal Quarter ending December 31, 2006, and (ii) 10.0 to 1.00 at the end of each Fiscal Quarter thereafter.
     (c) Minimum Consolidated Tangible Net Worth. Consolidated Tangible Net Worth to be less than (i) $1,015,000,000, plus (ii) 70% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received at any time after December 31, 2005.
     (d) Asset Quality. The Average Portfolio Charged-Off Ratio shall not exceed 4.00%, as determined on the last day of each Fiscal Quarter.
     (e) Available Asset Coverage Ratio. The Available Asset Coverage Ratio on the last day of any calendar month shall not be less than 1.1 to 1.0; provided, however, that if the Borrower receives a senior unsecured debt rating of “BBB-” (“Baa3” with respect to Moody’s) from any two of Fitch, S&P or Moody’s, the Available Asset Coverage Ratio shall be reduced to 1.0 to 1.0; provided, further, that the Borrower shall not be required to satisfy the Available Asset Coverage Ratio with respect to any calendar month in which the Borrower shall have a senior unsecured debt rating at the end of such month of “BBB” (“Baa2” with respect to Moody’s) or higher from any two of Fitch, S&P or Moody’s; provided, further, that if the Available Asset Coverage Ratio is not required to be calculated due to an upgrade in the Borrower’s senior unsecured debt rating, then any subsequent Portfolio Investments contributed to the Bank Subsidiary shall not exceed $25,000,000 in the aggregate during each Fiscal Year in which such Available Asset Coverage Ratio is not required to be tested as of the end of such Fiscal Year. For the avoidance of doubt, if the Borrower should at any time fail to maintain a senior unsecured debt rating of “BBB” (“Baa2” with respect to Moody’s) or higher from any two of Fitch, S&P or Moody’s, the Borrower shall be required to meet the Available Asset Coverage Ratio.
     (f) Consolidated EBIT to Interest Expense. The ratio of Consolidated EBIT, for the preceding four quarter period, to Interest Expense of Borrower and its Consolidated Subsidiaries for the preceding four quarter period, determined as of the last day of each Fiscal Quarter to be less than 1.35 to 1.0.
     Section 5.33. Other.
     Each Credit Party will furnish to the Administrative Agent such other information, documents, records or reports respecting the Portfolio Investments or the condition or operations, financial or otherwise, of the Credit Parties as the Administrative Agent, at the request of any Lender, may from time to time reasonably request in order to protect the interests of the Administrative Agent or the Lender under or as contemplated by this Agreement.
ARTICLE VI
[RESERVED]
ARTICLE VII
EVENTS OF DEFAULT
     Section 7.1. Events of Default.
     An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):
     (a) Payment Default. The Borrower shall fail to pay any principal on any Loan or Note when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof; or the Borrower shall fail to reimburse the Issuing Lender for any LOC Obligations when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Note or any fee or other amount payable hereunder when due (whether at maturity, by reason of acceleration or otherwise) in accordance with the terms thereof or hereof and such failure to pay any interest or any fee shall continue unremedied for three (3) Business Days.
     (b) Representations and Warranties. Any representation or warranty made or deemed made herein, or in any of the other Credit Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Credit Agreement shall prove to have been incorrect, false or misleading in any material respect on or as of the date made or deemed made.
     (c) Covenant Default. (i) Any Credit Party shall fail to perform, comply with or observe any term, covenant or agreement applicable to it contained in Sections 5.1, 5.2, 5.4, 5.6, 5.7 through 5.15, 5.24, 5.28, 5.31 or 5.32 hereof; or (ii) any Credit Party shall fail to comply with any other covenant contained in this Credit Agreement or the other Credit Documents (other than as described in Sections 7.1(a) or 7.1(c)(i) above), and such breach or failure to comply remains uncured for thirty (30) calendar days after the earlier of (A) receipt by such Credit Party of written notice of such violation, breach, or failure to comply, and (B) the time at which such Credit Party knew or became aware, or should reasonably have known or been aware, of such violation, breach, or failure to comply.
     (d) Debt Payment Default. Any Credit Party or any Subsidiary of a Credit Party shall default in any payment of principal of or interest on any Debt (other than the Loans and Reimbursement Obligations) in an aggregate principal amount equal to or greater than $17,500,000 for Borrower and any of its Subsidiaries in the aggregate beyond any applicable grace period or cure period (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Debt was created.
     (e) Debt Acceleration. Any event or condition shall occur which results in the acceleration of the maturity of Debt outstanding in an aggregate principal amount equal to or greater than $17,500,000 of the Borrower and its Subsidiaries or the mandatory prepayment (other than a mandatory prepayment required under the applicable Debt instrument or agreement as a result of an equity or debt issuance, disposition of assets, or casualty or condemnation event) or purchase of such Debt by the Borrower (or its designee) or such Subsidiary of the Borrower (or its designee) prior to the scheduled maturity thereof.
     (f) Bankruptcy Default. (i) Any Credit Party or any of their Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to have it judged bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i)

above which (A) results in the entry of an order for relief or any such adjudication or appointment, or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against any Credit Party or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) any Credit Party or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; provided, however, that the provisions of this clause (f) shall not apply to any special purpose entity established solely to finance real estate assets that has an aggregate fair market value of less than $15,000,000 at the time of any such bankruptcy, insolvency or reorganization, and there is no Material Adverse Effect as a result of any such bankruptcy, insolvency or reorganization.
     (g) Judgment Default. One or more judgments, orders, decrees or arbitration awards shall be entered against a Credit Party or any of its Subsidiaries involving in the aggregate a liability (to the extent not paid when due or covered by insurance) of $17,500,000 or more and all such judgments, orders, decrees or arbitration awards shall not have been paid and satisfied, vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.
     (h) ERISA Default. The Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated.
     (i) Tax Lien. A federal tax lien shall be filed against the Borrower or any Subsidiary of the Borrower under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary of the Borrower under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of twenty-five (25) days after the date of filing except when the amount or validity of such lien is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower.
     (j) Change of Control. A Change of Control shall have occurred.

     (k) [Reserved].
     (l) [Reserved].
     (m) Failure of Credit Documents. This Credit Agreement or any other Credit Document shall for any reason cease to be valid and binding obligations of the Borrower and each Credit Party thereto or any Person acting by or on behalf of any Credit Party shall deny or disaffirm such Person’s obligations under this Credit Agreement or any other Credit Document.
     (n) The Borrower is not in compliance with the senior unsecured debt ratings set forth in Section 5.10.
     Section 7.2. Acceleration; Remedies.
     Upon the occurrence and during the continuation of an Event of Default, then, and in any such event, (a) if such event is an Event of Default specified in Section 7.1(f) above with respect to any Credit Party, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon), and all other amounts under the Credit Documents (including without limitation the maximum amount of all contingent liabilities under Letters of Credit) shall immediately become due and payable, and the Borrower shall immediately pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount which may be drawn under Letters of Credit then outstanding, and (b) if such event is any other Event of Default, subject to the terms of Section 8.5, with the written consent of the Required Lenders, the Administrative Agent may, or upon the written request of the Required Lenders, the Administrative Agent shall, take any or all of the following actions: (i) by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; (ii) by notice of default to the Borrower declare the Loans (with accrued interest thereon) and all other amounts owing under this Credit Agreement and the Notes to be due and payable forthwith and direct the Borrower to pay to the Administrative Agent cash collateral as security for the LOC Obligations for subsequent drawings under then outstanding Letters of Credit in an amount equal to the maximum amount of which may be drawn under Letters of Credit then outstanding, whereupon the same shall immediately become due and payable; and/or (iii) exercise on behalf of the Lenders all of its other rights and remedies under this Credit Agreement, the other Credit Documents and Applicable Law. Except as expressly provided above in this Section 7.2, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Credit Parties.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
     Section 8.1. Appointment.
     Each Lender hereby irrevocably designates and appoints Wachovia as the Administrative Agent of such Lender under this Credit Agreement, and each such Lender irrevocably authorizes Wachovia, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Credit Agreement and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Credit Agreement, together with such other powers as are reasonably incidental thereto. Each Lender acknowledges that the Credit Parties may rely upon action taken by the Administrative Agent on behalf of the Lenders hereunder. Notwithstanding any provision to the contrary elsewhere in this Credit Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or otherwise exist against the Administrative Agent.
     Section 8.2. Delegation of Duties.
     The Administrative Agent may execute any of its duties under this Credit Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. Without limiting the foregoing, the Administrative Agent may appoint one of its affiliates as its agent to perform the functions of the Administrative Agent hereunder relating to the advancing of funds to the Borrower and distribution of funds to the Lenders and to perform such other related functions of the Administrative Agent hereunder as are reasonably incidental to such functions.
     Section 8.3. Exculpatory Provisions.
     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Credit Agreement (except for its or such Person’s own gross negligence, fraud or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party or any officer thereof contained in this Credit Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance by any Credit Party of any of the agreements contained in, or conditions of, this Credit Agreement, or to inspect the properties, books or records of the any Credit Party.
        Section 8.4. Reliance by Administrative Agent.
     (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, statement, order or other document or conversation believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an executed Commitment Transfer Supplement has been filed with the Administrative Agent pursuant to Section 9.6(c) with respect to the Loans evidenced by such Note. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Credit Documents in accordance with a request of the Required Lenders or all of the Lenders, as may be required under this Credit Agreement, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.
     (b) For purposes of determining compliance with the conditions specified in Section 3.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.
     Section 8.5. Notice of Default.
     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Credit Agreement expressly requires that such action be taken, or not taken, only with the consent or upon the authorization of the Required Lenders, or all of the Lenders, as the case may be.
     Section 8.6. Non-Reliance on Administrative Agent and Other Lenders.
     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representation or warranty to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower or any other Credit Party and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or any other Credit Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
     Section 8.7. Indemnification.
     The Lenders agree to indemnify the Administrative Agent in its capacity as such, the Issuing Lender in its capacity as such and the Swingline Lender in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this Section 8.7, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent, the Issuing Lender or the Swingline Lender in any way relating to or arising out of any Credit Document or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent, the Issuing Lender or the Swingline Lender under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent, the Issuing Lender or the Swingline Lender, as applicable, as determined by a court of competent jurisdiction. The agreements in this Section 8.7 shall survive the termination of this Credit Agreement and payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder.
     Section 8.8. The Administrative Agent in Its Individual Capacity.
     The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not the Administrative Agent hereunder. With respect to the Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

     Section 8.9. Successor Administrative Agent.
     The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ prior written notice to the Borrower and the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Credit Agreement and the other Credit Documents or if the Administrative Agent enters or becomes subject to receivership, then the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing, whereupon such successor administrative agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor administrative agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Credit Agreement or any holders of the Notes. If no successor Administrative Agent has accepted appointment as Administrative Agent within thirty (30) days after the retiring Administrative Agent’s giving notice of resignation, the retiring Administrative Agent shall have the right, on behalf of the Lenders, to appoint a successor administrative agent, which successor shall be approved by the Borrower (such approval not to be unreasonably withheld) so long as no Default or Event of Default has occurred and is continuing; provided, that, such successor administrative agent has minimum capital and surplus of at least $500,000,000. If no successor administrative agent has accepted appointment as Administrative Agent within sixty (60) days after the retiring Administrative Agent’s giving notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor administrative agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the indemnification provisions of this Credit Agreement and the other Credit Documents and the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement.
     Section 8.10. Other Agents.
     None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “syndication agent,” “documentation agent,” “co–agent,” “book manager,” “book runner,” “lead manager,” “arranger,” “lead arranger” or “co–arranger” shall have any right (except as expressly set forth herein), power, obligation, liability, responsibility or duty under this Agreement other than, in the case of such Lenders, those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Credit Agreement or in taking or not taking action hereunder.

ARTICLE IX
MISCELLANEOUS
     Section 9.1. Amendments, Waivers and Release of Collateral.
     Neither this Credit Agreement, nor any of the Notes, nor any of the other Credit Documents, nor any terms hereof or thereof may be amended, supplemented, waived or modified except in accordance with the provisions of this Section 9.1 nor may the Borrower or any Guarantor be released except in accordance with the provisions of this Section 9.1. The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the Borrower or any other Credit Party written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Credit Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Borrower or any other Credit Party hereunder or thereunder, or (b) waive, on such terms and conditions as the Required Lenders may specify in such instrument, any of the requirements of this Credit Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, waiver, supplement, modification or release shall:
          (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note or any installment thereon, or reduce the stated rate of any interest or fee payable hereunder (except in connection with a waiver of interest at the increased post-default rate set forth in Section 2.9(b) which shall be determined by a vote of the Required Lenders) or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender’s Commitment (except for the extension of the Commitment Termination Date pursuant to Section 2.20), in each case without the written consent of each Lender directly affected thereby; or
          (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, without the written consent of all the Lenders; or
          (iii) amend, modify or waive any provision of Article VIII, without the written consent of the Administrative Agent; or
          (iv) release any Guarantor from the Guaranty hereunder (except as otherwise permitted by Sections 5.13 or 5.14), without the written consent of all the Lenders; or
          (v) cancel or forgive any amounts owing hereunder, without the written consent of all of the Lenders affected thereby; or
          (vi) subordinate the Loans to any other Debt without the written consent of all of the Lenders; or

          (vii) permit the Borrower to assign or transfer any of its rights or obligations under this Credit Agreement or other Credit Documents without the written consent of all of the Lenders; or
          (viii) amend, modify or waive any provision of the Credit Documents requiring consent, approval or request of the Required Lenders or all Lenders without the written consent of all of the Required Lenders or Lenders as appropriate; or
          (ix) amend, modify or waive the order in which Credit Party Obligations are paid in Section 2.12(b) without the written consent of each Lender directly affected thereby; or
          (x) amend or modify the provisions to the Credit Documents to permit the Borrower to obtain borrowings in currencies other than Dollars, without the written consent of all the Lenders affected thereby; or
          (xi) amend or modify the definition of Credit Party Obligations to delete or exclude any obligation or liability described therein without the written consent of each Lender directly affected thereby;
provided, further, that no amendment, waiver or consent affecting the rights or duties of the Administrative Agent, or the Issuing Lender or the Swingline Lender under any Credit Document shall in any event be effective, unless in writing and signed by the Administrative Agent, or the Issuing Lender and/or the Swingline Lender, as applicable, in addition to the Lenders required hereinabove to take such action.
     Any such waiver, any such amendment, supplement or modification and any such release shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the other Credit Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Loans and Notes and other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.
     Notwithstanding any of the foregoing to the contrary, the consent of the Borrower shall not be required for any amendment, modification or waiver of the provisions of Article VIII (other than the provisions of Section 8.9); provided, however, that the Administrative Agent will provide written notice to the Borrower of any such amendment, modification or waiver. In addition, the Borrower and the Lenders hereby authorize the Administrative Agent to modify this Credit Agreement by unilaterally amending or supplementing Schedule 2.1(a) from time to time in the manner requested by the Borrower, the Administrative Agent or any Lender in order to reflect any assignments or transfers of the Loans as provided for hereunder; provided, however, that the Administrative Agent shall promptly deliver a copy of any such modification to the Borrower and each Lender.
     Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (A) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein, and (B) the Required Lenders may consent to allow a Credit Party to use cash collateral (excluding cash collateral securing LOC Obligations) in the context of a bankruptcy or insolvency proceeding.
     If, in connection with any proposed amendment, modification, supplement, waiver or release (a “Proposed Change”) requiring the consent of all Lenders or all affected Lenders, the consent of Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a “Non-Consenting Lender”), then, so long as Agent is not a Non-Consenting Lender, at Borrower’s request, Agent may within sixty (60) days thereafter designate another bank or financial institution which is acceptable to Agent in its reasonable discretion (such other bank or financial institution being called a “Replacement Lender”) to purchase the Loans of such Non-Consenting Lender and such Non-Consenting Lender’s rights hereunder, without recourse to or warranty by, or expense to, such Non-Consenting Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Non-Consenting Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Non-Consenting Lender and any other amounts payable to such Non-Consenting Lender under this Agreement, and to assume all the obligations of such Non-Consenting Lender hereunder, and, upon such purchase and assumption (pursuant to a Commitment Transfer Supplement), such Non-Consenting Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Non-Consenting Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrower hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Non-Consenting Lender hereunder.
     Section 9.2. Notices.
     (a) Except as otherwise provided in Article II, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or other electronic communications as provided below), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (i) when delivered by hand, (ii) when transmitted via telecopy (or other facsimile device) to the number set out herein, (iii) the day following the day on which the same has been delivered prepaid to a reputable national overnight air courier service, or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid and return receipt requested, in each case, addressed as follows in the case of the Borrower, the other Credit Parties and the Administrative Agent, and the Domestic Lending Offices set forth on Schedule 9.2 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

The Borrower:	CapitalSource Inc.
4445 Willard Avenue
Chevy Chase, MD 20815
Attention: Chief Financial Officer
Telecopier: (301) 841-2307

with a copy to:	CapitalSource Inc.
4445 Willard Avenue
Chevy Chase, MD 20815
Attention: Chief Legal Officer
Telecopier: (301) 841-2380

The Guarantors:	c/o CapitalSource Inc.
4445 Willard Avenue
Chevy Chase, MD 20815
Attention: Chief Financial Officer
Telecopier: (301) 841-2307

with a copy to:	c/o CapitalSource Inc.
4445 Willard Avenue
Chevy Chase, MD 20815
Attention: Chief Legal Officer
Telecopier: (301) 841-2380

The Administrative Agent:	Wachovia Bank, National Association
201 South College Street
NC0680/CP8
Charlotte, North Carolina 28288-0608
Attention: Syndication Agency Services
Telecopier: (704) 383-0288
Telephone: (704) 374-2698

with a copy to:	Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0600
Charlotte, North Carolina 28288-0608
Attention: Paul Burkhart
Telecopier: (704) 715-0067
provided, that, notices given by the Borrower pursuant to Section 2.1 or Section 2.10 hereof shall be effective only upon receipt thereof by the Administrative Agent.
     (b) Notices and other communications to the Lenders or the Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided further, that, approval of such procedures may be limited to particular notices or communications.
     Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
     Section 9.3. No Waiver; Cumulative Remedies.
     No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
     Section 9.4. [Reserved].
     Section 9.5. Payment of Expenses and Taxes; Indemnification.
          The Borrower agrees (a) to pay or reimburse the Administrative Agent and WCM for all reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation, negotiation, printing and execution of, and any amendment, supplement or modification to, this Credit Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, together with the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Credit Agreement, the Notes and any other Credit Document, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and to the Lenders (including reasonable allocated costs of in-house legal counsel of Administrative Agent), (c) on demand, to pay, indemnify, and hold each Lender, the Administrative Agent and WCM harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, (d)

defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective Affiliates and their respective employees, agents, officers and directors, from and against any and all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Credit Parties or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor, and (e) to pay, indemnify, and hold each Lender, the Administrative Agent and WCM and their Affiliates, employees, officers and directors harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the use, or proposed use, of proceeds of the Loans or Letters of Credit, and (f) to pay, indemnify, and hold each Lender, the Administrative Agent and WCM and their Affiliates, employees, officers and directors harmless from and against, any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever to the extent arising from third party claims with respect to the execution, delivery, enforcement, performance and administration of the Credit Documents and any such other documents (all of the foregoing, collectively, the “indemnified liabilities”); provided, however, that the Borrower shall not have any obligation hereunder to the Administrative Agent, WCM or any Lender with respect to indemnified liabilities arising from the gross negligence or willful misconduct of the Administrative Agent, WCM or such Lender, as determined by a court of competent jurisdiction. The agreements in this Section 9.5 shall survive repayment of the Loans, Notes, LOC Obligations and all other amounts payable hereunder.
        Section 9.6. Successors and Assigns; Participations; Purchasing Lenders.
     (a) This Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Credit Agreement or the other Credit Documents without the prior written consent of each Lender.
     (b) Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time sell to one or more banks or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender, or any other interest of such Lender hereunder, in each case in minimum amounts of $10,000,000 (or, if less, the entire amount of such Lender’s obligations, Commitments or other interests). In the event of any such sale by a Lender of participating interests to a Participant, such Lender’s obligations under this Credit Agreement to the other parties to this Credit Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Credit Agreement, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. No Lender shall transfer or grant any participation under which the Participant shall have rights to approve any amendment to or waiver of this Credit Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the scheduled maturity of any Loan or Note or any installment thereon in which such Participant is participating (except in connection with the extension of the Commitment Termination Date pursuant to Section 2.20), or reduce the stated rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of interest at the increased post-default rate) or reduce the principal amount thereof, or increase the amount of the Participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without consent of a Participant if such Participant’s participation is not increased as a result thereof), or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Credit Agreement. In the case of any such participation, the Participant shall not have any rights under this Credit Agreement or any of the other Credit Documents (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the Participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, that, each Participant shall be entitled to the benefits of Sections 2.16, 2.17, 2.18, 2.19 and 9.5 with respect to its participation in the Commitments and the Loans outstanding from time to time; provided, further, that, no Participant shall be entitled to receive any greater amount pursuant to such Sections than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.
     (c) Any Lender may, in the ordinary course of its business and in accordance with Applicable Law, at any time, sell or assign with the consent of the Administrative Agent and the Issuing Lender and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (in each case, which consent shall not be unreasonably withheld), to one or more additional banks, insurance companies or other financial institutions or any funds investing in bank loans (each, a “Purchasing Lender”), all or any part of its rights and obligations under this Credit Agreement and the Notes in minimum amounts of $10,000,000 (or, if less, the entire amount of such Lender’s Commitment), pursuant to a Commitment Transfer Supplement, executed by such Purchasing Lender, such transferor Lender, the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided, however, that consent from the Issuing Lender shall not be required if the Purchasing Lender has a senior unsecured debt rating from any two of S&P, Moody’s and Fitch equal to or higher than A- (or A3 with respect to Moody’s); provided, further, that any sale or assignment to another Lender or to an Affiliate of an existing Lender shall not require the consent of the Administrative Agent, the Issuing Lender or the Borrower. Upon such execution, delivery, acceptance and recording, from and after the Transfer Effective Date specified in such Commitment Transfer Supplement, (i) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Commitment Transfer Supplement, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (ii) the transferor Lender thereunder shall, to the extent provided in such Commitment Transfer Supplement, be released from its obligations under this Credit Agreement (and, in the case of a Commitment Transfer Supplement covering all or the remaining portion of a transferor Lender’s rights and obligations under this Credit Agreement, such transferor Lender shall cease to be a party hereto). Such Commitment Transfer Supplement shall be deemed to amend this Credit Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Credit Agreement and the Notes. On or prior to the Transfer Effective Date specified in such Commitment Transfer Supplement, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the Notes delivered to the Administrative Agent pursuant to such Commitment Transfer Supplement new Notes to the order of such Purchasing Lender in an amount equal to the Commitment assumed by it pursuant to such Commitment Transfer Supplement and, unless the transferor Lender has not retained a Commitment hereunder, new Notes to the order of the transferor Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Notes replaced thereby. The Notes surrendered by the transferor Lender shall be returned by the Administrative Agent to the Borrower marked “cancelled”.
     (d) The Administrative Agent shall maintain at its address referred to in Section 9.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.
     (e) Upon its receipt of a duly executed Commitment Transfer Supplement, together with payment to the Administrative Agent by the transferor Lender or the Purchasing Lender (except for any assignment by a Lender to an Affiliate of such Lender), as agreed between them, of a registration and processing fee of $3,500 for each Purchasing Lender listed in such Commitment Transfer Supplement and the Notes, if any, subject to such Commitment Transfer Supplement, the Administrative Agent shall (i) accept such Commitment Transfer Supplement, (ii) record the information contained therein in the Register, and (iii) unless Borrower’s consent to such assignment is not required give prompt notice of such acceptance and recordation to the Borrower.
     (f) Each Credit Party authorizes each Lender to disclose to any Participant or Purchasing Lender (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of a Credit Party pursuant to this Credit Agreement or which has been delivered to such Lender by or on behalf of a Credit Party in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Credit Agreement, in each case subject to Section 9.15.
     (g) At the time of each assignment pursuant to this Section 9.6 to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a 2.18 Certificate) described in Section 2.18.
     (h) Nothing herein shall prohibit any Lender from pledging or assigning any of its rights under this Credit Agreement (including, without limitation, any right to payment of principal and interest under any Note) to any Federal Reserve Bank in accordance with Applicable Laws.
        Section 9.7. Set-off.
     (a) Each Lender agrees that if any Lender (a “benefited Lender”) shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to an Insolvency Event or otherwise) in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender’s Loans, or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers and each other Credit Party agrees that each Lender so purchasing a portion of another Lender’s Loans may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
     (b) In addition to any rights and remedies of the Lenders provided by law (including, without limitation, other rights of set-off), each Lender and its Affiliates shall have the right, without prior notice to the Borrower or the applicable Credit Party, any such notice being expressly waived by the Credit Parties to the extent permitted by Applicable Law, upon the occurrence of any Event of Default, to setoff and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held by or owing to such Lender or any branch or agency thereof to or for the credit or the account of the Borrower or any other Credit Party, or any part thereof in such amounts as such Lender may elect, against and on account of the Loans and other Credit Party Obligations of the Borrower and the other Credit Parties to such Lender hereunder and claims of every nature and description of such Lender against the Borrower and the other Credit Parties, in any currency, whether arising hereunder or, under any other Credit Document provided by such Lender pursuant to the terms of this Agreement, as such Lender may elect, whether or not such Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The aforesaid right of set-off may be exercised by such Lender against the Borrower, any other Credit Party or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of the Borrower or any other Credit Party, or against anyone else claiming through or against the Borrower or any other Credit Party, or any such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Lender prior to the occurrence of any Default or Event of Default. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.
     Section 9.8. Table of Contents and Section Headings.
     The table of contents and the Section and subsection headings herein are intended for convenience only and shall be ignored in construing this Credit Agreement.
     Section 9.9. Counterparts.
     This Credit Agreement may be executed by one or more of the parties to this Credit Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Credit Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.
     Section 9.10. Effectiveness.
     This Credit Agreement shall become effective on the date on which all of the parties have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent written, telecopied or telex notice (actually received) at such office that the same has been signed and mailed to it.
     Section 9.11. Severability.
     Any provision of this Credit Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 9.12. Integration.
     This Credit Agreement and the Notes, if any, represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, the Borrower, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Notes, if any.
     Section 9.13. Governing Law.
     This Credit Agreement and the Notes and the rights and obligations of the parties under this Credit Agreement and the Notes shall be governed by, and construed and interpreted in accordance with, the law of the State of New York with regard to conflict of laws principles thereof (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).
     Section 9.14. Consent to Jurisdiction and Service of Process.
     Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document shall be brought in the courts of the State of New York in New York County or of the United States for the Southern District of New York, and, by execution and delivery of this Credit Agreement, each Credit Party, the Administrative Agent and each Lender accepts, for itself and in connection with its Properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Credit Agreement from which no appeal has been taken or is available. Each Credit Party, the Administrative Agent and each Lender irrevocably agrees that all service of process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid and return receipt requested, to it at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the each of the Borrower and the other Credit Parties to be effective and binding service in every respect. Each Credit Party, the Administrative Agent and the Lenders irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any Lender to bring proceedings against the Borrower in the court of any other jurisdiction.
     Section 9.15. Confidentiality.
     Each of the Administrative Agent, the Lenders and the Issuing Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the written consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, the Issuing Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower.
     For purposes of this Section, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the Issuing Lender on a nonconfidential basis prior to disclosure by the Borrower or any of its Subsidiaries. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
     Section 9.16. Acknowledgments.
     The Borrower hereby acknowledges that:
     (a) it has been advised by counsel in the negotiation, execution and delivery of each Credit Document;
     (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower or any other Credit Party arising out of or in connection with this Credit Agreement and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith is solely that of debtor and creditor; and
     (c) no joint venture exists among the Lenders or among the Borrower and the Lenders.
     Section 9.17. Waivers of Jury Trial; Waiver of Consequential Damages.
     THE BORROWER, THE OTHER CREDIT PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. The Borrower, the other Credit Parties, the Administrative Agent and the Lenders agree not to assert any claim against any other party to this Credit Agreement or any of their respective directors, officers, employees, attorneys, Affiliates or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.
     Section 9.18. PATRIOT Act Notice.
     Each Lender and the Administrative Agent (for itself and not on behalf of any other party) hereby notifies each Credit Party that, pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party in accordance with the PATRIOT Act.
ARTICLE X
GUARANTY
     Section 10.1. The Guaranty.
     In order to induce the Lenders to enter into this Credit Agreement and to extend credit hereunder and thereunder and in recognition of the direct benefits to be received by the Guarantors from the Extensions of Credit hereunder, each of the Guarantors hereby agrees with the Administrative Agent and the Lenders to unconditionally and irrevocably jointly and severally guarantee as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, by acceleration or otherwise, of any and all indebtedness of the Borrower to the Administrative Agent and the Lenders. If any or all of the indebtedness becomes due and payable hereunder, each Guarantor unconditionally promises to pay such indebtedness to the Administrative Agent, the Lenders, or their respective order, or demand, together with any and all reasonable expenses which may be incurred by the Administrative Agent or the Lenders in collecting any of the Credit Party Obligations. The word “indebtedness” is used in this Article X in its most comprehensive sense and includes any and all advances, debts, obligations and liabilities of the Borrower, including specifically all Credit Party Obligations, arising in connection with this Credit Agreement or the other Credit Documents, in each case, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether or not such indebtedness is from time to time reduced, or extinguished and thereafter increased or incurred, whether the Borrower may be liable individually or jointly with others, whether or not recovery upon such indebtedness may be or hereafter become barred by any statute of limitations, and whether or not such indebtedness may be or hereafter become otherwise unenforceable.
     Notwithstanding any provision to the contrary contained herein or in any other of the Credit Documents, to the extent the obligations of a Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of each such

Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state and including, without limitation, the Bankruptcy Code).
     Section 10.2. Bankruptcy.
     Additionally, each of the Guarantors unconditionally and irrevocably guarantees jointly and severally the payment of any and all Credit Party Obligations of the Borrower to the Lenders whether or not due or payable by the Borrower upon the occurrence of any of the events specified in Section 7.1(f), and unconditionally promises to pay such Credit Party Obligations to the Administrative Agent for the account of the Lenders, or order, on demand, in lawful money of the United States. Each of the Guarantors further agrees that to the extent that the Borrower or a Guarantor shall make a payment or a transfer of an interest in any property to the Administrative Agent or any Lender, which payment or transfer or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, or otherwise is avoided, and/or required to be repaid to the Borrower or a Guarantor, the estate of the Borrower or a Guarantor, a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such avoidance or repayment, the obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment had not been made.
     Section 10.3. Nature of Liability.
     The liability of each Guarantor hereunder is exclusive and independent of any security for or other guaranty of the Credit Party Obligations of the Borrower whether executed by any such Guarantor, any other guarantor or by any other party, and no Guarantor’s liability hereunder shall be affected or impaired by (a) any direction as to application of payment by the Borrower or by any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Credit Party Obligations of the Borrower, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (e) any payment made to the Administrative Agent or the Lenders on the Credit Party Obligations which the Administrative Agent or such Lenders repay the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each of the Guarantors waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
     Section 10.4. Independent Obligation.
     The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor or the Borrower and whether or not any other Guarantor or the Borrower is joined in any such action or actions. Subject to the provisions of Section 10.2 regarding revival of Credit Party Obligations, the Guarantors’ joint and several liability with respect to the Credit Party Obligations shall not obligate them to pay any Credit Party Obligations which have already been fully satisfied.

     Section 10.5. Authorization.
     Each of the Guarantors authorizes the Administrative Agent and each Lender, without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to (a) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Credit Party Obligations or any part thereof in accordance with this Agreement, including any increase or decrease of the rate of interest thereon, (b) take and hold security from any Guarantor or any other party for the payment of this Guaranty or the Credit Party Obligations and exchange, enforce waive and release any such security, (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent and the Lenders in their discretion may determine, and (d) release or substitute any one or more endorsers, Guarantors, the Borrower or other obligors.
     Section 10.6. Reliance.
     It is not necessary for the Administrative Agent or the Lenders to inquire into the capacity or powers of the Borrower or the officers, directors, members, partners or agents acting or purporting to act on its behalf, and any Credit Party Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.
     Section 10.7. Waiver.
     (a) Each of the Guarantors waives any right (except as shall be required by applicable statute and cannot be waived) to require the Administrative Agent or any Lender to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other guarantor or any other party, or (iii) pursue any other remedy in the Administrative Agent’s or any Lender’s power whatsoever. Each of the Guarantors waives any defense based on or arising out of any defense of the Borrower, any other guarantor or any other party other than payment in full of the Credit Party Obligations (other than contingent indemnity obligations), including without limitation any defense based on or arising out of the disability of the Borrower, any other guarantor or any other party, or the unenforceability of the Credit Party Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Credit Party Obligations. The Administrative Agent may, at its election, foreclose on any security held by the Administrative Agent by one or more judicial or nonjudicial sales (to the extent such sale is permitted by Applicable Law), or exercise any other right or remedy the Administrative Agent or any Lender may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Credit Party Obligations have been paid in full and the Commitments have been terminated. Each of the Guarantors waives any defense arising out of any such election by the Administrative Agent or any of the Lenders, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Guarantors against the Borrower or any other party or any security.
     (b) Each of the Guarantors waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notice of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Credit Party Obligations. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Credit Party Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and agrees that neither the Administrative Agent nor any Lender shall have any duty to advise such Guarantor of information known to it regarding such circumstances or risks.
     (c) Each of the Guarantors hereby agrees it will not exercise any rights of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the U.S. Bankruptcy Code, or otherwise) to the claims of the Lenders against the Borrower or any other guarantor of the Credit Party Obligations of the Borrower owing to the Lenders (collectively, the “Other Parties”) and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Other Party which it may at any time otherwise have as a result of this Guaranty until such time as the Credit Party Obligations shall have been paid in full and the Commitments have been terminated. Each of the Guarantors hereby further agrees not to exercise any right to enforce any other remedy which the Administrative Agent or the Lenders now have or may hereafter have against any Other Party, any endorser or any other guarantor of all or any part of the Credit Party Obligations of the Borrower and any benefit of, and any right to participate in, any security or collateral given to or for the benefit of the Lenders to secure payment of the Credit Party Obligations of the Borrower until such time as the Credit Party Obligations (other than contingent indemnity obligations) shall have been paid in full and the Commitments have been terminated.
     Section 10.8. Limitation on Enforcement.
     The Lenders agree that this Guaranty may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders and that no Lender shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Lenders under the terms of this Credit Agreement. The Lenders further agree that this Guaranty may not be enforced against any director, officer, employee or stockholder of the Guarantors.
     Section 10.9. Confirmation of Payment.
     The Administrative Agent and the Lenders will, upon request after payment of the indebtedness and obligations which are the subject of this Guaranty and termination of the Commitments relating thereto, confirm to the Borrower, the Guarantors or any other Person that such indebtedness and obligations have been paid and the Commitments relating thereto terminated, subject to the provisions of Section 10.2.
Remainder of Page Intentionally Left Blank.
Signature Pages Follow.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by its proper and duly authorized officers as of the day and year first above written.

BORROWER:	CAPITALSOURCE INC.,
a Delaware corporation

	By:	/s/ Steven A. Museles

Name: Steven A. Museles
Title: Executive Vice President

GUARANTORS:	CAPITALSOURCE TRS INC.,
a Delaware corporation

	By:	/s/ Steven A. Museles

Name: Steven A. Museles
Title: Executive Vice President

CAPITALSOURCE FINANCE LLC,
a Delaware limited liability company

	By:	/s/ Steven A. Museles

Name: Steven A. Museles
Title: Executive Vice President

CSE MORTGAGE LLC,
a Delaware limited liability company

	By:	/s/ Steven A. Museles

Name: Steven A. Museles
Title: Executive Vice President
Signatures Continued on Following Page
CapitalSource-Credit Agreement

ADMINISTRATIVE AGENT	WACHOVIA BANK, NATIONAL ASSOCIATION, as
Administrative Agent, as Issuing Lender, and as a
Lender

	By:	/s/ Paul A. Burkhart

Name: Paul A. Burkhart
Title: Director
Signatures Continued on Following Page
CapitalSource-Credit Agreement

BANK OF AMERICA, N.A., as Issuing
Lender and as a Lender

By:	/s/ Elizabeth Kunlecz

Name: Elizabeth Kunlecz
Title: Senior Vice President
Signatures Continued on Following Page
CapitalSource-Credit Agreement

MORGAN STANLEY BANK, as a Lender

By:	/s/ Eugene F. Martin

Name: Eugene F. Martin
Title: Vice President
Signatures Continued on Following Page
CapitalSource-Credit Agreement

DRESDNER BANK AG, NEW YORK AND
GRAND CAYMAN BRANCHES, as a Lender

By:	/s/ Brian M. Smith

Name: Brian M. Smith
Title: Managing Director

By:	/s/ Stephen Kovach

Name: Stephen Kovach
Title: Director
Signatures Continued on Following Page
CapitalSource-Credit Agreement

SUNTRUST BANK, as a Lender

By:	/s/ Randy M. Boone

Name: Randy M. Boone
Title: Vice President
Signatures Continued on Following Page
CapitalSource-Credit Agreement

CREDIT SUISSE, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ Jay Chall

Name: Jay Chall
Title: Director

By:	/s/ James Neira

Name: James Neira
Title: Associate
Signatures Continued on Following Page
CapitalSource-Credit Agreement

HARRIS NESBITT FINANCING, INC., as
a Lender

By:	/s/ Amy K. Dumser

Name: Amy K. Dumser
Title: Director
Signatures Continued on Following Page
CapitalSource-Credit Agreement

BEAR STEARNS CORPORATE
LENDING INC., as a Lender

By:	/s/ Victor Bulzacchelli

Name: Victor Bulzacchelli
Title: Vice President
Signatures Continued on Following Page
CapitalSource-Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Alison McGuigan

Name: Alison McGuigan
Title: Associate Director
Signatures Continued on Following Page
CapitalSource-Credit Agreement

DEUTSCHE BANK AG NEW YORK
BRANCH, as a Lender

By:	/s/ Richard Herder

Name: Richard Herder
Title: Managing Director

By:	/s/ Brett Hanmer

Name: Brett Hanmer
Title: Vice President
Signatures Continued on Following Page
CapitalSource-Credit Agreement

JPMORGAN CHASE BANK, N.A., as a
Lender

By:	/s/ Christine Herrick

Name: Christine Herrick
Title: Vice President
Signatures Continued on Following Page
CapitalSource-Credit Agreement

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Barry Groveman

Name: Barry Groveman
Title: Vice President
CapitalSource-Credit Agreement

EXECUTION COPY
EXHIBITS AND SCHEDULES TO
CREDIT AGREEMENT
Dated as of March 14, 2006

Schedule 1.1(a)	Residential Mortgage Policies and Procedures
Schedule 1.1(b)	Risk Rating Scale
Schedule 2.1(a)	Commitment Percentage
Schedule 2.3(i)	Existing Letters of Credit
Schedule 4.8	List of Subsidiaries
Schedule 4.16	List of Liens
Schedule 4.26	Credit and Collection Policy
Schedule 5.26	Permitted Transaction
Schedule 5.28	Existing Debt on Closing Date
Schedule 9.2	Lenders’ Lending Offices

Exhibit A	Form of Notice of Borrowing
Exhibit B	Form of Revolving Note
Exhibit C	Form of Notice of Conversion
Exhibit D	Form of Secretary’s Certificate
Exhibit E	Form of Notice of Swingline Borrowing
Exhibit F	Form of Swingline Note
Exhibit G	Form of Solvency Certificate
Exhibit H	Form of Officer’s Compliance Certificate
Exhibit I	Form of Monthly Report
Exhibit J	Form of Commitment Transfer Supplement
Exhibit K	Form of Borrower Information Certificate
Exhibit L	Form of 2.18 Certificate
Exhibit M	Form of Facility Extension Request
Exhibit N	Form of Joinder Agreement

SCHEDULE 1.1(a)
RESIDENTIAL MORTGAGE POLICIES AND PROCEDURES OF CAPITALSOURCE
Dated as of March 14, 2006
CEO Delegations
Residential Mortgage Investment Portfolio
Residential Mortgage Business
The Residential Mortgage Business, organized within the Structured Finance Business, is hereby created.
Risk Management Policies
The risk management policies outlined in Attachment 1 are hereby adopted, subject to review and modification by the Credit Committee (“CC”).
Strategy and Goals
The strategy, goals and operational framework outlined in Appendix A are hereby adopted, subject to review and modification by the CC.
CEO Delegations to the MD
The Chief Executive Officer of CapitalSource (“CEO”) delegates to the Managing Director with responsibility for the Residential Mortgage Investment Portfolio (“MD”) the responsibility and authority to transact on behalf of CapitalSource, to build and to manage a Residential Mortgage Investment Portfolio. This delegation, subject to the limitations and guidance outlined below, authorizes the MD to commit to purchase, to acquire and to enter into asset acquisitions, asset sales, financing arrangements and hedging/derivatives contracts as necessary. This delegation also imposes on the MD the responsibility and accountability for the performance of that portfolio.
This delegation is governed by the goals, strategy and operational framework outlined in Appendix A and the risk management policies specified in Attachment 1.
The transactional delegation is subject to the following limitations:
—	General transaction authority (where such a transaction creates an exposure of CSE Mortgage LLC to a counterparty) is limited to counterparties authorized by the Chief Credit Officer (“CCO”)
Schedule 1.1(a)

—	Authority to enter into liabilities and derivatives is limited to master agreements approved by the Chief Financial Official (“CFO”) and to counterparties approved by the CCO

—	Authority to acquire assets is subject to
o	a target size as of a specified date for the total portfolio, pro forma for the proposed acquisition and adjusted for anticipated liquidations between the date of the proposed acquisition and the date of the target, established and adjusted from time to time by the CFO

o	a limit of no more than $1 billion in any rolling 10 business day period

o	maximum asset duration of the portfolio as a whole of 4 years
The MD has the authority and responsibility to manage the portfolio and its risks (including credit and interest rate risks) consistent with the risk management policies and subject to the following explicit limitations:
—	The critical risk measures as defined in Attachment 1 are within the desired target range

—	In certain areas, to achieve an appropriate segregation of duties, the MD lacks the independent authority to transact without the approval and direction of another group and that segregation of duties is hereby affirmed; specifically, the following responsibilities are reserved to the CFO:
o	Cash management

o	Accounting policy, tax policy

o	Financial reporting for GAAP and tax
In addition, this delegation imposes a reporting responsibility on the MD as follows:
—	Performance and risk reporting (including but not limited to the critical risk measures) will be provided to the CC plus the CFO no less than weekly plus reporting as soon as practicable if the portfolio exceeds a target level on one of the critical risk measures

—	Performance and risk reporting (including but not limited to the critical risk measures) to the Board or a committee of the Board quarterly or as otherwise requested and scheduled by the CEO or the Board.
The MD has the authority to delegate his authority to other CapitalSource employees and/or to vendors. The MD currently anticipates delegating certain authorities to BlackRock as investment manager (BlackRock has been previously approved as investment manager by the CC). A draft set of guidelines is included as Attachment 2. The MD has the authority to modify his delegations so long as the resulting delegations stay within his authority levels.
CEO Delegation to the Chief Financial Officer
The CEO delegates to the CFO, consistent with his existing authorities, the authority and responsibility to establish master financing agreements and master derivative agreements to provide the funding and risk management capacity to meet the needs of the portfolio. In addition, the CFO will be responsible for all cash management functions associated with the portfolio, since the liquidity of the portfolio will be managed as part of the corporate liquidity management strategy. The CFO shall establish from time to time target portfolio sizes. Finally, the CFO will be responsible for reviewing, validating and where necessary creating financial performance reporting with respect to the portfolio.
Schedule 1.1(a)

CEO Delegation to the Chief Credit Officer
The CEO delegates to the CCO the authority to review and approve proposed counterparties for transactions related to the portfolio, and to set exposure limits if he deems them necessary and appropriate. In addition, the CCO will be responsible for reviewing and approving all loan/asset credit risk policies and transaction guidance. Through the risk policies (Attachment 1), certain counterparties are deemed approved by the CCO.
CEO Delegation to the CC
Unless directly exercised by the CEO individually, the CEO delegates to the CC the authority to:
—	Review periodic reporting by the MD, the CCO and the CFO.

—	Approve any transaction not approvable by, or otherwise referred to the CC by, the MD

—	Adopt changes to risk management policies in Attachment 1.

—	Evaluate and approve remediation plans with respect to any violation by the portfolio of a threshold level for a critical risk metric.
     Approved:

John Delaney, CEO

List of Attachments
Attachment 1:	Risk Management Policies
Appendix A:	Strategy and Operational Overview
Appendix B:	Identification of Sources of Risk and Return
Appendix C:	Duration, Convexity and Dollar Loss
Appendix D:	Rationale for 97.5% Trigger

Attachment 2:	Draft Investment Manager Guidelines
Attachments are on file at the Company’s Offices at 4445 Willard Avenue, Chevy Chase, MD 20815 and are available for inspection with 5 business days prior written notice. Attention: Chief Legal Officer.
Schedule 1.1(a)

SCHEDULE 1.1(b)
RISK RATING SCALE

Level 1	“Investment Grade” (Based on Structure, Collateral or Credit)

Level 2	Very High Quality Credit in All Respects, Supported by a Combination of Strong Collateral and Cash Flow

Level 3	Strong Credit or Collateral Position

Level 4	Acceptable Collateral or Credit Position with Enhanced Monitoring

Level 5	Problem Loan with a Limited Credit Risk; Actively Out-Placing the Credit

Level 6	Active Work Out; Expectation of Credit Loss
Schedule 1.1(b)

SCHEDULE 2.1(a)
COMMITMENT PERCENTAGE
Lender’s Commitments as of the Closing Date:

Lender	Commitment	Commitment Percentage
Wachovia Bank, National Association	$60,000,000	11.01%
Bank of America, N.A.	$25,000,000	4.59%
Harris Nesbitt Financing, Inc.	$50,000,000	9.17%
Credit Suisse, Cayman Islands Branch	$50,000,000	9.17%
Deutsche Bank AG New York Branch	$50,000,000	9.17%
JPMorgan Chase Bank, N.A.	$50,000,000	9.17%
Morgan Stanley Bank	$50,000,000	9.17%
Société Générale	$30,000,000	5.51%
SunTrust Bank	$50,000,000	9.17%
Barclays Bank PLC	$50,000,000	9.17%
Bear Stearns Corporate Lending Inc.	$50,000,000	9.17%
Dresdner Bank AG New York and Grand Cayman Branches	$30,000,000	5.51%

Total	$545,000,000	100.00%
Schedule 2.1(a)

SCHEDULE 2.3(i)
EXISTING LETTERS OF CREDIT
See Attached
Schedule 2.3(i)

SCHEDULE 4.8
LIST OF SUBSIDIARIES

Name	Jurisdiction of Incorporation
CapitalSource TRS Inc.	Delaware corporation
CSE Mortgage LLC	Delaware limited liability company
LIST OF UNRESTRICTED SUBSIDIARIES

Name	Jurisdiction of Incorporation
CapitalSource Bank (TRS)	Utah corporation
Schedule 4.8

SCHEDULE 4.16
LIST OF LIENS
None.
Schedule 4.16

SCHEDULE 4.26
CREDIT AND COLLECTION POLICY
See Attached
Schedule 4.26

SCHEDULE 5.26
PERMITTED TRANSACTION
As of the Closing Date, the Borrower is negotiating an asset purchase in an aggregate amount of approximately $200,000,000 that would include, among other things, the acquisition of Fannie Mae Servicing Strips. As a part of such transaction, seller financing will be provided to a Subsidiary of a Credit Party (the “Acquisition Subsidiary”) in the amount of approximately $100,000,000, with such financing secured by a lien on the equity interests of such Acquisition Subsidiary (the “Seller Financing”). The Acquisition Subsidiary’s primary business shall be the servicing of multifamily mortgage loans pursuant to the Fannie Mae DUS Program. So long as the Seller Financing remains outstanding and the assets held by the Acquisition Subsidiary are substantially limited to the assets acquired in such acquisition, then Section 5.26(b) of the Credit Agreement shall not be applicable to the Acquisition Subsidiary.
Schedule 5.26

SCHEDULE 5.28
EXISTING DEBT ON CLOSING DATE

As Issuer of:

Senior Convertible Debentures Due 2034	$225,000,000

3.5% Senior Convertible Debentures Due 2034	$330,000,000

As Guarantor of:

Junior Subordinated Note Due 2035 between CapitalSource Finance LLC and CapitalSource Trust Preferred Securities 2005-1, dated November 21, 2005	$103,093,000

Junior Subordinated Note Due 2035 between CapitalSource Finance LLC and CapitalSource Trust Preferred Securities 2005-2, dated December 14, 2005	$128,866,000

Junior Subordinated Note Due 2036 between CapitalSource Finance LLC and CapitalSource Trust Preferred Securities 2006-1, dated February 22, 2006	$51,545,000
Schedule 5.28

SCHEDULE 9.2
LENDERS’ LENDING OFFICES

Lender	Domestic Lending Office	LIBOR Lending Office

Bank of America, N.A.	901 Main Street 14th Floor Dallas, TX 75202 Attention: Stacey Smith	901 Main Street 14th Floor Dallas, TX 75202 Attention: Stacey Smith

Barclays Bank PLC	200 Park Avenue New York, NY 10166 Attention: Alison McGuigan	200 Park Avenue New York, NY 10166 Attention: Alison McGuigan

Bear Stearns Corporate Lending Inc.	383 Madison Avenue 8th Floor New York, NY 10179 Attention: Evan Kaufman	383 Madison Avenue 8th Floor New York, NY 10179 Attention: Evan Kaufman

Credit Suisse, Cayman Islands Branch	One Madison Avenue New York, NY 10010 Attention: Ed Markowski	One Madison Avenue New York, NY 10010 Attention: Ed Markowski

Deutsche Bank AG New York Branch	90 Hudson Street Mail Stop JCY05-0511 Jersey City, NJ 07302 Attention: Linda Hill	90 Hudson Street Mail Stop JCY05-0511 Jersey City, NJ 07302 Attention: Linda Hill

Dresdner Bank AG, New York and Grand Cayman Branches	1301 Avenue of the Americas New York, NY 10019 Attention: Lora Lam	1301 Avenue of the Americas New York, NY 10019 Attention: Lora Lam

Harris Nesbitt Financing, Inc.	115 S. LaSalle Street Floor 12W Chicago, IL 60603 Attention: Denise M. Jirak Dulllum	115 S. LaSalle Street Floor 12W Chicago, IL 60603 Attention: Denise M. Jirak Dulllum

JPMorgan Chase Bank, N.A.	1111 Fannin Street 10th Floor Houston, TX 77002 Attention: Eleanor Fiore	1111 Fannin Street 10th Floor Houston, TX 77002 Attention: Eleanor Fiore

Morgan Stanley Bank	One Pierrepont Plaza 7th Floor 300 Cadman Plaza West Brooklyn, NY 11201 Attention: Larry Benison	One Pierrepont Plaza 7th Floor 300 Cadman Plaza West Brooklyn, NY 11201 Attention: Larry Benison

Société Générale	1221 Avenue of the Americas New York, NY 10020 Attention: Yvonne Lin, Portfolio Manager	1221 Avenue of the Americas New York, NY 10020 Attention: Yvonne Lin, Portfolio Manager

SunTrust Bank	303 Peachtree Street 3rd Floor Atlanta, GA 30308 Attention: Cheryl Smith	303 Peachtree Street 3rd Floor Atlanta, GA 30308 Attention: Cheryl Smith

Wachovia Bank, National Association	201 South College Street Mail Code: NC0680/CP8 Charlotte, NC28288-0608 Attention : Syndication Agency Services	201 South College Street Mail Code: NC0680/CP8 Charlotte, NC28288-0608 Attention : Syndication Agency Services
Schedule 9.2

Schedule 9.2

EXHIBIT A
FORM OF NOTICE OF BORROWING
NOTICE OF BORROWING
[___], 200[_]
Wachovia Bank, National Association,
   as Administrative Agent
201 S. College Street
NC0680/CP8
Charlotte, NC 28288-0608
Attention: Syndication Agency Services
Re: Credit Agreement dated as of March 14, 2006
Ladies and Gentlemen:
     This Borrowing Notice is delivered to you under Section 2.1(b)(i) of that certain Credit Agreement, dated as of March 14, 2006 (as amended, modified, waived, supplemented or restated from time to time, the “Credit Agreement”), by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     The undersigned, being a duly elected officer of the Borrower, holding the office set forth below such officer’s name, hereby gives you irrevocable notice pursuant to Section 2.1(b)(i) of the Credit Agreement, that the Borrower hereby requests a Revolving Loan under the Credit Agreement, and in connection with such request sets forth below the information relating to such Revolving Loan as required by the Credit Agreement and certifies as follows:
     1. The date of the requested Revolving Loan is ___, ___.
     2. The aggregate principal amount of the requested Revolving Loan is $___.
Exhibit A

     3. The requested Revolving Loan is [an Alternate Base Rate Loan] [a LIBOR Rate Loan with an Interest Period of ___] [an Alternate Base Rate Loan in the amount of ___and a LIBOR Rate Loan in the amount of ___with an Interest Period of ___].
     4. The requested Revolving Loan is to be sent to:
[Name of Bank]
[City of Bank]
Account No.:            [Number]
ABA No.:                 [Number]
Attn:                            [Name]
     5. The aggregate principal amount of all Advances Outstanding as of the date hereof prior to giving effect to the requested Revolving Loan is $___.
     6. All of the conditions applicable to the Extension of Credit requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Extension of Credit, including those set forth in Article III of the Credit Agreement, and the following:
          (i) The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of such date, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date (except for those which expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date);
          (ii) No event has occurred and is continuing, or would result from such Extension of Credit or from the application of proceeds therefrom, which constitutes a Default or Event of Default; and
          (iii) The Borrower is in compliance with each of its covenants set forth in the Credit Agreement.
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit A

     IN WITNESS WHEREOF, the undersigned has executed the Borrowing Notice this ______day of ___, ___.

CAPITALSOURCE INC.,
a Delaware corporation

By:

Name:

Title:

Exhibit A

EXHIBIT B
FORM OF REVOLVING NOTE
REVOLVING NOTE
$____________
     FOR VALUE RECEIVED, the undersigned, CAPITALSOURCE INC., a Delaware corporation (“Borrower”), HEREBY PROMISES TO PAY to the order of                                          (“Lender”), at the offices of Wachovia Bank, National Association as Administrative Agent for Lenders (“Administrative Agent”), at its address at 201 South College Street, Charlotte, North Carolina 28288-0608, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of                      and NO/100 DOLLARS ($                    ) or, if less, the aggregate unpaid amount of all Revolving Loans made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     This Revolving Note is one of the Revolving Notes issued pursuant to that certain Credit Agreement dated as of March 14, 2006, by and among Borrower, Guarantors, Administrative Agent, Issuing Lenders, Lenders and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto, and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement and all of the other Credit Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Revolving Loan evidenced hereby is made and is to be repaid. The date and amount of each Revolving Loan made by Lenders to Borrower, the rates of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Administrative Agent on its books; provided that the failure of Administrative Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Revolving Note in respect of the Revolving Loans made by Lender to Borrower.
     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.
     Upon the occurrence and during the continuance of any Event of Default, this Revolving Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of which are hereby expressly waived by Borrower to the extent permitted by applicable law), be declared and immediately shall become, due and payable.
Exhibit B

     The Borrower agrees, in the event this Revolving Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.
     Except as provided in the Credit Agreement, this Revolving Note may not be assigned by Lender to any Person.
     THIS REVOLVING NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit B

     IN WITNESS WHEREOF, Borrower has executed this Revolving Note on the day and year first written above.

CAPITALSOURCE INC.,
a Delaware corporation

By:

Name:

Title:

Exhibit B

EXHIBIT C
FORM OF NOTICE OF CONVERSION
NOTICE OF CONVERSION
     Reference is made to that certain Credit Agreement (such agreement as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated as of March 14, 2006, by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     Borrower hereby gives irrevocable notice, pursuant to Section 2.10 of the Credit Agreement, of its request to:
     [(a) on [ date ] convert $[insert amount of loan to be converted] of the aggregate outstanding principal amount of the Revolving Loan, bearing interest at the [___] Rate, into a(n) [___] Loan [and, in the case of a LIBOR Loan, having a LIBOR Period of [___] month(s)];]
     [(b) on [ date ] continue $[insert amount of loan to be converted] of the aggregate outstanding principal amount of the Revolving Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [___] month(s).]
     The undersigned hereby further certifies, in his/her capacity as ___and not as an individual, that on the date of the requested conversion and/or continuation, immediately before and after giving effect thereto:
     (a) the representations and warranties made by the Borrower contained in the Credit Agreement or in any other Credit Documents are true and correct in all material respects; and
     (b) no Default or Event of Default has occurred and is continuing.
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit C

CAPITALSOURCE INC.,
a Delaware corporation

By:

Name:

Title:

Exhibit C

EXHIBIT D
FORM OF SECRETARY’S CERTIFICATE
SECRETARY’S CERTIFICATE
[______], 200_
     Reference is made to that certain Credit Agreement (such agreement as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), dated as of March 14, 2006, by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     This Certificate is being delivered pursuant to Section 3.1(b) of the Credit Agreement. The undersigned Secretary of Credit Party (the “Company”) hereby certifies on behalf of the Company, and not individually, as follows:
          1. Attached hereto as Annex I is a true and complete copy of resolutions duly adopted by the board of directors of the Company which (i) approve and adopt the Credit Documents to which the Company is a party and the transactions contemplated therein and (ii) authorize the execution and delivery of such Credit Documents. Such resolutions have not in any way been rescinded or modified and have been in full force and effect since their adoption to and including the date hereof; and such resolutions are the only proceedings now in force relating to or affecting the matters referred to therein.
          2. Attached hereto as Annex II is a true and complete copy of the Certificate of Incorporation of the Company and all amendments thereto as in effect on the date hereof.
          3. Attached hereto as Annex III is a true and complete copy of the bylaws of the Company and all amendments thereto as in effect on the date hereof.
          4. Attached hereto as Annex IV is a true and complete copy of the certificate of good standing of the Company issued by the Secretary of State of Delaware.
          5. The following persons are now the duly elected and qualified officers of the Company, holding the offices indicated next to the names below, and the signatures
Exhibit D

appearing opposite the names below are their true and genuine signatures, and each of such officers is duly authorized to execute and deliver on behalf of the Company the Credit Documents to which the Company is a party and to act as a Responsible Officer on behalf of the Company under the Credit Documents:

Name	Office	Signature

Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit D

     IN WITNESS WHEREOF, the undersigned has hereunto set her/his name as of the date first-above-written.

Name:
Title:
     I, [_____], [___________________] of the Company, hereby certify, as of the date first-above written, that [___] was validly appointed to the office of and is the [___] of the Company and that the signature set forth above is her/his authentic signature.

Name:
Title:
Exhibit D

ANNEX I
Exhibit D

ANNEX II
Exhibit D

ANNEX III
Exhibit D

ANNEX IV
Exhibit D

EXHIBIT E
FORM OF NOTICE OF SWINGLINE BORROWING
NOTICE OF SWINGLINE BORROWING
[__________], 200[_]
Wachovia Bank, National Association,
  as Swingline Lender
201 S. College Street
NC0680/CP8
Charlotte, NC 28288-0608
Attention: Syndication Agency Services
Re: Credit Agreement dated as of March 14, 2006
Ladies and Gentlemen:
     This Swingline Borrowing Notice is delivered to you under Section 2.4(b)(i) of that certain Credit Agreement, dated as of March 14, 2006 (as amended, modified, waived, supplemented or restated from time to time, the “Credit Agreement”), by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     The undersigned, being a duly elected officer of the Borrower, holding the office set forth below such officer’s name, hereby gives irrevocable notice pursuant to Section 2.4(b)(i) of the Credit Agreement, that the Borrower hereby requests a Swingline Loan under the Credit Agreement, and in connection with such request sets forth below the information relating to the Swingline Loan required by the Credit Agreement and certifies as follows:
     1. The date of the requested Swingline Loan is ___, 20[ ].
     2. The aggregate principal amount of the requested Swingline Loan is $___, ___.
Exhibit E

     3. The aggregate principal amount of all Swingline Loans outstanding as of the date hereof prior to giving effect to the requested Swingline Loan is $___.
     4. The aggregate amount of all Advances Outstanding as of the date hereof prior to giving effect to the requested Swingline Loan is $___.
     5. All of the conditions applicable to the Extension of Credit requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the date of such Extension of Credit, including those set forth in Article III of the Credit Agreement, and the following:
          (i) The representations and warranties of the Borrower set forth in the Credit Agreement are true and correct on and as of such date, before and after giving effect to such Extension of Credit and to the application of the proceeds therefrom, as though made on and as of such date (except for those which expressly relate to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date);
          (ii) No event has occurred and is continuing, or would result from such Extension of Credit or from the application of proceeds therefrom, which constitutes a Default or Event of Default; and
          (iii) The Borrower is in compliance with each of its covenants set forth in the Credit Agreement.
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit E

     IN WITNESS WHEREOF, the undersigned has executed the Notice of Swingline Borrowing Notice this ___day of ___, 20[ ].

CAPITALSOURCE INC.,
a Delaware corporation

By:

Name:

Title:

Exhibit E

EXHIBIT F
FORM OF SWINGLINE NOTE
SWINGLINE NOTE

$___	___, 200_
     FOR VALUE RECEIVED, the undersigned CAPITALSOURCE INC., a Delaware corporation (“Borrower”) HEREBY PROMISES TO PAY to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (“Swingline Lender”) at the offices of WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”) at the Administrative Agent’s address at 201 South College Street, Charlotte, North Carolina 28288-0608, or at such other place as Administrative Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of FIFTY MILLION DOLLARS ($50,000,000) or, if less, the aggregate unpaid amount of all Swingline Loans made to the undersigned under the “Credit Agreement” (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     This Swingline Note is issued pursuant to that certain Credit Agreement dated as of March 14, 2006 by and among Borrower, Guarantors, Administrative Agent, Swingline Lender, Issuing Lenders and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the “Credit Agreement”), and is entitled to the benefit and security of the Credit Agreement and all of the other Credit Documents. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which the Swingline Loan evidenced hereby is made and is to be repaid. The date and amount of each Swingline Loan made by Swingline Lender to Borrower, the rate of interest applicable thereto and each payment made on account of the principal thereof, shall be recorded by Administrative Agent on its books; provided that the failure of Administrative Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Swingline Note in respect of the Swingline Loans made by Swingline Lender to Borrower.
     The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Credit Agreement, the terms of which are hereby incorporated herein by reference. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.
     Upon the occurrence and during the continuation of any Event of Default, this Swingline Note may, as provided in the Credit Agreement, and without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other legal requirement of any kind (all of
Exhibit F

which are hereby expressly waived by Borrower to the extent permitted by applicable law), be declared, and immediately shall become, due and payable.
     The Borrower agrees, in the event this Note or any portion hereof is collected by law or through an attorney at law, to pay all reasonable costs of collection, including, without limitation, reasonable attorneys’ fees.
     Except as provided in the Credit Agreement, this Swingline Note may not be assigned by Lender to any Person.
     THIS SWINGLINE NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit F

     IN WITNESS WHEREOF, the Borrower has executed this Swingline Note on the day and year first written above.

CAPITALSOURCE INC.,
a Delaware corporation

By:

Name:

Title:

Exhibit F

EXHIBIT G
FORM OF SOLVENCY CERTIFICATE
SOLVENCY CERTIFICATE
     The undersigned chief financial officer of CAPITALSOURCE INC., a Delaware corporation (the “Company” or the “Borrower”), is familiar with the properties, businesses, assets and liabilities of the Company and is duly authorized to execute this certificate on behalf of the Company, and not individually.
     1. This Certificate is delivered pursuant to Section 3.1(l) of that certain Credit Agreement dated as of March 14, 2006 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), by and among the Borrower, CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     2. The undersigned certifies on behalf of the Company, and not individually, that he/she has made such investigation and inquiries as to the financial condition of the Company and its Subsidiaries as he/she deems necessary and prudent for the purpose of providing this certificate. The undersigned acknowledges that the Administrative Agent and the Lenders are relying on the truth and accuracy of this certificate in connection with making of the Loans under the Credit Agreement.
     3. The financial information, projections and assumptions which underlie and form the basis for the representations made in this Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.
     4. BASED ON THE FOREGOING, both before and after giving effect to the Loans:
A.	The Company is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business.

B.	The Company does not intend to, or believes that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature in their ordinary course.
Exhibit G

C.	The Company is not engaged in any business or transaction, nor is it about to engage in any business or transaction, for which the assets of the Company would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged or is to engage.
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit G

     IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company this ___day of ___, 200_, in her/his capacity as the chief financial officer of the Company.

By:

Name:

Title:

Exhibit G

EXHIBIT H
FORM OF COMPLIANCE CERTIFICATE
COMPLIANCE CERTIFICATE
     Reference is made to the Credit Agreement, dated as of March 14, 2006 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     Pursuant to Section 5.2(a) of the Credit agreement, the undersigned hereby certifies, on behalf of the Borrower and not individually, to the Administrative Agent and the Lenders at such time party to the Credit Agreement, as follows:
     1. I have reviewed the financial statements of the Borrower and its Subsidiaries dated as of ___and for the ___period[s] then ended and such statements present fairly the financial position of the Borrower and its Consolidated Subsidiaries (including Unrestricted Subsidiaries) as of the dates indicated and the results of their operations and cash flows for the period[s] indicated in conformity with GAAP applied on a consistent basis.
     2. I have reviewed the compliance calculations attached hereto as Annex I dated as of ___and such calculations present fairly and accurately the financial position of the Borrower and its Subsidiaries.
     3. I have reviewed Section 5.32 of the Credit Agreement and the related Credit Documents and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of the Borrower and its Subsidiaries during the accounting period covered by the financial statements. Based on such review, the Borrower during such accounting period observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in the Credit Agreement to be observed, performed or satisfied by it. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such
Exhibit H

condition or event as at the date of this Certificate except as provided on Annex II attached hereto.
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit H

     IN WITNESS WHEREOF, the undersigned has executed this Officer’s Compliance Certificate on behalf of the Borrower this ___day of ___, 20___, in her/his capacity as a Responsible Officer of the Borrower, and not in her/his personal capacity.

By:

Name:

Title:

Exhibit H

ANNEX I
CAPITALSOURCE INC.
$545MM SENIOR UNSECURED CREDIT FACILITY
COVENANT COMPLIANCE
Quarterly Report
Determination Date:                 3/31/2006

Has an Event of Default occurred?
No

(1)	Consolidated Debt to Stockholders Equity (Less Liquid Real Estate Assets)	Limit	Actual	Compliance

		6.00x	0.00x	Yes

(i - ii) / [iv- (iii-ii)]	Amount
(i) Consolidated Debt	$0.00
(ii) Liquid Real Estate Asset Financing	0.00
(iii) Liquid Real Estate Assets	0.00
(iv) Stockholders’ Equity	0.00

(2)	Consolidated Debt to Stockholders Equity	Limit	Actual	Compliance

		11.00x	0.00x	Yes

(i) / (ii)	Amount
(i) Consolidated Debt	$0.00
(ii) Stockholders’ Equity	0.00

(3)	Minimum Consolidated Tangible Net Worth	Limit	Actual	Compliance

		$0.00	$0.00	Yes

Description	Amount
$975,000,000	$0.00
70% of Cumulative Net Proceeds of
Capital Stock/Conversion of Debt from 9/30/2005	0.00

$—

Exhibit H

(4)	Asset Quality	Limit	Actual	Compliance

		4.00%	0.00%	Yes
Average Portfolio Charged-Off Ratio

		Outstanding Balance of	Outstanding Balance of
		Investment Loans that	Investment Loans at the
Date	Month	became Charged-Off	beginning of the month
March-06	Current Month		$0.00
February-06	1 Month Prior		0.00
January-06	2 Months Prior		0.00
December-05	3 Months Prior		0.00
November-05	4 Months Prior		0.00
October-05	5 Months Prior		0.00
September-05	6 Months Prior		0.00
August-05	7 Months Prior		0.00
July-05	8 Months Prior		0.00
June-05	9 Months Prior		0.00
May-05	10 Months Prior		0.00
April-05	11 Months Prior		0.00

	Total Charged-off	$0.00
	Average OLB	$0.00

(5)	Available Asset Coverage Ratio	Limit	Actual	Compliance

		1.10x	0.00x	Yes

Rating Agency	Unsecured Debt Rating
Fitch	BBB —
S&P	n.a.
Moody’s	n.a.

Available Asset Coverage Ratio	Amount
Unrestricted Cash and Cash Equivalents	$0.00
Qualified Available Unpledged Assets	0.00

$0.00
Senior Unsecured Debt	$—

Exhibit H

(6)	Consolidated EBIT to Interest Expense	Limit	Actual	Compliance

		1.35	0.00	Yes

Quarter	EBIT	Interest Expense	Ratio
Most Recent Quarter	$0.00	$0.00	0.00x
One Prior Quarter	0.00	0.00	0.00x
Two Prior Quarters	0.00	0.00	0.00x
Three Prior Quarters	0.00	0.00	0.00x

			0.00x

(7)	Maximum Capital Expenditures	Limit	Actual	Compliance

		$25,000,000.00	$0.00	Yes

(8)	Other Events of Default?	No

Exhibit H

CAPITALSOURCE INC.
$545MM SENIOR UNSECURED CREDIT FACILITY
SUPPORTING CALCULATIONS
Quarterly Report
Determination Date 3/31/2006
Available Unpledged Assets

		Applicable
Asset Type	Amount	Percentage	Available Amount
Investment Loans — Grade 1-5	$0.00	100%	$0.00
Real Estate Loans & Asset Based Loans — Grade 6	0.00	50%	0.00
CapitalSource Securitization Notes	0.00	100%	0.00
Investment Grade rated debt securities (excluding securities issued by the Borrower or any subsidiary)	0.00	70%	0.00
Real Property Owned	0.00	80%	0.00
OREO Property	0.00	50%	0.00
Investments in Equity Instruments	0.00	50%	0.00
Fannie Mae Servicing Strips	0.00	50%	0.00

			$—

70% of Cumulative Net Proceeds of Capital
Stock/Conversion of Debt from 9/30/2005

Date	Net Proceeds	70%
[Insert date]	$0.00	70%	$0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00
[Insert date]	0.00	70%	0.00

			$0.00

Senior Unsecured Debt

Facility	Balance Outstanding
Unsecured Revolving Credit Facility	0.00
Convertible Debt	0.00
[Unsecured 1]	0.00
Exhibit H

Facility	Balance Outstanding
[Unsecured 2]	0.00

$0.00

Exhibit H

ANNEX II
[TO BE PROVIDED BY BORROWER]
Exhibit H

EXHIBIT I
FORM OF MONTHLY REPORT
CAPITALSOURCE INC.
$545MM SENIOR UNSECURED CREDIT FACILITY
AVAILABILITY
Monthly Report
Determination Date:           3/31/2006
The undersigned, as a duly authorized officer of the Borrower, delivers this Monthly Report (as defined in the Agreement) in connection with that certain Credit Agreement dated as of March 14, 2006 (the “Agreement”), among CAPITALSOURCE INC., (the “Borrower”), CAPITALSOURCE TRS INC., CAPITALSOURCE FINANCE LLC and CSE MORTGAGE LLC (the “Guarantors”), the banks party thereto, the Issuing Lender, and WACHOVIA BANK, N.A., as Administrative Agent and Swingline Lender. The undersigned hereby certifies that: (i) the information provided in this Monthly Report is true and accurate, (ii) the Borrower is in compliance with each of the terms, conditions and provisions set forth in the Agreement and in all instruments, documents and agreements executed and/or delivered by the Borrower in connection therewith, and (iii) no Default (as defined in the Agreement) is in existence on the date hereof.

Facility Information	Commitment/Sub-Limit	Outstanding	Availability

US$ Revolver:	$545,000,000.00		$545,000,000.00

Swingline:	$50,000,000.00	$0.00	$50,000,000.00

Total Letters of Credit:	$250,000,000.00	$0.00	$250,000,000.00

Total Facility:	$545,000,000.00	$0.00	$545,000,000.00

This Monthly Report is executed and delivered pursuant to the Agreement and is made subject to and is governed by each and all of the representations, warranties and covenants in the Agreement, in the same manner, and with the same force as if they were all set forth herein in full, all of which representations, warranties and covenants are hereby deemed made on the date hereof.

CAPITALSOURCE INC., as Borrower

By:

Name:

Title:

Exhibit I

CAPITALSOURCE INC.
$545MM SENIOR UNSECURED CREDIT FACILITY
COVENANT COMPLIANCE
Monthly Report
Determination Date: 3/31/2006

Has an Event of Default occurred?	No

Available Asset Coverage Ratio	Limit	Actual	Compliance

	1.10x	0.00x	Yes

Unsecured Debt
Rating Agency	Rating

Fitch	BBB-
S&P	n.a.-
Moody’s	n.a.-

Available Asset Coverage Ratio	Amount

Unrestricted Cash and Cash Equivalents	$0.00
Qualified Available Unpledged Assets	0.00

$0.00

Senior Unsecured Debt	$—

Supporting Calculations

Asset Type	Amount	Applicable Percentage	Available Amount

Investment Loans — Grade 1-5	$0.00	100%	$0.00
Real Estate Loans & Asset Based Loans - Grade 6	0.00	50%	0.00
CapitalSource Securitization Notes	0.00	100%	0.00
Investment Grade rated debt securities (excluding securities issued by the Borrower or any subsidiary)	0.00	70%	0.00
Real Property Owned	0.00	80%	0.00
OREO Property	0.00	50%	0.00
Investments in Equity Instruments	0.00	50%	0.00
Fannie Mae Servicing Strips	0.00	50%	0.00

Available Unpledged Assets			$—

Facility	Balance Outstanding

Unsecured Revolving Credit Facility	$0.00
Convertible Debt	0.00
[Unsecured 1]	0.00
[Unsecured 2]	0.00

Senior Unsecured Debt	$0.00

Other Events of Default?	No
Exhibit I

CAPITALSOURCE INC.
$545MM SENIOR UNSECURED CREDIT FACILITY
LETTERS OF CREDIT
Monthly Report
Determination Date: 3/31/2006
Letter of Credit Issuers:

Letter of Credit	Letter of Credit
Commitment	Availability

$250,000,000	$250,000,000

Letters of Credit Issued:

					Outstanding	Original Term to
Entity	Type of LOC	Date Issued	Expiration Date	Commitment	Principal	Maturity (days)	OTM Test
						—	PASS
						—	PASS
						—	PASS
						—	PASS
						—	PASS
						—	PASS
						—	PASS
						—	PASS
						—	PASS
						—	PASS
						—	PASS

Totals				$0.00	$0.00

Exhibit I

EXHIBIT J
FORM OF
COMMITMENT TRANSFER SUPPLEMENT
COMMITMENT TRANSFER SUPPLEMENT
     Reference is made to the Credit Agreement, dated as of March 14, 2006 (as amended, restated or otherwise modified, the “Credit Agreement”), by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
                                                                  (the “Transferor      Lender”) and                                          (the “Purchasing Lender”) agree as follows:
     1. For an agreed consideration, the Transferor Lender hereby irrevocably sells and assigns to the Purchasing Lender, and the Purchasing Lender hereby irrevocably purchases and assumes from the Transferor Lender, as of the Transfer Funding Date (as defined below), (a) all of the Transferor Lender’s rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as set forth on Schedule 1, and all instruments delivered pursuant thereto to the extent related to the principal amount and Commitment Percentage set forth on Schedule 1 attached hereto of all of such outstanding rights and obligations of the Transferor Lender under the respective facilities set forth on Schedule 1 (including any Letters of Credit, guarantees, and Swingline Loans included in such facilities) and (b) to the extent permitted to be assigned under Applicable Law, all claims, suits, causes of action and any other right of the Transferor Lender (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Transferor Lender and, except as expressly provided in this Commitment Transfer Supplement, without representation or warranty by the Transferor Lender.
Exhibit J

     2. The Transferor Lender (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby; (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Credit Documents; and (c) in the case of an assignment of the entire remaining amount of the Transferor Lender’s Commitments, attaches any Note(s) held by it evidencing the Assigned Interest and requests that the Administrative Agent exchange the attached Note(s) for a new Note(s) payable to the Purchasing Lender.
     3. The Purchasing Lender (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Commitment Transfer Supplement and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) from and after the Effective Date (as defined below), it shall be bound by the provisions of the Credit Documents as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder and (iii) it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 5.1 thereof, if any, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Commitment Transfer Supplement and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender; (b) agrees that it will (i) independently and without reliance upon the Transferor Lender, the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto and (ii) perform in accordance with its terms all the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligations pursuant to Section 2.18 of the Credit Agreement; and (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms thereof, together with such powers as are incidental thereto.
     4. The effective date of this Commitment Transfer Supplement shall be ___, 20___(the “Effective Date”). Following the execution of this Commitment Transfer Supplement, it will be delivered to the Administrative Agent for acceptance by it and recording by the Administrative Agent pursuant to the Credit Agreement, effective as of the Effective Date.
     5. The funding date for this Commitment Transfer Supplement shall be ___, 20___(the “Transfer Funding Date”). On the Transfer Funding Date, any registration and
Exhibit J

processing fee shall be due and payable to the Administrative Agent pursuant to Section 9.6 of the Credit Agreement.
     6. Upon such acceptance, recording and payment of applicable registration and processing fees, from and after the Transfer Funding Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Purchasing Lender whether such amounts have accrued prior to the Transfer Funding Date or accrue subsequent to the Transfer Funding Date. The Transferor Lender and the Purchasing Lender shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Funding Date or, with respect to the making of this assignment, directly between themselves.
     7. From and after the Transfer Funding Date, (a) the Purchasing Lender shall be a party to the Credit Agreement and, to the extent provided in this Commitment Transfer Supplement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and shall be bound by the provisions thereof and (b) the Transferor Lender shall, to the extent provided in this Commitment Transfer Supplement, relinquish its rights and be released from its obligations under the Credit Agreement.
     8. This Commitment Transfer supplement shall be governed by and construed in accordance with the laws of the State of New York.
     IN WITNESS WHEREOF, the parties hereto have caused this Commitment Transfer Supplement to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.
Exhibit J

SCHEDULE 1
TO COMMITMENT TRANSFER SUPPLEMENT
Effective Date: ________, 20__
Name of Transferor Lender: ________________
Name of Purchasing Lender: ________________
Transfer Funding Date of Assignment: ________________
     Assigned Interest:

Principal Amount of
	Commitment/Loans	Commitment Percentage
Facility Assigned	Assigned	Assigned[1]

Revolving Loan	$	%

[NAME OF PURCHASING LENDER]	[NAME OR TRANSFEROR LENDER]

By:	By:

Name:	Name:
Title:	Title:

Accepted:	Consented to (if required)[2]:

WACHOVIA BANK,
NATIONAL ASSOCIATION
as the Administrative Agent,	CAPITALSOURCE INC.,
Swingline Lender and Issuing Lender	a Delaware corporation, as the Borrower

By:	By:

Name:	Name:
Title:	Title:

[1]	Calculate the Commitment Percentage that is assigned to at least 9 decimal places and show as a percentage of the aggregate commitments of all Lenders.

[2]	Required so long as no Default or Event of Default has occurred and is continuing.
Exhibit J

EXHIBIT K
FORM OF
BORROWER INFORMATION CERTIFICATE
     The undersigned ___, the ___of CAPTIALSOURCE INC., a Delaware corporation (“Borrower”), hereby certifies on behalf of the Borrower (and not individually) the information set forth below with reference to the Credit Agreement dated as of March 14, 2006 (such agreement as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
1. Names, Form, Jurisdiction of Organization and Tax I.D. Number.
     A. The exact name of Borrower as it appears in its certificate of incorporation or formation, as amended to date, is as follows:
     B. Set forth below is each other name Borrower has had since its organization, together with the date of the relevant change:
     C. The following is a list of all other names (including trade names or similar appellations) used by Borrower or any of its divisions or other business units at any time during the past five years:
     D. Except as set forth in Schedule 1 to this Certificate, Borrower has not changed its identity or structure or the jurisdiction of its organization in any way within the past five years.
     E. Borrower is organized as a ___under the laws of the state of ___.
     F. Borrower’s tax i.d. number is: ___.
     G. Please provide the information in 1. A — F for each additional Credit Party.
2. Current Locations.
Exhibit K

     A. The chief executive office of Borrower is located at the following address:

Street Address	County	State
     B. The following are all the places of business of Borrower and its Subsidiaries not identified above:

Street Address	County	State
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit K

IN WITNESS WHEREOF, we have hereunto set our hands this ___day of ___, 200_.

CAPITALSOURCE INC.
a Delaware corporation

By:

Name:

Title:

Exhibit K

EXHIBIT L
SECTION 2.18 CERTIFICATE
___________, 20__
     Reference is made to that certain Credit Agreement, dated as of March 14, 2006 (as amended, modified, waived, supplemented or restated from time to time, the “Credit Agreement”), by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     The undersigned hereby certifies to Administrative Agent and Borrower that the undersigned is not (i) a bank (as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”)), (ii) a “10 percent shareholder” of the Borrower within the meaning of section 881(c)(3)(B) of the Code, or (iii) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code.

By:

Name:

Title:

Exhibit L

EXHIBIT M
FORM OF FACILITY EXTENSION REQUEST
FACILITY EXTENSION REQUEST
[DATE]
Wachovia Bank, National Association.

Attn:
(___)                      (telecopier)
(___)                      (e-mail)
Ladies and Gentlemen:
     This Facility Extension Request (as defined below) is executed and delivered pursuant to that certain Credit Agreement (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”) dated as of March 14, 2006, by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     Borrower hereby requests a [ ] month extension of the Commitment Termination Date pursuant to Section 2.20 of the Credit Agreement (the “Facility Extension Request”).
     In connection with the Facility Extension Request, Borrower hereby represents, warrants, and certifies to Administrative Agent for the benefit of Lenders that:
     (i) as of the date of the Facility Extension Request, each representation and warranty made by Borrower in Article IV of the Credit Agreement is true and correct in all material respects, with the same force and effect as if made on and as of such date (except to the extent of changes in facts or circumstances that have been disclosed to Administrative Agent and do not constitute a Default or Event of Default under Sections 7.1(a) or (f) of the Credit Agreement); provided, that, any representation and warranty that is made with respect to facts or circumstances as of a specific date shall be true and correct as of such date;
Exhibit M

     (ii) to the Borrower’s knowledge, no Default or Event of Default under Article VII of the Credit Agreement has occurred and is continuing or would result from the Facility Extension Request;
     (iii) as of the date of the Facility Extension Request, no event has occurred which could reasonably be expected to have a Material Adverse Effect; and
     (iv) after giving effect to the Facility Extension Request, the Commitment Termination Date shall be [insert date that does not exceed 12 months past the then effective Commitment Termination Date].
Remainder of Page Intentionally Left Blank.
Signature Page(S) Follow(S).
Exhibit M

     This Facility Extension Request is executed on [DATE]. The undersigned hereby certifies each and every matter contained herein to be true and correct.

CAPITALSOURCE INC.

By:

Name:
Title:
This Facility Extension Request is Consented to and Accepted:
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:

Name:
Title:
Exhibit M

EXHIBIT N
FORM OF JOINDER AGREEMENT
JOINDER AGREEMENT
___________ __, 200_
     As required by Section 5.9 of the Credit Agreement, dated as of March 14, 2006 (such agreement as amended, modified, supplemented or restated from time to time, the “Credit Agreement”), by and among CAPITALSOURCE INC., a Delaware corporation (the “Borrower”), CAPITALSOURCE TRS INC., a Delaware corporation (“TRS”), CAPITALSOURCE FINANCE LLC, a Delaware limited liability company (“CSF”), CSE MORTGAGE LLC, a Delaware limited liability company (“CSM” and together with TRS and CSF, and any other Subsidiary directly owned by the Borrower that becomes a party to the Credit Agreement, collectively the “Guarantors” and individually a “Guarantor”), the several banks and other financial institutions from time to time parties to the Credit Agreement (collectively the “Lenders” and individually a “Lender”), WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent” or the “Agent”), the Swingline Lender, and Issuing Lender, and BANK OF AMERICA, N.A., as Issuing Lender. All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement.
     [___], as Guarantor, hereby agrees to be bound by all the terms and provisions of the Credit Agreement and all other applicable Credit Documents (as defined therein).
     IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement on the day and year first written above.

[___________________________]

By:

Name:

Title:

Exhibit N